As filed with the Securities and Exchange Commission on August 22, 2024

Registration Statement No. 333-281504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMX (Security Matters) Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	3590	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

+353-1-920-1000

Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq. Samantha Guido, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6580	Connor Manning Arthur Cox Ten Earlsfort Terrace Dublin 2 D02 T380

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☒ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated August 22, 2024

Preliminary Prospectus

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 212,287 Ordinary Shares

This prospectus relates to the resale, from time to time of up to 212,287 ordinary shares of the Company, $0.165 par value per share (“Ordinary Shares”), by the selling stockholders named elsewhere in this prospectus (“Selling Stockholders”). The Ordinary Shares included in this prospectus consist of (i) 106,081 issued and outstanding Ordinary Shares held by certain of the Selling Stockholders, (ii) up to 76,190 Ordinary Shares that a Selling Stockholder may receive pursuant to the conversion of principal under a convertible promissory note in the principal amount of $800,000 held by such Selling Stockholder, and (iii) 29,116 Ordinary Shares to be issued upon the transfer back to the Company of interests in its subsidiary, True Gold Consortium Pty Ltd (“TrueGold”); and (iv) 900 Ordinary Shares underlying warrants held by a Selling Stockholder, at an exercise price of $0.1650 per share. See the section entitled, “Selling Stockholders” for additional information regarding the Selling Stockholders.

The Selling Stockholders may sell the Ordinary Shares at prevailing market or privately negotiated prices, including in one or more transactions that may take place by ordinary broker’s transactions, privately negotiated transactions or through sales to one or more dealers for resale. We will not realize any proceeds from sales by the Selling Stockholders. However, we will receive aggregate proceeds of up to approximately $148.00 from the exercise of the warrants held by certain of the Selling Stockholders.

All costs incurred in the registration of the Ordinary Shares are being borne by the Company.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On August 20, 2024, the closing price of our Ordinary Shares was $3.58.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 18 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2024

i

ABOUT THE PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor any of the Selling Stockholders have authorized any other person to provide you with different or additional information. Neither we nor any of the Selling Stockholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, any you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor any of the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor any of the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

The financial statements of SMX (Security Matters) Public Limited Company (the “Company”) are prepared in accordance with international financing reporting standards, as adopted by the International Accounting Standards Board (“IFRS”). The historical consolidated financial statements of Security Matter PTY Ltd. (“Security Matters PTY”) are prepared in accordance with IFRS. Security Matters PTY (formerly, Security Matters Limited, an Australian public company with Australian Company Number (ACN) 626 192 998 listed on the Australian Stock Exchange through March 7, 2023) is currently a private, wholly-owned subsidiary of the Company, whose name was changed to Security Matters PTY Ltd. in June 2023.

Certain of the measures included in this prospectus may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Security Matters PTY may not be comparable to similarly titled amounts used by other companies.

1

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which we believe to be reliable based upon our management’s knowledge of the industry. We have not independently verified the accuracy and completeness of such third-party information to the extent included in this prospectus. Such assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the benefits of the transactions contemplated by the Business Combination Agreement, dated as of July 26, 2022, by and among the Company, Security Matters PTY, Lionheart III Corp., a Delaware corporation (“Lionheart”) and Aryeh Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) (the “BCA”) and the scheme implementation deed, dated as of July 26, 2022, by and among the Company, Security Matters PTY, Lionheart and Merger Sub (“SID”) (collectively, the “Business Combination”);

●	the Company’s financial performance following the Business Combination;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the Company’s ability to develop and launch new products and services;

●	the Company’s ability to successfully and efficiently integrate future expansion plans and opportunities;

●	the Company’s ability to grow its business in a cost-effective manner;

●	the Company’s product development timeline and estimated research and development costs;

2

●	the implementation, market acceptance and success of the Company’s business model;

●	developments and projections relating to the Company’s competitors and industry;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of war, state, terror threats, or adverse public health developments on the Company’s business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in applicable laws or regulations;

●	the lingering effects of the COVID-19 pandemic on the Company’s business;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk that the Company is unable to secure or protect its intellectual property;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

3

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

We envision our self as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Our vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Our transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

For more information about the Company, see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Business Combination

On March 7, 2023 (the “Closing Date”), the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID.

Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Under the SID, Security Matters PTY proposed a scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) (“Corporations Act”) (“Scheme”) and the equal reduction of capital under section 256B of the Corporations Act pursuant to which all ordinary shares of Security Matters PTY were cancelled in accordance with the terms of the resolution of the shareholders of Security Matters PTY whereby the shareholders approved the capital reduction (“Capital Reduction”) which resulted in all shares in Security Matters PTY being cancelled in return for the issuance of ordinary shares of the Company, with the Company being issued one share in Security Matters PTY (“Security Matters Shares”) (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

4

●	Under the SID, Security Matters PTY proposed an option scheme of arrangement under Part 5.1 of the Corporations Act (“Option Scheme”), which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of one Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company; and

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares of the Company instead of Lionheart shares.

Recent Developments

Securities Purchase Agreement

The Company consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of July 19, 2024 and issued and sold to an institutional investor, who is the Selling Stockholder, (the “Investor”) a promissory note (the “Note”) and warrants (the “Warrant”), for gross proceeds to SMX of US$747,500, before deducting fees and other offering expenses payable by the Company. Funding of the proceeds occurred on or about July 26, 2024.

The Company used the net proceeds from the sale of the Note for working capital and general corporate purposes.

The Note is in the principal amount of $1,150,000 (the “Principal Amount”), and carries an original issue discount of 35%. The maturity date of the Note is the 12-month anniversary of the issuance date, and is the date upon which the Principal Amount, as well as any other fees, shall be due and payable.

The Investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any costs, fees and charges) into the Company’s Ordinary Shares, at a conversion price equal to the lesser of $6.10 or 80% of the lowest volume weighted average price of the Company’s ordinary shares during the twenty trading days prior to the conversion, subject to customary adjustments as provided in the Note including for fundamental transactions. Any such conversion is subject to customary conversion limitations set forth in the Note so the Investor beneficially owns less than 4.99% of the Company’s Ordinary Shares. Additionally, the Company has the right to convert in whole or in part the Note into Ordinary Shares subject to the terms and limitations described in the Note; provided that in no case shall the Company so convert the Note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the Investor of Ordinary Shares in excess of 4.99%. In the event of the Company’s failure to timely deliver Ordinary Shares upon conversion of the Note, the Company would be obligated to pay a “Conversion Default Payment” of $2,000 per day, pursuant to the terms of the Note.

Subject to exceptions described in the Purchase Agreement, the Company may not sell any equity or debt securities for a period of 25 business days from the date of the Purchase Agreement without the Investor’s consent.

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Note, which entitle the Investor, among other things, to accelerate the due date of the unpaid principal amount of the Note. Any principal amount on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) 24.5% per annum and (ii) the maximum amount permitted by law during the Event of Default. Upon the occurrence of any Event of Default, the principal amount then outstanding plus accrued interest (including any costs, fees and charges) increases to 120% of such amount through the date of full repayment, as well as all costs of collection.

5

The Purchase Agreement and the Note contains restrictions on the Company’s ability to enter into any transaction with a Variable Security (as defined in the Note) component, as well as other restrictions on and covenants by the Company, all as described in, and subject to exceptions described in, the Note and the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties made by each of the Company and the Investor. It further grants to the Investor certain rights of participation and first refusal, and certain most-favored nation rights, all as set forth in, and subject to exceptions described in, the Purchase Agreement and the Note.

The Company is subject to customary indemnification terms in favor of the Investor and its affiliates and certain other parties.

The Warrant, for 208,524 Ordinary Shares, has an exercise price of $6.23 per share, subject to customary adjustments and certain price-based anti-dilution protections, and may be exercised at any time until the five and one-half year anniversary of the Warrant. The Warrant also may be exercised pursuant to a cashless or net exercise provision. The exercise of the Warrant is subject to a beneficial ownership limitation of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. In the event of the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant, the Company would be obligated to pay a “Buy-In” amount pursuant to the terms of the Warrant.

The Company further entered into a Registration Rights Agreement with the Investor, pursuant to which the Company agreed to register for resale all of the Ordinary Shares underlying the Note and the Warrant.

Reverse Stock Split

Upon the opening of business on July 15, 2024, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market on a post-reverse stock split basis under the current symbol “SMX”. The new CUSIP number of the Company’s ordinary shares is G8267K208 and the new ISIN code is IE000IG23NR9.

The reverse stock split was previously approved by the Company’s shareholders on June 11, 2024. In accordance with the proposal approved by the Company’s shareholders and the Board of Directors’ subsequent determination to fix the split ratio at 75:1, every seventy-five ordinary shares of the Company were automatically combined into one ordinary share.

The reverse stock split was effected for the Company to regain compliance with a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The reverse stock split reduced the number of outstanding shares of the Company, as of July 10, 2024, from approximately 44.8 million to approximately 597,000 and affected all outstanding Ordinary Shares. Every 75 outstanding Ordinary Shares was combined into and automatically became one post-reverse stock split Ordinary Share. No fractional shares were issued in connection with the reverse stock split. Instead, the Company aggregated the fractional entitlements of shareholders who otherwise were entitled to receive fractional shares because they held a number of Ordinary Shares not evenly divisible by 75 Ordinary Shares pursuant to the reverse stock split or they held less than the number of Ordinary Shares which should be consolidated into one Ordinary Share pursuant to the reverse stock split and, to the extent possible, sold such aggregated fractional Ordinary Shares on the basis of prevailing market prices at such time. The par value of the Ordinary Shares was increased from $0.0022 to $0.165.

All outstanding Company options, warrants and other applicable convertible securities, including the Company’s warrants listed on the Nasdaq Capital Market under the symbol SMXWW which retains its existing CUSIP number, were proportionately adjusted in accordance with their respective terms.

In connection with the reverse stock split, the Company amended the Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association to reflect the adjustment of the par value.

6

PMB Partners LOI

On July 10, 2024 (the “Effective Date”), the Company entered into a Letter of Intent (the “LOI”) with PMB Partners, LP (PMB”), as part of the Company’s ongoing efforts to satisfy its existing liabilities while conserving cash. Pursuant to the LOI:

●	The existing indebtedness SMX owes to PMB shall be $1.3 million (the “Total Outstanding Debt”), and shall be reorganized so that:

○	$800,000 of which will be evidenced by a new convertible promissory note (the “Convertible Note”) that (i) would be subject to 15% interest (20% default interest), (ii) would have a maturity date of December 31, 2024, (iii) would be subject to a mandatory prepayment provision from the proceeds of any raising of debt or equity in an amount equal to or in excess of $10,000,000 in the aggregate in one or more occasions from the Effective Date, (iv) may be converted at the election of the Company into up to 5,714,285 (pre-adjustment as a result of the Company’s announced 75:1 reverse stock split) Ordinary Shares of the Company at a conversion price per share of $0.14 (pre-adjustment as a result of the Company’s announced 75:1 reverse stock split) and (v) is subject to conversion limitations so that PMB shall not own in excess of 19.7% of voting power of the Company; and

○	$500,000 of which will be evidenced by a new promissory note (the “Note”) that (i) would be subject to 15% interest (20% default interest), (ii) would have a maturity date of December 31, 2024 and (iii) would be subject to certain tax gross-ups of up to $35,000; and

○	The Company’s subsidiaries Security Matters PTY, Ltd and Security Matters Limited will execute the Promissory Note and the Note as co-obligors and/or joint and several guarantors.

●	PMB will exchange the 11,833 shares it owns in True Gold Consortium Pty Ltd (“TrueGold”), a majority-owned subsidiary of the Company, for 2,183,682 (pre-adjustment as a result of the Company’s announced 75:1 reverse stock split) Ordinary Shares of the Company (the “TrueGold Exchange Shares”).

●	The Company issued 3,885,715 (pre-adjustment as a result of the Company’s announced 75:1 reverse stock split) Ordinary Shares of the Company as consideration for PMB entering into the LOI, irrevocably waiving certain clawback rights held by PMB as of the Effective Date and releasing a pledge of shares issued by TrueGold as collateral for the payment in full of the Total Outstanding Debt (the “Consideration Shares”).

The Company agreed to register for resale all of the Ordinary Shares issued or issuable to PMB pursuant to the LOI.

Pursuant to the LOI, the Company and PMB agree to negotiate in good faith the drafting and execution of the Convertible Note, the Note and any and all other ancillary documents, contracts, or agreements to give effect to the terms of the LOI not otherwise satisfied at or as of the Effective Date (the “Definitive Agreements”), which is currently expected to be executed no later than August 30, 2024. In the case that the Definitive Agreements are not so signed and/or the registration statement to register the Ordinary Shares for resale is not filed as provided for in the LOI, subject to certain exceptions, the Company shall pay to PMB a fee in the amount of $500 per day as liquidated damages, until the date of the execution of the Definitive Agreements. This amount shall be added to the outstanding interest and fees and shall be included in the Note.

The LOI provides that PMB shall not vote its Ordinary Shares upon certain events as specific in the LOI, through December 31, 2025.

Canterbury Bridge Financing and Rescission

On July 8, 2024, the Company consummated the transactions pursuant to a Securities Purchase Agreement, or SPA, and issued and sold to Canterbury Group Ltd. a promissory note and warrants, for gross proceeds to the Company of approximately US$615,000, before deducting fees and other offering expenses payable by the Company.

The promissory note is in the principal amount of $750,000. The actual amount loaned by Canterbury pursuant to the promissory note is approximately US$615,000 after an original issue discount, and the maturity date is September 2, 2024 which is the date upon which the Principal Amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest is a one-time charge of $24,657.53, which was applied on the issuance date to the principal and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise.

7

Canterbury has the right, only upon an event of default (as defined in the promissory note), to convert all or any portion of the then outstanding and unpaid principal and interest (including any costs, fees and charges) into the Company’s Ordinary Shares, at a fixed conversion price of $9.75 per share, subject to customary adjustments as provided in the promissory note including for mergers, consolidations and splits. Any such conversion is subject to customary conversion limitations set forth in the promissory note so Canterbury beneficially owns less than 4.99% of the Company’s Ordinary Shares. In the event of the Company’s failure to timely deliver Ordinary Shares upon conversion of the promissory note, the Company would be obligated to pay a “Fail to Deliver Fee” of $1,000 per day, pursuant to the terms of the promissory note.

The promissory note contains customary events of default for transactions similar to the transactions contemplated by the SPA and the promissory note. Upon the occurrence and during the continuation of any event of default, the promissory note shall become immediately due and payable and the Company shall pay to Canterbury an amount equal to 150% of (a) the then outstanding principal amount of the promissory note plus (b) accrued and unpaid interest on the unpaid principal amount of the promissory note to the date of payment plus (c) any amounts otherwise owed to Canterbury pursuant to the terms of the promissory note.

The warrant, for 115,384 Ordinary Shares, has an exercise price of $$7.50 per share, subject to customary adjustments, and may be exercised at any time until December 31, 2025.

As a result of the aforementioned transactions, the exercise prices of certain warrants and other securities held by existing investors that had price-based anti-dilution protection, were automatically adjusted downwards to $0.10.

On July 15, 2024, after the close of market, the Investor informed the Company that the wire was terminated, and did not commit to when the Proceeds would be sent, if ever.

The Company is considering its next steps with respect to the matter, including whether to explore breach of contract claims as against the Investor and/or seeking specific performance under the terms of the Transaction Documents.

At this time, the Company has rescinded the issuance of the Note and the Warrants as a result of the non-payment of the Proceeds, but is not considering the Purchase Agreement terminated or of no further force or effect.

Share Issuances to Certain Debtholders

In July 2024, pursuant to Conversion and Exchange Rights Agreements, the Company issued an aggregate of 4,070,403 (pre 75:1 reverse stock split) Ordinary Shares to certain former debtholders of the Company upon conversion and settlement of an aggregate of $110,000 and AUD859,500 of liabilities owed to the debtholders. Furthermore, the Company issued 67,500 (pre 75:1 reverse stock split) 5-year warrants to one of the debtholders at an exercise price per share of $0.0022 (pre 75:1 reverse stock split). As a part of the exchange and conversion, the Company and the former debtholders entered into a Shareholder Voting Agreement.

The issuance of the ordinary shares and warrants in exchange for the cancellation and forgiveness of the indebtedness is part of the Company’s ongoing efforts to satisfy its existing liabilities while conserving cash.

Termination of CFO

Ofira Bar, the Chief Financial Officer of the Company, and the Company mutually agreed to terminate Ms. Bar’s employment with the Company, effective on June 4, 2024.

As of June 7, 2024, the Board of Directors of the Company (the “Board”), effective immediately, appointed Amir Bader, a member of the Board and its Audit and Compensation Committees, as interim CFO while the Company searches for a permanent replacement for the CFO position.

Amendment to SPA

On June 6, 2024, the Company entered into an amendment (the “Amendment”) to the SPA referred to below under “Alpha SPA”. The purpose of the Amendment was to clarify that the maximum amount that can be raised per month under the Agreement is $833,333, and not $500,000 as specified in the Agreement. Furthermore, the Amendment shortens the three-month lock-up on the commitment shares issued to Alpha under the Agreement to one month.

Resignation of Director and Appointment of Director

On May 31, 2024, Pauline Khoo, an independent member of the Company’s Board, the Chairperson of the Company’s Audit Committee and a member of the Company’s Compensation Committee, resigned from her positions with the Company. The resignation was not because of a disagreement with the Company known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

On June 9, 2024, the Board elected Ms. Pebble Sia Huei-Chieh to the Board to fill the Board vacancy, but not the vacancies on the Audit Committee or the Compensation Committee.

The Company is identifying a replacement director meeting the independence requirements and audit committee requirements of the Nasdaq Stock Market, and will announce such appointment upon approval by the Board of Directors of the Company in accordance with Irish law.

8

Partnership with Brink’s

On May 13, 2024, the Company announce a strategic partnership with Brink’s. The Company’s technology, will be deployed by Brink’s to enhance various aspects of gold marking, auditing, and storage. Brink’s will use the Company’s technology to ensure impartial marking and auditing of gold in Dubai.

The joint service offered by Brink’s and the Company will be able to elevate the reporting and quality assurance standards for gold sourced, refined and vaulted in Dubai by companies operating both in DMCC’s free zone and in the whole Gulf Cooperation Council (GCC) region. Furthermore, the collaboration is intended to extend the benefits of the Company’s technology to empower market participants with enhanced transparency and liquidity in gold financing.

The joint service between the Company (via trueGold Consortium) and Brink’s lab located in Dubai is expected to commence during the third quarter of 2024.

Share Issuances to Debtholders

In April 2024, the Company issued an aggregate of 690,000 Ordinary Shares to certain former debtholders of the Company as further consideration relating to the December 2023 conversion of their indebtedness and related obligations. Furthermore, the Company issued an aggregate of an additional 1,122,485 Ordinary Shares in April 2024 and 231,415 Ordinary Shares in May 2024 to those same former debtholders, for the conversion and termination of an aggregate of 4,489,938 warrants held by them.

Alpha SPA

On April 19, 2024, the Company entered into a Stock Purchase Agreement (the “SPA”) with Generating Alpha Ltd. (“Alpha”), pursuant to which Alpha has committed to purchase from us up to $30,000,000 of our ordinary shares, subject to the terms and conditions specified in the SPA. The Company entering into the SPA was a condition of the Company’s previously announced note and warrant transaction with Alpha from April 11, 2024.

Subject to the terms and conditions of the SPA and the Amendment, the Company has the right from time to time at its discretion, any time after the three month anniversary of the shares underlying the SPA being registered for resale pursuant to the Registration Rights Agreement referred to below, to direct Alpha to purchase a specified amount of our ordinary shares (each such sale, a “Put”) by delivering written notice to Alpha (each, a “Put Notice”). There is a $20,000 mandatory minimum amount for any Put and it may not exceed $833,333 in any consecutive 30-day period, subject to a volume threshold equal to the quotient of (a) the number of ordinary shares requested by the Company in a Put Notice divided by (b) 0.30. The ordinary shares will be purchased at a price equal to : (a) 95% of the lowest daily traded price of the Company’s ordinary shares during the five trading day valuation period (provided that it shall not be less than a Company-specified minimum acceptable price) (“Market Price”), if the market price of the ordinary shares is over $1.00; (b) 90% of the Market Price, if the market price of the ordinary shares is between $0.80 and $1.00: (c) 85% of the Market Price, if the market price of the ordinary shares is between $0.60 and $0.80; (d) 80% of the Market Price, if the market price of the ordinary shares is between $0.40 and $0.60; (e) 75% of the Market Price, if the market price of the ordinary shares is between $0.20 and $0.40; and (f) 50% of the Market Price, if the market price of the ordinary shares is below $0.20.

The Company will control the timing and amount of any sales of ordinary shares to Alpha. Actual sales of our ordinary shares to Alpha as a Put under the SPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s ordinary shares and determinations by the Company as to the appropriate sources of funding for its business and operations.

The obligations of Alpha to accept any Put pursuant to a Put Notice is subject to customary conditions, including that Alpha is not required to purchase any ordinary shares pursuant to a Put if it would result in Alpha beneficially owning in excess of 4.99% of the Company’s ordinary shares, and that the ordinary shares subject to the Put be registered for resale. The Company also paid a commitment fee to Alpha equal to 1.5% of the commitment amount, payable in shares, or 2,725,621 ordinary shares.

9

The net proceeds under the SPA to the Company will depend on the frequency and prices at which the Company sells ordinary shares to Alpha. The Company expects that any proceeds received by it from such sales to Alpha will be used for working capital and general corporate purposes; provided, however, that in the event the Company owes any indebtedness to Alpha, 50% of any such proceeds shall be applied to repayment of such indebtedness.

The SPA will automatically terminate on the earliest to occur of (a) the first day of the month next following the 36-month anniversary of the date of the SPA or (ii) the date on which Alpha shall have made payment of Puts pursuant to the SPA for ordinary shares equal to $30,000,000. The Company has the right to terminate the SPA at no cost or penalty upon five (5) trading days’ prior written notice to Alpha, provided that there are no outstanding Put Notices for which ordinary shares need to be issued and the Company has paid all amounts owed to Alpha pursuant to the SPA and any indebtedness the Company otherwise owes to Alpha or its affiliates. The Company and Alpha may also agree to terminate the SPA by mutual written consent. Neither the Company nor Alpha may assign or transfer its respective rights and obligations under the SPA, and no provision of the SPA may be modified or waived by the Company or Alpha other than by an instrument in writing signed by both parties.

The SPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. The SPA contains restrictions on the Company’s ability to enter into any Variable Rate Transaction (as defined in the SPA), as described in the SPA.

The Company further entered into a Registration Rights Agreement with Alpha, pursuant to which the Company agreed to register for resale ordinary shares underlying the SPA.

April 11, 2024 Securities Purchase Agreement

On April 11, 2024 (the “April Effective Date”), the Company consummated the transactions pursuant to a Securities Purchase Agreement (“April SPA”) and issued and sold to an institutional investor a promissory note (“April Note”) and warrants, for gross proceeds to the Company of approximately US$2.0 million, before deducting fees and other offering expenses payable by the Company. Notwithstanding such consummation of the transactions, funding of the proceeds occurred on or about April 15, 2024.

The Company used the net proceeds from the sale of the April Note to repay approximately $425,000 of certain amounts owed by the Company, and for working capital and general corporate purposes.

The April Note is in the principal amount of $2,250,000. The actual amount loaned by the investor pursuant to the April Note is approximately $2.0 million after a 10% original issue discount. The maturity date of the April Note is the 12-month anniversary of the April Effective Date, and is the date upon which the principal amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year from the April Effective Date and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise.

The investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any costs, fees and charges) into the Company’s Ordinary Shares, at a fixed conversion price of $0.24 per share (pre 75:1 reverse split), subject to customary adjustments as provided in the April Note including for fundamental transactions. In addition, in the event that the Company is no longer subject to certain limitations on entering into variable rate transactions, the investor may instead convert the April Note at a 15% discount to the lowest volume weighted average price during the 15 trading days prior to the conversion notice. Any such conversion is subject to customary conversion limitations set forth in the April Note so the investor beneficially owns less than 4.99% of the Company’s Ordinary Shares. Additionally, the Company has the right to convert in whole or in part the April Note into Ordinary Shares; provided that in no case shall the Company so convert the April Note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the investor of Ordinary Shares in excess of 4.99%. In the event of the Company’s failure to timely deliver Ordinary Shares upon conversion of the April Note, the Company would be obligated to pay a “Conversion Default Payment” of $2,000 per day, pursuant to the terms of the April Note.

Subject to exceptions described in the April SPA, the Company may not sell any equity or debt securities for a period of 90 business days after the April Effective Date without the investor’s consent.

The note contains customary events of default for transactions similar to the transactions contemplated by the April SPA and the April Note, which entitle the investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the April Note. Any principal amount or interest on the April Note which is not paid when due shall bear interest at the rate of the lesser of (i) 24.5% per annum and (ii) the maximum amount permitted by law during the event of default. Upon the occurrence of any event of default, the principal amount then outstanding plus accrued interest (including any costs, fees and charges) increases to 120% of such amount through the date of full repayment (or upon the occurrence of certain events of default, 500% tacked back to the April Effective Date), as well as all costs of collection.

The April SPA and the April Note contains restrictions on the Company’s ability to enter into any transaction with a Variable Security (as defined in the April Note) component, as well as other restrictions on and covenants by the Company, all as described in the April Note and the April SPA.

10

The April SPA contains customary representations and warranties made by each of the Company and the investor. It further grants to the investor certain rights of participation and first refusal, and certain most-favored nation rights, all as set forth in the April SPA and the April Note.

The Company is subject to customary indemnification terms in favor of the Investor and its affiliates and certain other parties.

The warrant, for 11,825,508 (pre 75:1 reverse split) Ordinary Shares, has an exercise price of $0.157 per share (pre 75:1 reverse split), subject to customary adjustments and certain price-based anti-dilution protections (in the event that the Company is no longer subject to certain limitations on entering into variable rate transactions), and may be exercised at any time until the five and one-half year anniversary of the warrant. The warrant also may be exercised pursuant to a cashless or net exercise provision. The exercise of the warrant is subject to a beneficial ownership limitation of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. In the event of the Company’s failure to timely deliver Ordinary Shares upon exercise of the warrants, the Company would be obligated to pay a “Buy-In” amount pursuant to the terms of the warrant.

The Company further entered into a Registration Rights Agreement with the investor, pursuant to which the Company agreed to register for resale all of the Ordinary Shares underlying the April Note and the warrant (the “April Registration Rights Agreement”).

Also on the April Effective Date, as a further inducement of the Company for the investor to enter into the transaction, the Company entered into a Warrant Amendment and Inducement Letter with the investor, with respect to its outstanding “B” warrants of the Company to purchase 2,619,367 (pre 75:1 reverse split) Ordinary Shares. The outstanding “B” warrants were issued to the investor as of September 6, 2023 pursuant to a Securities Purchase Agreement dated as of September 5, 2023 and had a fixed exercise price of $1.6378 per share (pre 75:1 reverse split).

Pursuant to the Warrant Amendment and Inducement Letter, the investor agreed to exercise for cash the outstanding “B” warrants in full at a reduced exercise price of $0.0022 per share, or approximately $5,762.

The Company paid to EF Hutton LLC as placement agent, approximately $20,000 in cash fees in relation to the transactions contemplated by the purchase agreement.

Industrial Marking Process for Natural Rubber for Vehicle and Truck Tires

On April 10, 2024, the Company announced that it has successfully completed the marking of 21 tons of natural rubber sourced in Latin America from tree to tire. The program covered the marking at the tree in Latin America through manufacturing and production in the region. The Company’s marker was added to the cup lump harvesting by the farmers prior to transfer to the manufacturing centre where the 42 tons of latex was converted to 21 tons of natural rubber. The bails were then transferred to tire manufacturing for commercial car, truck and lorry tires. The tires were then sent for evaluation. The results demonstrated 100% success rates on all marked tires to have a proven verification technology for origin authentication of the natural rubber and full traceability all along the entire supply chain data and integrity from tree to tire.

Industrial Marking Process for the Steel Industry

On March 27, 2024, the Company announced that it finalized a solution to track and report the ethical sourcing of ores and can demonstrate a market-leading verification process for premium steel products spanning virgin and recycled steel.

The Company’s technology would enable customers to demonstrate with accurate data embedded within their steel products that they can track, authenticate and report origination and amount of recycled content in steel products, in an enhanced and compliant manner across their operations.

11

Appointment of Dr. Amnon Azoulay

On March 20, 2024, the Company announced its appointment of Dr. Amnon Azoulay as the new head of online and industrial detectors for the Company. Dr. Azoulay has a Ph.D. in condensed matter physics and has spent over 25 years transforming ideas into turnkey products, demonstrating ability to create vision and inspire teams towards achieving innovative outcomes.

Dr. Azoulay’s background includes work in additive manufacturing, particularly in 3D polymer printing, as well as non-destructive evaluation (NDE) and imaging systems, including ultrasound, X-Ray, Neutrons, and Terahertz technologies. His expertise extends to the development of nuclear sensors, gas-surface interaction analysis, and the creation of highly complex automated systems incorporating robotics, fast data acquisition, and diverse sensing technologies. The Company believes that this wide-ranging experience positions him to contribute to the Company’s endeavors in enhancing recycling processes and advancing circular economy initiatives through innovative scanning technology.

Throughout his career, Dr. Azoulay has held significant positions, including Head of the 3D Printing Lab at the National Research Center (NRC), where he established a center for developing new printing methods and polymers for additive manufacturing technologies. His role in leading the NDT Department and the Ultrasonic Section at NRC involved the management of large projects, budgeting, and the establishment of scientific infrastructures, highlighting his capability in leadership and business development in cutting-edge technological fields.

Dr. Azoulay’s appointment comes at a crucial time when the Company is spearheading efforts to improve supply chain transparency and brand protection through technological innovation. The Company believes that his record of accomplishment in R&D, particularly in the fields of ultrasound technology, signal analysis, and robotics, combined with his leadership in managing high-impact projects, makes him an invaluable asset to the Company.

$2,910,000 Offering

On February 20, 2024, the Company closed an underwritten public offering of securities for gross proceeds of approximately $2.9 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company. The offering was pursuant to an underwriting agreement with EF Hutton LLC relating to the public offering of 12,124,666 Ordinary Shares at a subscription price per share of $0.24. Additionally, to the extent that the purchase of such shares would cause the beneficial ownership of a purchaser in the offering, together with its affiliates and certain related parties, to exceed 4.99% of the Ordinary Shares, the Company agreed to issue the underwriter, for delivery to such purchasers, at the election of the purchasers, a number of pre-funded warrants which are initially convertible on a 1-for-1 basis into Ordinary Shares, at a price per pre-funded warrant of $0.2378 (100% of the public offering price allocated to each Ordinary Share less $0.0022).

12

The net proceeds to the Company upon the closing of the offering, after deducting the underwriting commissions and estimated offering expenses payable by the Company, were approximately $2.66 million. The Company used the net proceeds from the offering for (i) sales and marketing; (ii) the payment of certain outstanding liabilities and working capital; and (iii) digital branding consulting services. The Company entered into various agreements with consultants to provide the marketing and digital branding consulting services, effective as of the closing of the offering.

Pursuant to the underwriting agreement, the Company paid the underwriter a cash fee equal to 2.5% of the gross proceeds of the Offering, and also paid $100,000 of expenses of the underwriter in connection with the offering.

Letter Agreement with YA II PN, Ltd.

On February 2, 2024, the Company entered into a Letter Agreement with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”) dated February 1, 2024 (the “February Letter Agreement”), which amends and supplements the Standby Equity Purchase Agreement dated February 23, 2023, by and between the Company and Yorkville (the “Yorkville SEPA”) pursuant to which, among other things, Yorkville advanced to the Company pre-paid advances in the aggregate of $2,000,000 evidenced by a convertible promissory note issued to Yorkville dated May 23, 2023 as amended by a Letter Agreement, dated July 27, 2023 (the “May Pre-Paid Advance”).

Pursuant to the February Letter Agreement, among other things, the Company agreed to make payments to Yorkville under the Yorkville SEPA, to repay the amounts outstanding under the May Pre-Paid Advance plus Payment Premium (as defined in the Yorkville SEPA), until all such amounts are fully repaid, and shall use commercially reasonable best efforts to do so by April 1, 2024. As a result, subsequent to the effective date of the February Letter Agreement, the Company issued an aggregate of 1,000,000 Ordinary Shares as advances, the proceeds of which were applied to pay the first $100,000 fee described below and the remainder to repay a portion of the principal and interest outstanding under the convertible promissory note evidencing the remaining pre-paid advance.

The Company agreed to pay a fee to Yorkville equal to $200,000. The Company further agreed to issue to Yorkville a 5-year warrant to purchase 250,000 Ordinary Shares of the Company at an exercise price of $0.0022 per share (the “Yorkville Warrant”).

On or about April 19, 2024, the Company terminated the Yorkville SEPA in accordance with its terms.

Conversion and Exchange or Notes and Warrants

On or about January 12, 2024, but effective as of December 31, 2023, the Company issued an aggregate of 4,032,256 Ordinary Shares and warrants to purchase an aggregate of 4,032,256 Ordinary Shares, to holders (the “Note Holders”) of existing convertible notes (the “Existing Notes”) and Redeemable Warrants (the “Redeemable Warrants”), in exchange for the cancellation of an aggregate of (a) approximately $750,000 owed to the Note Holders under the Existing Notes and (b) $1,450,000 cash value of Redeemable Warrants. The Company also issued 457,682 Ordinary Shares to a service provider (the “Service Provider”) as payment in full for $260,000 worth of services previously provided to the Company by the Service Provider. Such transactions were evidenced by a series of substantially similar Conversion and Exchange Rights Agreements executed as of December 31, 2023.

Agreement with R&I Trading of New York

On January 12, 2024, the Company announced that it entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The agreement with R&I Trading aims to set new standards in brand protection, authentication, ethical sourcing, and origination, specifically for the Fast-Moving Consumer Goods (FMCG) sector, including beverage and pharmaceutical industries.

13

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events

The Company may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, the Company is also permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. In order to rely on this exception, the Company is required to disclose each Nasdaq rule that it does not intend to follow and describe the home country practice that it will follow in lieu thereof. The Company currently follows the following Irish corporate governance practices in lieu of Nasdaq corporate governance rules: The Company has elected to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, and (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants.

14

Summary Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

Risks Related to Ownership of the Ordinary Shares

●	A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

●	If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Ordinary Shares adversely, then the price and trading volume of the Ordinary Shares could decline.

Risks Related to Our Legal and Regulatory Environment

●	Changes in laws, regulations or rules, and a failure to comply with any laws, regulations and standards may adversely affect our financial and operating performance and profitability.

Risks related to the business and operations of the Company

●	We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and it may be difficult to evaluate our future prospects.

●	If we fail to effectively manage our growth, our business, financial condition, and results of operations could be adversely affected.

●	The industry in which we operate is competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.

●	We will need in the future to raise additional funds, inter alia, by equity, debt, or convertible debt financings, to support our growth, and those funds may be unavailable on acceptable terms, or at all. As a result, we may be unable to meet our future capital needs, which may limit our ability to grow and jeopardize our ability to continue our business.

Risks Related to Technology, Intellectual Property and Data

●	We may be unable to, and it may be difficult and costly to, obtain, maintain, protect, or enforce our intellectual property and other proprietary rights sufficiently.

Risks Related to Our Operations in Israel

●	Conditions in Israel and relations between Israel and other countries could adversely affect our business.

Risks related to Tax

●	The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could impact our future financial position and results of operations.

●	U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of “controlled foreign corporations.”

●	Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

●	The Internal Revenue Service may not agree that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

●	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

●	Future changes in U.S. and foreign tax laws could adversely affect the Company.

15

Risks related to Irish Law

●	Irish taxes may apply to any dividends paid or transfers of the Company’s securities.

●	Provisions in the Company’s Amended and Restated Memorandum and Articles of Association (“Amended and Restated Memorandum and Articles of Association”) and under Irish law could make an acquisition of the Company more difficult, may limit attempts by the Company shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers, or employees, and may limit the market price of the Ordinary Shares, the warrants to acquire one Ordinary Share at an exercise price of $18,975.00 per share (“Public Warrants”) and/or other securities issued by the Company.

General Risks

●	We do not intend to declare or pay dividends in the foreseeable future.

●	The Company will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

●	The stock price of the Ordinary Shares may be volatile.

●	The Company may issue additional Ordinary Shares or other equity securities without seeking approval of its shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

●	The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to generally accepted accounting principles, as in effect in the United States from time to time (“GAAP”) reporting requirements which may be difficult for it to comply with.

●	The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

●	The Company will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

●	The Company’s management has limited experience in operating a public company in the United States.

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Markets, Nasdaq could delist our Ordinary Shares and Public Warrants.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our securities.

Corporate Structure

The Company has six wholly owned subsidiaries: Lionheart, Security Matters PTY, SMX Circular Economy Platform PTE, Ltd. (Singapore), trueSilver SMX Platform Ltd. (Canada) (“trueSilver”), SMX Fashion and Luxury (France) and SMX (Security Matters) Ireland Limited (Ireland). Security Matters PTY has two wholly-owned subsidiaries: Security Matters Ltd. (Israel), and SMX Beverages Pty Ltd. (Australia), along with being the record holder of 50% of Yahaloma Technologies Inc. (Canada) (“Yahaloma”) and 51.9% of trueGold Consortium Pty Ltd. (Australia) (“trueGold”).

Corporate Information

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022 as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company”. The Company changed its name to SMX (Security Matters) Public Limited Company on February 17, 2023. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Irish Companies Act of 2014 (“ICA”), and the laws of Ireland.

The Company’s principal website is https://smx.tech. We do not incorporate the information thereon, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

16

THE OFFERING

The summary below described the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 18 of this prospectus.

Issuer	SMX (Security Matters) Public Limited Company

Ordinary Shares offered by the Selling Stockholders	212,287 Ordinary Shares consisting of (i) 106,081 issued and outstanding Ordinary Shares held by certain of the Selling Stockholders, (ii) up to 76,190 Ordinary Shares that a Selling Stockholder may receive pursuant to the conversion of principal under a convertible promissory note in the principal amount of $800,000 held by such Selling Stockholder; (iii) 29,116 Ordinary Shares to be issued upon the transfer back to the Company of interests in its subsidiary, TrueGold; and (iv) 900 Ordinary Shares underlying warrants held by a Selling Stockholder, at an exercise price of $0.1650 per share.

Selling Stockholders	All of the Ordinary Shares being registered pursuant to the Registration Statement on Form F-1, of which this prospectus forms a part, are being offered by the Selling Stockholders. See “Selling Stockholders” on page 101 of this prospectus for more information on the Selling Stockholders.

Ordinary Shares Outstanding Prior to Offering	725,982, as of August 20, 2024 (1)

Ordinary Shares to be Outstanding After Giving Effect to the Issuance of the Ordinary Shares Registered Hereunder	832,188, based on our issued and outstanding Ordinary Shares as of August 20, 2024. (1)

Use of Proceeds

We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from their respective sales of the Ordinary Shares in this offering. However, we will receive aggregate proceeds of up to approximately $148 from the exercise of the warrants held by certain of the Selling Stockholders. See “Use of Proceeds” on page 39 of this prospectus for more information.

.

Market for Ordinary Shares	Our Ordinary Shares are listed on The Nasdaq Stock Market LLC under the symbol “SMX”.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

(1) Excludes the following:

●	Approximately 1,212 Ordinary Shares issuable upon exercise of the Warrant B warrants, at an exercise price per share of $396.00;

●	Approximately 84 Ordinary Shares issuable upon exercise of the Warrant A warrants, at an exercise price per share of $396.00 (or, if exercised on a cashless basis, approximately 41 Ordinary Shares);

●	Approximately 404 Ordinary Shares issuable upon exercise of underwriter warrants issued in June 2023, at an exercise price per share of $435.60;

●	Approximately 3,788 Ordinary Shares issuable upon conversion of our Public Warrants;

17

●	Approximately 45 Ordinary Shares issuable upon exercise of outstanding redeemable 5-year warrants, at an exercise price per share of $18,975.00;

●	Approximately 9,341 Ordinary Shares issuable upon exercise of outstanding 5-year warrants, at an exercise price per share of $18,975.00;

●	Approximately 1,333 Ordinary Shares issuable upon exercise of outstanding warrants issued to Lionheart Equities, LLC, a Delaware limited liability company (“Sponsor”) or its affiliates;

●	Approximately 804 Ordinary Shares reserved for future issuance under options originally granted under Security Matters PTY’s 2018 Share Option Plan and that were assumed by us as a result of the Business Combination;

●	Ordinary Shares reserved for issuance under our 2022 Incentive Equity Plan, which includes (i) an aggregate of approximately 15,722 unvested restricted stock units granted to our directors, employees and consultants, which vest from time to time through March 2027, and (ii) an aggregate of approximately 429 5-year options granted to employees, services providers and advisory board members, at exercise prices per share ranging from $5,890.50 to $6,600.00;

●	Any number of Ordinary Shares that may be issued from time to time to Alpha pursuant to the $30 million SPA;

●	Approximately 3,030 Ordinary Shares issuable upon exercise of outstanding 5-year reset warrants, at an exercise price per share of $86.25.

●	Approximately 3,030 Ordinary Shares issuable upon exercise of outstanding 5-year reset warrants at an exercise price of $0.0165 per share;

●	Approximately 1,333 Ordinary Shares issuable upon exercise of outstanding 5-year warrant held by an investor at an exercise price of $3.75 per share;

●	Up to approximately 22,611 Ordinary Shares that an investor may receive pursuant to the conversion of the face amount of a $407,000 convertible security held by such investor;

●	Ordinary Shares that may be issued from time to time to Alpha pursuant to a $2.25 million convertible promissory note, dated April 11, 2024;

●	Approximately 65,196 Ordinary Shares issuable upon exercise of outstanding 5.5-year purchase warrants at an exercise price of $11.78 per share;

●	up to 76,190 Ordinary Shares underlying a convertible promissory note in the principal amount of $800,000;

●	900 Ordinary Shares underlying warrants at an exercise price of $0.1650 per share;

●	29,116 Ordinary Shares to be issued upon the transfer back to the Company of interests in its subsidiary, TrueGold;

●	Ordinary Shares underlying a convertible promissory note in the principal amount of $1,150,000; and

●	208,524 Ordinary Shares issuable upon exercise of outstanding 5.5-year purchase warrants at an exercise price of $6.23 per share.

18

RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our Ordinary Shares and Public Warrants could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to Ownership of the Ordinary Shares

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The trading price of our securities could be volatile and subject to wide fluctuations.

The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Ordinary Shares adversely, then the price and trading volume of the Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover the Company were to cease coverage or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

19

Risks related to the business and operations of the Company

We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and it may be difficult to evaluate our future prospects.

We have experienced rapid growth in recent years in the markets we serve, including hiring additional employees, running multiple projects concurrently and expanding into new fields, and we plan to continue to expand into new markets. Our limited operating history may make it difficult to make accurate predictions about our future performance. Assessing our business and future prospects may also be difficult because of the risks and difficulties we face. These risks and difficulties include our ability to:

●	enter into new relationships and maintain existing relationships with clients and business partners;

●	maintain cost-effective access to capital;

●	expand the use and applicability of our technology;

●	successfully build our brand and protect our reputation from negative publicity;

●	successfully adjust our proprietary technology, products and services in a timely manner in response to changing market conditions;

●	successfully compete with companies that are currently in, or may in the future enter, the business of providing traceability solutions;

●	enter into new markets and introduce new products and services based on our technology;

●	comply with and successfully adapt to complex and evolving legal and regulatory environments in our existing markets and ones we may enter in the future;

●	attract, integrate and retain qualified employees and independent contractors; and

●	effectively manage, scale and expand the capabilities of our teams, outsourcing relationships, third-party service providers, operating infrastructure and other business operations.

If we are not able to timely and effectively address these risks and difficulties as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations may be adversely affected.

If we fail to effectively manage our growth, our business, financial condition, and results of operations could be adversely affected.

As described above, over the last several years, we have experienced rapid growth in our business and number of employees, and we expect to continue to experience growth in the future. This rapid growth has placed, and may continue to place, significant demands on our management, processes, systems and operational, technological and financial resources. Our ability to manage our growth effectively, integrate new employees, independent contractors and technologies into our existing business and attract new business partners and maintain relationships with existing business partners will require us to continue to retain, attract, train, motivate and manage employees and independent contractors and expand our operational, technological and financial infrastructure. Continued growth could strain our ability to develop and improve our operational, technological, financial and management controls, reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain business partners’ and their customers’ satisfaction.

We may not have sufficient manufacturing capabilities for our markers and readers to satisfy demand for our products, including due to the Eastern-European issues, world politics, post-COVID-19 related issues, international freight issues, costs of goods and other external financial or political issues. We may be unable to control the availability or cost of producing such products.

20

Our current manufacturing capabilities may not reach the required production levels necessary in order to meet growing demands for any products we may commission or future products we may develop. There can be no assurance that our commissioned products can be manufactured at the desired commercial quantities, in compliance with our requirements and at an acceptable cost. Any such failure could delay or prevent us from shipping said products and marketing the technologies in accordance with our target growth strategies.

While we were able to date to find new employees, when required, Israeli (and other) high-tech employment atmosphere (including due to the post-COVID-19 pandemic and lack of available professionals) is making it harder and harder to find and retain new employees. Thus, risk exists that we will not be able to hire all the employees we seek to hire, in the timeframe required and anticipated, which may slow down our growth, cause increased costs and reduced profits or hinder our ability to duly and timely fulfill all tasks and growth plans.

We note that due to such employment atmosphere we may need to extend additional resources, including issuance of shares and options, and financial measures in order to create retention plans for key personnel.

Part of our products are in the field of sustainability and circular economy and part of our growth engine is the upcoming world-wide legislation and regulations demanding sustainability and circular economy and carbon-free environment. While we are not relying on such upcoming legislation or regulations, slow legislation or promulgation process and changes in priorities (including due to the lingering effects of the COVID-19 epidemic or the Eastern-European issues) may slow our growth.

Due to the fact that we aim our sales efforts at large international market-maker conglomerates, our sales cycle is relatively slow and there is a larger risk that at any time, due to many reasons that are beyond our control, the sales cycle will be broken and all efforts will be lost.

Any of the foregoing factors could negatively affect our business, financial condition and results of operations.

If the Isorad License Agreement is terminated, our business, financial condition and results of operations may be harmed.

In January 2015, SMX Israel entered a license agreement with Isorad Ltd (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Nuclear Research Center technology for civilian uses) (“Isorad”) to license the initial technology of tracking and tracing materials by observing and identifying markers (“Source IP”) and commercialize and develop the technology further (“Isorad License Agreement”). Under the Isorad License Agreement, the Source IP can be utilized in almost any industry and with any product. The Source IP has been the cornerstone for our technological developments. Since entering into the Isorad License Agreement, we filed over a hundred additional patent applications worldwide (most of which are irrelated to the Source IP).

Specifically as to Yahaloma, the royalty rate on gross sales of Yahaloma, to be paid by Yahaloma, are 4.2% (and not 2.2% that applies solely to Security Matters PTY, its other affiliates and to other sublicensees). Upon the occurrence of an M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of Yahaloma and similar event), Isorad is entitled to a fee equal to 1% of the total consideration paid to, received by, or distributed to, Yahaloma and/or its shareholders and/or its affiliates in connection with the event, including, without limitation, all cash, securities or other property which is received by Yahaloma and/or its shareholders in connection with such event of two such events (i.e. twice) at its choice.

The Isorad License Agreement will continue in full force and effect in perpetuity unless terminated. If either party does not remedy a material breach of its obligations within 180 days of notice of the material breach, the non-defaulting party may terminate the Isorad License Agreement immediately. Isorad may terminate the agreement by providing 30 days prior written notice if the royalties payable to Isorad are nil in any semi-annual report or if we breach other certain obligations (such as a failure to maintain a patent or patent application in the previous semi-annual review period). If the Isorad License Agreement is terminated, our business, financial condition and results of operations may be harmed.

21

If we fail to penetrate the full value chain manufacturing eco-system effectively, our business, financial condition, and results of operations could be adversely affected.

Value based pricing may be necessary to enable roll-out across clients, creating challenges in full value capture and effective customer segmentation. Some end-markets (e.g. plastics) require high levels of penetration to support our full value proposition. A broad range of potential end-markets and clients with different value propositions and price sensitivities will require a substantial, high performing, commercial organization.

In order to maintain continuous growth there is a need to onboard more and more players from different parts of the value chain manufacturing eco-system with the final view of covering all links in the value chain manufacturing eco-system. This may be time and cost consuming and will require funding and personnel and we may not be able to achieve the full value chain penetration due to failure to attain funding or personnel or due to external circumstances, which may hinder our growth.

The COVID-19 pandemic has adversely affected, and its lingering effects may continue to affect, our business, financial condition, liquidity and results of operations.

The COVID-19 pandemic resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, decreased consumer mobility and activity, and caused significant economic volatility in the United States, Israel, Australia and international capital markets. We have followed guidance issued from time to time by the Australian and Israeli governments and the other local governments in territories in which we operate to protect our employees. As such, we have implemented work from home where possible, minimized face-to-face meetings and utilized video conference as much as possible and adhered to social distancing rules at our facilities while eliminating international travel, which required us to use local representatives to handle presentations and demonstrations for oversees customers. As a result, we have experienced some difficulties in employee ability to efficiently collaborate to meet our customer needs, a difficulty in our efforts to recruit and hire qualified personnel during this time, and have recorded a minor decrease in expected growth in 2020 and 2021, both due to the lockdown and restrictions, and our customers postponing or being hesitant of making future financial, or other, commitments due to the need to put response to the pandemic at the forefront, hesitations that may continue, or reoccur, in the future. Although many of these limitations have been lifted as the pandemic has receded, some of the resulting difficulties have remained in varying degrees.

We cannot predict the other future potential, direct or indirect, lingering impacts of the COVID-19 pandemic on our business or operations. Additional waves of infections or any further lingering adverse impacts caused by the COVID-19 pandemic could further impact employment rates, supply chains, priorities and the economy, affecting our customer base and divert customers’ discretionary spend to other uses, including for essential items. These events could impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in this prospectus.

Our operations in foreign jurisdictions will subject us to risks associated with operating in those jurisdictions and may adversely affect our business, cash flows, financial condition and results of operations.

As we operate in foreign jurisdictions (such as Ireland, Israel, Australia, Singapore, France and Canada), we will be subject to those risks associated with operating in foreign jurisdictions. Such risks may include economic, social or political instability or change, hyperinflation, currency non-convertibility or instability and changes of laws affecting foreign ownership, government participation, taxation, working conditions, rates of exchange, exchange control, licensing, repatriation of income or return of capital, consumer health and safety or labor relations. While the jurisdictions in which we currently operate are economically stable, there is no certainty that political and economic conditions will remain stable. Any deterioration in political or economic conditions, including hostilities or terrorist activity may adversely affect our operations and profitability. There is a risk that the government of any such jurisdiction may change its policies regarding foreign investment, apply new or different taxes and levies, or make any other change which may have an adverse impact on our profitability. See the risk factors under “Risks Related to Our Operations in Israel.”

Prior to the Russian-Ukrainian dispute, Security Matters PTY was cooperating with a Ukrainian entity in parallel with its activities in Israel and European entities for research and development for its readers. Security Matters PTY was also reviewing potential relationships with entities in Russia, Belarus and Ukraine. As a result of the dispute, Security Matters PTY put on hold its research and development in Ukraine while continuing its research and development activity in Israel and with European entities and undertook no business relationships with parties in those regions. It is yet unknown what other effects such dispute may have on other jurisdictions, mainly in Europe, and any such effect might affect our business and growth. We cannot predict the other future potential impacts of the dispute on our business or operations, especially if such dispute becomes more than a regional event. These events could impact our cash flows, business, results of operations and financial condition and heighten many of the other risks described in this prospectus.

22

Moreover, events may occur within or outside the jurisdictions in which we operate that could impact those economies, our operations and the price of the Ordinary Shares. These events include but are not limited to acts of terrorism, an outbreak of international hostilities, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other natural or manmade events or occurrences that can have an adverse effect on the demand for our products and our ability to conduct business. While we seek to maintain insurance in accordance with industry practice to insure against the risks we consider appropriate after consideration of our needs and circumstances, no assurance can be given as to our ability to obtain such insurance coverage in the future at reasonable rates or that any coverage arranged will be adequate and available to cover any and all potential claims. The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to successfully identify and integrate acquisitions, our results of operations could be adversely affected.

Acquisitions may be a significant component of our growth strategy and from time to time we may seek to identify and complete acquisitions. Our future acquisitions may not be successful or may not generate the financial benefits that we expected we would achieve at the time of acquisition. In addition, there can be no assurance that we will be able to locate suitable acquisition candidates in the future or acquire them on acceptable terms or, because of competition in the marketplace. Acquisitions involve special risks, including, without limitation, the potential assumption of unanticipated liabilities and contingencies, difficulty in assimilating the operations and personnel of the acquired businesses, disruption of our existing business, dissipation of our limited management resources and impairment of relationships with employees and customers of the acquired business as a result of changes in ownership. While we believe that strategic acquisitions can improve our competitiveness and profitability, these activities could have a material adverse effect on our business, financial condition and operating results.

We may incur significant costs such as transaction fees, professional service fees and other costs related to future acquisitions. We may also incur integration costs following the completion of any such acquisitions as we integrate the acquired business with the rest of our Company. Although we expect that the realization of efficiencies related to the integration of any acquired businesses will offset the incremental transaction and acquisition-related costs over time, this net financial benefit may not be achieved in the near term, or at all.

The industry in which we operate is competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.

Generally, the track and trace and anti-counterfeit industry in which we operate is subject to global and domestic competition. We are unable to influence or control the conduct of our competitors and such conduct may detrimentally affect our financial and operating performance There are several competitors that operate in the anti-counterfeit and track-and-trace industries and if new competitors enter the market, or established companies develop new products and technologies that are superior to our current technology, our ability to exploit any technological advantage successfully may be affected. We may be unable to develop further products or keep pace with developments and may lose clients to competitors. If our competitors develop a more efficient business model or undertake a more aggressive marketing campaign, this is likely to affect our marketing strategies and results of operations adversely.

There is no guarantee that customers will adopt our products and we may be unable to compete successfully with more established track and trace and anti-counterfeit companies on price or quality or may be unsuited to the established preferences of potential customers.

23

Our continued growth, including our ability to manage our operations and meet our strategic objectives, depends on retaining our current employees upon whom we are dependent and attracting and retaining qualified personnel, and we may not be able to do so at a rate that will enable us to stand up to our expected growth or cope with specific demands that may arise.

Our success depends to a large extent upon the skills and experience of our executive officers, management and sales, marketing, operations and scientific staff. We may not be able to attract or retain qualified employees due to the intense competition for qualified personnel in the technology industry, as well as to geographic considerations, our ability to offer competitive compensation and benefits, and other reasons.

If we are not able to attract and retain the necessary qualified personnel to manage our operations and accomplish our business objectives, we may experience constraints that will adversely affect our ability to manufacture, sell and market our products or to support research and development programs effectively.

SMX Israel has entered into employment contracts with several of its executives including Haggai Alon, its founder and Chief Executive Officer. Due to the specific knowledge and experience of these executives regarding the industry, technology and market generally and to our company specifically, the loss of the services of any one of these executives could have a material adverse effect on us. We have not obtained a key person insurance policy on any officer.

Although our employment agreements contain non-compete clauses, Israeli law does not fully enforce employees’ non-compete obligations and may limit their application, including with regard to duration and scope.

Under Israeli case law an Israeli Court will usually only enforce non-compete provisions if the employee received specific consideration for it. While all of our employment agreements include specific provisions stipulating that special consideration was paid for the non-compete provision, a risk always exists that a Court will not enforce such.

We may not be able to anticipate or adapt to consumer preferences which may have an adverse effect on our business, cash flows, financial condition and results of operations.

Our success depends on our ability to develop and commercialize our technology. A failure to successfully develop and commercialize our technology could lead to a loss of opportunities and adversely impact on our business, cash flows, financial condition and results of operations.

The global market for our technology is ever changing due to new technologies, new products, changes in regulations and other factors influencing market acceptance or market rejection of our technologies. This market volatility and risks exists despite our best efforts in relation to market research, promotion and sales efforts.

Our business is dependent on consumer awareness and market acceptance of our products. We may not be able to anticipate and react to trends within the industries we target in a timely manner or accurately assess the impact that such trends may have on consumer preferences. Failure to respond to changes in consumer preferences or anticipate market trends may adversely affect our future revenues and performance. Although we have striven to establish market recognition for our products in the relevant industry, it is too early in the life cycle of our brand to determine whether markers, readers, blockchain technology and any further technology developed by us will achieve and maintain satisfactory levels of acceptance and sustained adoption by manufacturers and consumers. Our technology may not be accepted by the market or used in our proposed markets and industries. We may not be able to commercialize our products, which could adversely impact on business, cash flows, financial condition and results of operations.

We may not be able to adapt our markers to the needs of any customer or field which may have an adverse effect on our business, cash flows, financial condition and results of operations.

Research and development tailoring costs are required to adapt marker and scanning technology to different materials and industrial/commercial environments, potentially increasing the cost and time to market as we scale across customers and verticals. If we are unable to adapt our markers to the needs of any customer or field due to the costs of doing so, our business, cash flows, financial condition and results of operations could be adversely affected.

24

We will need in the future to raise additional funds, inter alia, by equity, debt, or convertible debt financings, to support our growth, and those funds may be unavailable on acceptable terms, or at all. As a result, we may be unable to meet our future capital needs, which may limit our ability to grow and jeopardize our ability to continue our business.

We plan to continue to make investments to support our growth and will require additional funds to respond to business challenges that may arise, including the need to develop new products and services, enhance our technology, scale and improve our operating infrastructure, or acquire complementary businesses and technologies. Accordingly, we will need to engage in equity, debt or convertible debt financings to secure additional funds. We have also used our Ordinary Shares as currency to satisfy existing indebtedness. In raising additional funds by the issuance of equity securities or securities convertible into equity securities, or the issuance of our securities to satisfy indebtedness, our shareholders have been and may in the future experience substantial dilution. Additionally, as the Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d), the Company does not seek shareholder approval in connection with certain sales, issuances and potential issuances of its securities even if such issuances would equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance. This has resulted in substantial dilution to the Company’s shareholders from time to time in the past, and may continue to do so in the future. Debt financing, such as credit facilities or corporate bonds, may involve covenants restricting our operations or our ability to incur additional debt. Debt financing may also require security arrangements including cash collateral agreements that restrict the availability of cash held as collateral which is the case for amounts we may borrow in the future. In addition, future equity financing or replacement or refinancing of any debt financings may not be available on terms favorable to us, or at all, and the fact that debt holders are repaid first may reduce our ability to raise a later equity financing and may limit the ability to distribute dividends.

If we are unable to obtain adequate financing or financing at terms satisfactory to us when we require it, we may be unable to pursue certain business opportunities, supply proper service to our customers, and our ability to continue to support our business growth and the then current business and to respond to business challenges may be impaired and our business may be harmed.

Legal proceedings, investigations or claims against us may be costly and time-consuming to defend and may harm our reputation and damage our business regardless of the outcome. In addition, our business and operations could be negatively affected if they become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our share price.

We are currently not aware of any risk of litigation against us, but we may be involved in litigation disputes with third parties including suppliers, customers, employees, former employees and government bodies in the ordinary course of business. The occurrence of a litigation dispute may be costly and impact on our reputation which may have a material adverse effect on our business, cash flows, financial condition and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims and might not continue to be available at terms acceptable to us. A claim brought against us for which we are uninsured or underinsured could result in unanticipated costs, potentially harming our business, cash flows, financial position and results of operations.

Although not a director of that entity, Mr. Alon previously worked as the deputy general manager for business development of an Israeli public company, Plat Technologies International Ltd (“Plat”) which entered insolvency. In early 2017, an ILS 35.9 million shareholders claim was filed by the appointed court officers at the end of the seven year statute of limitation period against 18 defendants, including Mr. Alon, regarding the collapse of Plat (“Claim”). The insurance policy covering directors and officers responded and are now handling the claim. Mr. Alon denies any wrongdoing and does not consider that he will be required to commit any significant time to the conduct of the Claim and therefore will not constrain his ability to perform his duties and obligations to Security Matters PTY. The parties agreed to try and amicably resolve the dispute in mediation under which the insurance company agreed to consider taking upon itself any compensation as to the liability of Mr. Alon, if any, in such mediation proceedings. Security Matters PTY is not a party to the Claim and the Claim does not relate to the business or the affairs of Security Matters PTY.

Our markers may contaminate or spoil the raw material into which our marker is inserted, which could damage our reputation, subject us to product liability claims and result in a loss of revenue.

While we follow production protocols and conduct quality assurance tests, our markers may contaminate the raw material or certain raw material ingredients may be spoiled, contaminated by chemicals, microorganisms or toxins, or include foreign materials or substances. The risk of contamination may lead to product recalls or other interventions, which may cause serious damage to our reputation as a marking solution which does not affect the characteristics of the materials or products, or result in product liability claims and loss of revenue.

25

Our markers may include hazardous materials which may put customers, employees and other parties in our supply chain at risk. If any person is harmed by hazardous materials in our markers, our reputation could be damaged and we could be subject to litigation which may adversely affect our business, cash flows, financial position and results of operations.

The markers used by us are produced from materials chosen specifically for a specific application. Markers may, in some cases, include low concentrations of materials that may be deemed hazardous materials and the production of the markers by our employees can include dealing with hazardous materials. While manufacturing is conducted according to the material’s Material Safety Data Sheets (MSDS) and other relevant safety guidelines, a risk of health, even if minimal, may arise. While the hazardous materials are sent to the customers at a low concentration (of the marker), the risk of misuse or error in production may cause damage to our employees or customers, which may affect our expenses and production abilities. While we take safety provisions with respect to the hazardous materials used in our markers, these safety precautions may not be sufficient to prevent harm to our employees or customers from the production of or use of, respectively, our markers. While we are in compliance with the requirements of ISO 9001:2015 standard for quality management and quality assurance as well as safety measures instructed by an external safety engineer, such safety provisions may not be sufficient to prevent human error or other causes of damage.

Our readers use x-rays and may be of danger if tampered with or otherwise not used in accordance with the user manual and safety rules.

Although we supply customers with strict instructions for the use of our readers, and although we take measures to avoid misuse of the readers and minimize the risk of damage from misuse of the readers, users and others may suffer damage from not following such user instructions and may seek legal actions against us, even if such users or others are at fault.

We may not be able to procure adequate insurance and any insurance we have or may have may not be of sufficient coverage

We and our subsidiaries seek to maintain appropriate policies of insurance consistent with those customarily carried by organizations in our industry sector, including product insurance, as well as cyber-risk and privacy-risk insurance. Any increase in the cost of insurance policies or the industry in which they operate could adversely affect our business, cash flows, financial condition and results of operations. Our insurance coverage may also be inadequate to cover losses we may sustain and the insurance company may refuse to provide coverage or demand excessive payment for such coverage. In particular, our insurance does not extend to any potential liability or claims made against us under our agreement with Isorad. Uninsured loss or a loss in excess of our insured limits could adversely affect our business, cash flows, financial condition and results of operations.

Our risk management policies and procedures, and those of our third-party vendors upon which we rely, may not be fully effective in identifying or mitigating risk exposure. If our policies and procedures do not adequately protect us from exposure to these risks, we may incur losses that would adversely affect our financial condition, reputation and market share.

We have developed risk management policies and procedures and we continue to refine such as we conduct our business. Our policies and procedures are meant to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure. Further, as we are a research and development (“R&D”) company and expand into new fields of business, our risk management policies and procedures may not be able to keep up with our current rapid rate of expansion adequately, and may not be adequate or sufficient to mitigate risks. Moreover, we are subject to the risks of errors and misconduct, including by our officers, employees and independent contractors, including fraud and non-compliance with policies. These risks are difficult to detect in advance and prevent or avoid, and could harm our business, results of operations or financial condition. Although we seek to maintain insurance and use other traditional risk-shifting tools when possible, such as third-party indemnification, where possible, to manage certain exposures, they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. If our policies and procedures do not adequately protect us from exposure, and our exposure is not adequately covered by insurance or other risk-shifting tools, we may incur losses that would adversely affect our business, cash flows, financial condition and results of operations.

26

Risks Related to Technology, Intellectual Property and Data

We may be unable to, and it may be difficult and costly to, obtain, maintain, protect, or enforce our intellectual property and other proprietary rights sufficiently.

Our ability to operate our businesses depends, in part, upon our proprietary technology. We may be unable to protect our proprietary technology effectively, which would allow competitors to duplicate our technology and adversely affect our ability to compete with them.

We have applied for over one hundred patents. While we are not aware of any such patent applications or the technology infringing any third party’s patents, we have not undertaken an exhaustive assessment of existing patents to determine any overlapping technology or potential infringement, and we do not conduct a freedom to operate search or any other exhaustive search of patents that may limit our ability to supply solutions to specific customers or fields, as the costs of such would be prohibitive. Accordingly, there is a risk that a third party may claim that any patent application infringes that third party’s patent. Any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have an adverse effect on our ability to market or exploit our technology.

There is no guarantee that our proposed patents that are the subject of the patent applications filed by us will provide adequate protection for our intellectual property, or that third parties will not infringe or misappropriate the patents or similar proprietary rights. In addition, there can be no assurance that we will not have to pursue litigation against other parties to assert our rights. There is no guarantee that any of the patents that have been applied for will be granted. If some or all of the patent applications are not granted, our ability to exploit our technology may be materially adversely affected.

If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

Although we are not aware of any infringement on the rights of third parties, we may in the future be subject to claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is patent, copyright, and other intellectual property development and enforcement activity in our industry and relating to the advanced technology we use in our business. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties (including non-practicing entities and patent holding companies) may contend that we are infringing upon or otherwise violating their intellectual property rights, or attack our pending or approved patents, and we may be found to be infringing upon or otherwise violating such rights or otherwise in legal claims regarding patents or other intellectual property rights. We may be unaware of the intellectual property rights of others that may cover some or all of our current or future technology or conflict with our rights, and the patent and other intellectual property rights of others may limit our ability to improve our technology and compete effectively. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could cause the incurrence of costs and other direct, or indirect, damage to us, including:

●	be expensive and time consuming to defend;

27

●	cause us to cease making, licensing, or using any of our products that incorporate the challenged intellectual property;

●	require us to modify, redesign, reengineer or rebrand our products, if feasible;

●	damage our reputation;

●	hinder our ability to market or sell our products and services;

●	affect negotiations or executed agreements;

●	cause increase to our insurance policies premium or refusal of insurance companies to insure us;

●	divert management’s attention and resources; or

●	require us to enter into royalty or licensing agreements to obtain the right to use a third-party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our solutions, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our solutions, or refund fees, which could further exhaust our resources. Such disputes could also disrupt our solutions, adversely affecting our customer satisfaction and ability to attract customers.

Under applicable employment laws, we may not be able to enforce covenants not to compete.

As part of our employment agreements with our employees we have confidentiality obligations. These agreements generally prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli labor Courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the protection of a company’s trade secrets or other proprietary knowhow.

Risks Related to Our Legal and Regulatory Environment

Litigation, regulatory actions, consumer complaints and compliance issues could subject us to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses.

In the ordinary course of business, we may be named as a defendant in various legal actions, including litigation or regulatory enforcement actions. All such legal actions are inherently unpredictable and, regardless of the merits of the claims, are often expensive, time-consuming, disruptive to our operations and resources, and distracting to management.

Changes in laws, regulations and standards and failure to comply with laws, regulations and standards may adversely affect our financial and operating performance and profitability.

Any changes to the existing regulatory framework or the imposition of new legislation or regulations applicable to any of the industries in which Security Matters PTY operates may adversely affect the financial and operating performance of Security Matters PTY. This risk factor applies to government policy and legislative changes in the United States, Australia, Israel, as well as the other jurisdictions in which we currently operate, or will operate in the future, or jurisdictions in which our current or future customers may operate.

28

Additionally, while we currently do not anticipate this, as the markers used in materials or products are of minuscule quantities, the markers may in the future be required to comply with health and safety laws in certain jurisdictions, and failure to comply with such laws may lead to penalties and other liabilities being imposed on us. In such circumstances, we may be required to suspend production or cease operations, which may lead to a materially adverse effect on our financial performance and profitability.

While we are not aware of any regulation or similar restriction that currently materially limits our ability to use our markers, such regulation or similar restriction may in the future limit our ability to sell our products and may require us either to avoid marking certain material or require us to disclose data to certain entities for certification process that may be required in order for us to use our markers.

The readers use X-range ray technology, which may thus require in certain jurisdictions specific authorization in order to import, manufacture or use such readers. Such authorization process in each such jurisdiction may be time and resources consuming, but may also limit the ability of users to use the readers without proper qualifications, as well as may require, in certain jurisdictions the supervision of such use.

Obligations and changes in laws or regulations relating to privacy, cybersecurity, and data protection, or any actual or deemed failure by us to comply with such laws and regulations that could adversely affect our business

We receive, collect, use, disclose, transmit, and store information, including certain sensitive data, relating to our customers and employees. Our collection and processing of such data in our business may subject us to certain state, federal, and international laws and regulations relating to privacy, cybersecurity, and data protection. These laws, rules, and regulations evolve frequently and their scope may continually change through new legislation, amendments to existing legislation, and changes in interpretation or enforcement, and may be inconsistent from one jurisdiction to another.

Changes in laws or regulations relating to privacy, cybersecurity, and data protection, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer, or disclosure, could greatly increase the cost of our operations or prevent us from providing certain services. Complying with these requirements through changing our policies and practices may be onerous and costly. These changes may in turn impair our ability to offer our existing or planned products and services or increase our cost of doing business. Further, we may become subject to privacy and data security laws from jurisdictions outside of our standard business operations in. Despite our efforts to comply with any applicable laws, regulations, and other obligations relating to privacy, cybersecurity, and data protection, it is possible that our interpretations of the law, practices, or our network could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations, or obligations. Our failure, or the failure by our business partners or customers using our services to comply with applicable laws or regulations or any other obligations relating to privacy, cybersecurity, and data protection or any compromise of security that results in unauthorized access to, or use or release of personal information or other data relating to consumers or other individuals, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing business partners and customers from working with us, or result in fines, investigations, or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, cash flows, financial condition, and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, cash flows, financial condition, and results of operations.

We invest significant resources in information technology protection and security measures. If these measures are targeted or breached, we may incur significant legal and financial exposure as a result of ransomware, loss of information, and related litigation. Moreover, we hold data of our employees and customers and we invest significant resources in information technology protection and security measures to ensure that such data is safe. If these measures are targeted or breached, we may incur significant reputational damage and related legal and financial exposure.

29

Risks Related to Our Operations in Israel

Conditions in Israel and relations between Israel and other countries could adversely affect our business.

Certain of our offices and R&D facilities are located in Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region directly affect our business and operations and could materially and adversely affect our ability to continue to operate from Israel. Recently, for example, the current political situation in Israel where the ruling parties are attempting to implement laws that essentially allow the parliament to enact laws that are preemptively immune to judicial review could adversely affect our business and results of operations. In addition, since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. In the event that our facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of our facilities, our ability to continue our operations could be materially adversely affected.

In recent years, and most recently restarting in October 2023 Israel has been engaged in sporadic armed conflicts with terrorist groups, including those that control the Gaza Strip and other regions close to Israel. In addition, Iran has threatened to attack, and has attacked, Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip, Lebanon, Syria and Iran against civilian targets in various parts of Israel, including areas in which our employees and independent contractors are located, which negatively affected business conditions in Israel. Any hostilities involving Israel, regional political instability or the interruption or curtailment of trade between Israel and its trading partners could materially and adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of property damage and certain direct and indirect damages that are caused by terrorist attacks or acts of war, such coverage would likely be limited, may not be applicable to our business (either due to the geographic location of our offices or the type of business that we operate) and may not reinstate our loss of revenue or economic losses more generally. Furthermore, we cannot assure that this government coverage will be maintained or that it will sufficiently cover our potential damages, or whether such coverage would be timely provided. Any losses or damages incurred by us could have a material adverse effect on our business, cash flows, financial condition and results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts and Israeli legal reforms initiatives may cause countries to limit activities with Israel or otherwise apply certain restrictions, or may otherwise adversely affect our activities. Several countries still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictive laws and policies, or significant downturn in the economic or financial condition of Israel, could materially and adversely affect our operations and product development, and could cause our sales to decrease.

A large concentration of our staff resides in Israel and many of our employees and independent contractors in Israel are required to perform military reserve duty, which may disrupt their work for us.

Many of our employees and independent contractors, including certain of our founders and certain members of our management team, operate from our headquarters that are located in central Israel. In addition, a number of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists, including since October 7, 2023. It is possible that there will be additional and continued military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of our management, and given the current shortage of talent in Israel due to the recent acceleration of activity in startups, especially in the technology space. Such disruption could materially and adversely affect our business, financial condition and results of operations.

30

Risks Related to Tax

The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could impact the Company’s future financial position and results of operations.

Corporate tax reform, base-erosion efforts and tax transparency continue to be high priorities in many tax jurisdictions where we have business operations. As a result, policies regarding corporate income and other taxes in numerous jurisdictions are under heightened scrutiny and tax reform legislation is being proposed or enacted in a number of jurisdictions.

In 2015, the Organization for Economic Co-operation and Development (the “OECD”) published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. Several of the areas of tax law on which the BEPS project focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign corporation rules. Changes are also expected to arise in the application of certain double tax treaties, which may restrict the ability of certain members of the Company to rely on the terms of relevant double tax treaties in certain circumstances.

On December 20, 2021, the OECD published the draft Global Anti-Base Erosion Model Rules which are aimed at ensuring that Multinational Enterprises (“MNEs”) will be subject to a global minimum 15% tax rate from 2023 (“GloBE Rules”). The GloBE Rules are part of the OECD/G20 Inclusive Framework on BEPS which currently has 141 participant countries. The EU Council adopted Council Directive 2022/25234 (the “GloBE Directive”) on 22 December 2022 to implement the GloBE Rules in the EU. The GloBE Directive provides for the introduction of rules designed to achieve a minimum effective taxation for MNEs and large-scale domestic groups with revenues of at least €750,000,000, operating in the EU’s internal market and beyond. It provides a common framework for implementing the GloBE Rules into EU Member States’ national laws by 31 December 2023. If the Company is regarded as part of an “MNE Group” (or large-scale domestic group) which has consolidated revenues of more than EUR 750,000,000 in at least two out of the previous four years, it may be within the scope of the GloBE Rules which may result in an increase in the Company’s tax costs and operational expenses.

Changes of law in individual jurisdictions which may arise as a result of the BEPS project or other tax measures may ultimately increase the tax base of individual members of the Company in certain jurisdictions or the worldwide tax exposure of the Company. Changes of law may also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other changes may focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.

Such changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an adverse impact on the Company’s taxable profits in various jurisdictions.

31

U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of “controlled foreign corporations.”

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of stock of such corporation entitled to vote or (ii) the total value of the stock of such corporation. We do not believe that the Company would be classified as a CFC at the time of Closing, although CFC status is determined after taking into account complex constructive ownership rules and, accordingly, there can be no assurance in this regard. However, certain of the Company’s non-U.S. subsidiaries may be classified as CFCs (as a result of the application of certain constructive ownership rules which treat the Company’s U.S. subsidiaries as owning the equity of those non-U.S. subsidiaries), and it is possible that we may be classified as a CFC in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of our stock entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder,” if we were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes) and our earnings and profits, regardless of whether such 10% U.S. equityholder receives any actual distributions (with certain exceptions in the case of CFCs attributed through downward attribution). In addition, if we were classified as a CFC, a portion of any gains realized on the sale of our common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we or any of our subsidiaries were classified as a CFC) and substantial penalties may be imposed for noncompliance. We cannot provide any assurances that the Company will assist U.S. holders in determining whether the Company or any of its subsidiaries are treated as a CFC for U.S. federal income tax purposes or whether any U.S. holder is treated as a 10% U.S. equityholder with respect to any of such CFC or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if the Company, or any of its subsidiaries, is treated as a CFC for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

Our U.S. stockholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (a “PFIC”), for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries and certain factual assumptions, the Company does not expect to be treated as a PFIC for its taxable year that includes the date of the Business Combination. However, there can be no assurances in this regard, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, because the value of our gross assets is likely to be determined in part by reference to our market capitalization, a decline in the value of our Ordinary Shares may result in the Company becoming a PFIC. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. Prospective U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to them. See “Certain Material U.S. Federal Income Tax Considerations—Material U.S. Federal Tax Considerations—Passive Foreign Investment Company Rules” below.

The Internal Revenue Service may not agree that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although the Company is incorporated in Ireland, the Internal Revenue Service (“IRS”) may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”). For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because the Company is an entity incorporated in Ireland, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

32

The Company is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury Regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of the Company as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code the Company’s status as a foreign corporation for U.S. federal income tax purposes, the Company and certain the Company shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on the Company and future withholding taxes on certain the Company shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

Investors in the Company should consult their own tax advisors regarding the application of Section 7874 of the Code to the Business Combination.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to federal and state income taxes in the United States and potentially in other jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Future changes in U.S. and foreign tax laws could adversely affect the Company.

The U.S. Congress and the Organisation for Economic Co-operation and Development have focused on issues related to the taxation of multinational corporations. In particular, specific attention has been paid to “base erosion and profit shifting”, where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in Ireland could change on a prospective or retroactive basis, and any such change could adversely affect the Company.

33

Risks Related to Irish Law

Irish taxes may apply to any dividends paid or transfers of the Company’s securities.

If the Company pays dividends, such dividends may be subject to Irish dividend withholding tax or Irish income tax. Certain transfers of Ordinary Shares may be subject to Irish capital acquisitions tax or stamp duty. In particular, Irish stamp duty will apply to any future transfer of Ordinary Shares which are not listed or held through DTC and generally the purchaser / transferee will be liable for the payment of the stamp duty arising.

Provisions in the Company’s Amended and Restated Memorandum and Articles of Association and under Irish law could make an acquisition of the Company more difficult, may limit attempts by the Company’s shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers or employees, and may limit the market price of the Ordinary Shares, the Public Warrants and/or other securities issued by the Company.

Provisions in the Amended and Restated Memorandum and Articles of Association may have the effect of delaying or preventing a change of control or changes in the Company’s management. The Amended and Restated Memorandum and Articles of Association includes provisions that:

●	require that the Company’s Board be classified into three classes of directors with staggered three-year terms;

●	permit the Company’s Board to establish the number of directors and fill any vacancies and newly created directorships; and

●	prohibit shareholder action by written consent without unanimous approval of all holders of the Ordinary Shares.

General Risk Factors

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our securities will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

The Company incurs significant costs and devotes substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

As a company subject to reporting requirements in the United States, the Company incurs significant legal, accounting and other expenses that the Company would not have incurred as a private company. For example, the Company is subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements increase the Company’s legal and financial compliance costs and make some activities more time consuming and costly, while also diverting management attention. In particular, the Company expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when it is no longer an emerging growth company as defined by the JOBS Act.

34

The Company’s management has limited experience in operating a public company in the United States.

While the Company’s executive officers have experience in the management of a public company in Australia, the Company’s executive officers have limited experience in the management of a public company in the United States. The Company’s management team may not successfully or effectively manage its transition to a U.S. public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to U.S. public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. The Company may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Company will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

The stock price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares may be volatile. In addition to factors discussed elsewhere in this Risk Factors section, the market price of the Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond the Company’s control, including:

●	overall performance of the equity markets;

●	actual or anticipated fluctuations in the Company’s revenue and other operating results;

●	changes in the financial projections the Company may provide to the public or the failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of the Company, changes in financial estimates by any securities analysts who follow the Company or the Company’s failure to meet these estimates of the expectations of investors;

●	the issuance of reports from short sellers that may negatively impact the trading price of the Ordinary Shares;

●	the Company’s stock being targeted by “naked” short sellers or other manipulative acts;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in the Company’s industry;

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to the Company’s business;

●	negative publicity related to real or perceived quality of the Company’s products;

●	rumors and market speculation involving the Company or other companies in the Company’s industry;

●	announcements by the Company or its competitors of significant technical innovations, acquisitions, strategic partnerships, or capital commitments;

●	lawsuits threatened or filed against the Company;

35

●	other events or factors including those resulting from war, incidents of terrorism or responses to these events or events related to changes, attempted changes, or anticipated changes in the Israeli or other legal or governmental system in jurisdictions in which the Company is active;

●	the expiration of contractual lock-up or market standoff agreements; and

●	sales or anticipated sales of shares of the Ordinary Shares by the Company or the Company’s shareholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility.

The Company intends to issue additional Ordinary Shares or other equity securities without seeking approval of the Company’s shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

The Company has warrants outstanding that are exercisable into approximately 289,005 Ordinary Shares, as well as other securities convertible into Ordinary Shares and a $30 million equity line of credit that may be drawn down from time to time, compared to 725,982 Ordinary Shares issued and outstanding, as of August 20, 2024. Further, the Company may choose to seek third party or other financing to provide additional working capital, and/or compensate its directors, officers, employees and consultants with restricted stock units, restricted stock and options to purchase Ordinary Shares, in which events the Company may issue additional equity securities. The Company may also issue additional Ordinary Shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants, repayment of outstanding indebtedness or for compensatory purposes, without shareholder approval, in a number of circumstances. The Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) and 5635(d). As a result, the Company does not seek shareholder approval in connection with certain sales, issuances and potential issuances of its securities even if such issuances would equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance. The Company also does not always seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan pursuant to which stock may be acquired by officers, directors, employees or consultants. This has resulted in substantial dilution to the Company’s shareholders from time to time in the past, and may continue to do so in the future.

The Company’s issuance of additional Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	The Company’s existing shareholders’ proportionate ownership interest in the Company will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Ordinary Share may be diminished; and

●	the market price of the Ordinary Shares may decline.

The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

The Company is an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, the Company is only required to provide two years of audited financial statements and only two years of related selected financial data and management discussion and analysis of financial condition and results of operations disclosure. In addition, the Company is not required to obtain auditor attestation of its reporting on internal control over financial reporting, has reduced disclosure obligations regarding executive compensation and is not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. The Company has elected to take advantage of such extended transition period. The Company cannot predict whether investors will find the Ordinary Shares to be less attractive as a result of its reliance on these exemptions. If some investors find the Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Ordinary Shares and the price of the Ordinary Shares may be more volatile.

The Company will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which the Company has total annual gross revenue of $1.07 billion; (ii) the last day of the Company’s fiscal year following the fifth anniversary of the date on which Lionheart consummated its initial public offering; (iii) the date on which the Company issues more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Ordinary Shares held by non- affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter.

36

Further, there is no guarantee that the exemptions available to the Company under the JOBS Act will result in significant savings. To the extent that the Company chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact the Company’s financial condition.

The Company will need additional capital in the future to meet its financial obligations and to pursue its business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise the Company’s ability to meet its financial obligations and grow its business.

The Company will need to raise additional capital to fund operations in the future, pay substantial existing liabilities and obligations, and possibly finance future growth of acquisitions.

If the Company seeks to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, refinancing or repaying indebtedness or other liabilities or obligations, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all, which could have a material adverse effect on the continued development or growth of the Company. Lack of sufficient capital resources could significantly limit the Company’s ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute stock ownership. If adequate additional funds are not available, the Company may be required to delay, reduce the scope of, or eliminate material part of its business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Markets, Nasdaq could delist our Ordinary Shares and Public Warrants.

The Company’s Ordinary Shares and Public Warrants are currently listed on the Nasdaq Capital Market, after failing to meet all of the listing standards of the Nasdaq Global Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding minimum stockholders’ equity, minimum market value, minimum share price, and certain corporate governance requirements.

In addition, we have received to-date two deficiency letters from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC, notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market, as the bid price of the Company’s ordinary shares on the Nasdaq Capital Market on two occasions was below $1.00 for 30 consecutive business days.

In each case, the Company received a written confirmation from the Staff that it had regained compliance with the Minimum Bid Price Requirement after effecting a reverse stock split. The Company may not be in a position to regain compliance with any future noncompliance with the Minimum Bid Price Requirements or any other listing requirements or standards.

37

If Nasdaq delists the Ordinary Shares and/or the Public Warrants from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Ordinary Shares is a “penny stock” which will require brokers trading in the Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” To the extent the Ordinary Shares and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Upon delisting from Nasdaq, our Ordinary Shares may be traded, if at all in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on securities exchanges such as Nasdaq. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed Stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than exchange-listed stocks. Additionally, institutional investors are often prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed. Any delisting from Nasdaq may also trigger an event of default under certain of the Company’s loan documents, which could result in acceleration of such loan(s), penalties and/or default interest, which would have a material adverse affect on our financial condition and company as a whole.

In addition, if our Ordinary Shares are delisted, your ability to transfer or sell your Ordinary Shares may be limited and the value of those securities will be materially adversely affected.

If our Ordinary Shares becomes subject to the penny stock rules, it may be more difficult to sell our Ordinary Shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Ordinary Shares is less than $5.00 and our Ordinary Shares are no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Ordinary Shares, and therefore shareholders may have difficulty selling their shares.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Ordinary Shares and may be dilutive to existing shareholders.

We expect that significant additional capital will be needed in the future to continue our planned research, development and business operations. In the future, we may incur debt or issue equity ranking senior to our Ordinary Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of Ordinary Shares. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, recent and future capital raising efforts may reduce the market price of Ordinary Shares and be dilutive to existing shareholders. In addition, our ability to raise additional capital through the sale of equity or convertible debt securities could be significantly impacted by the resale of Ordinary Shares by selling shareholders pursuant to one or more prospectuses, which could result in a significant decline in the trading price of Ordinary Shares and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

The JOBS Act permits “emerging growth companies” like the Company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, which may make our Ordinary Shares less attractive to investors.

The Company currently qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Its Business Startups Act of 2012, which is referred to as the “JOBS Act.” As such, the Company takes advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. As a result, Company shareholders may not have access to certain information they deem important.

38

The Company cannot predict if investors will find Ordinary Shares less attractive because it relies on these exemptions. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Ordinary Shares may be more volatile. The Company may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.

There is less publicly available information concerning the Company than there is for issuers that are not foreign private issuers because the Company is considered a foreign private issuer and is exempt from a number of rules under the Exchange Act, and is permitted to file less information with the SEC than issuers that are not foreign private issuers.

The Company is considered a “foreign private issuer” under the Exchange Act. A foreign private issuer under the Exchange Act is exempt from certain rules under the Exchange Act, and is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers, or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. The Company is exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. SMX currently prepares its financial statements in accordance with IFRS. The Company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. The members of the Company’s board of directors, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act with respect to their purchases and sales of Company securities. Accordingly, there will likely be less publicly available information concerning the Company than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

In addition, certain information may be provided by the Company in accordance with Irish law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules the Company is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. The Company intends from time to time to follow Irish corporate governance practices in lieu of Nasdaq corporate governance rules and (a) followed Irish practices to amend its 2022 Incentive Equity Plan to increase the number of authorized shares under such plan without shareholder approval and (b) follows home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, each as permitted under Irish law, and we cannot assure you that we will not avail ourselves of other such exceptions in the future. If the Company determines to follow Irish corporate governance practices in lieu of Nasdaq corporate governance standards, the Company will disclose each Nasdaq rule that it does not intend to follow and describe the Irish practice that the Company will follow in lieu thereof.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to GAAP reporting requirements which may be difficult for it to comply with.

As a “foreign private issuer,” the Company would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.

In the future, the Company could lose its foreign private issuer status if a majority of its Ordinary Shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although the Company intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, the Company’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to the Company under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If the Company is not a foreign private issuer, the Company will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the Company would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. The Company also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, the Company may lose its ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. As a foreign private issuer, the Company would be permitted to follow home country practice in lieu of the above requirements. As long as the Company relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on its board of directors are not required to be independent directors, its compensation committee is not required to be comprised entirely of independent directors, and it will not be required to have a nominating committee. Also, the Company would be required to change its basis of accounting from IFRS as issued by the IASB to GAAP, and would have to obtain shareholder approval for certain issuances of its Ordinary Shares or equivalents, each of which may be difficult and costly for it to comply with. If the Company loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, the Company may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

39

USE OF PROCEEDS

All of the Ordinary Shares being offered under this prospectus are being sold by or for the account of the Selling Stockholders. We will not receive any proceeds from the sale of the Ordinary Shares. However, we will receive aggregate proceeds of up to approximately $148.00 from the exercise of the warrants held by certain of the Selling Stockholders.

DIVIDEND POLICY

The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

BUSINESS

Vision

The Company envisions itself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Its vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Its transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

History

SMX Israel was incorporated in 2014 to provide brand protection and supply chain integrity solutions to businesses. It provides these solutions through the commercialization of the Source IP. SMX Israel’s Source IP was initiated from the Soreq Nuclear Research Center, an Israeli government research and development institute for nuclear and photonic technologies under the Israeli Atomic Energy Commission (“Soreq”). In January 2015, SMX Israel entered into the Isorad License Agreement with Isorad Ltd. (an IP holding company of Soreq) to license the Source IP and develop and commercialize the technology. Under the Isorad License Agreement, as amended, the Source IP can be utilized in almost any industry and with any product.

In 2018, SMX Israel merged into Security Matters PTY, an Australian company, to effect a listing on the Australian Securities Exchange under the symbol “ASX: SMX.” Security Matters PTY was incorporated in May 2018 under Australian law. SMX’s registered address is Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6. Security Matters PTY has two wholly-owned subsidiaries: SMX Israel, and SMX Beverages Pty Ltd. (Australia). It is also the record holder of 50% of Yahaloma and 51.9% of trueGold, an Australian company.

SMX (Security Matters) Public Limited Company (f/k/a Empatan Public Limited Company) was formed on July 1, 2022 as a public limited company under the name Empatan Public Limited Company, incorporated in Ireland. The Company’s principal executive office is located at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6. The Company’s telephone number is +353 1 920 1000.

The Company was newly incorporated for the purposes of becoming a holding company following the Business Combination. Through the consummation of the Business Combination, the Company did not conduct any material activities other than those incident to its formation and the Business Combination and only had nominal assets consisting of cash and its interest in Merger Sub.

On March 7, 2023, the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID. Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Under the SID, Security Matters PTY proposed the Scheme and Capital Reduction which resulted in all shares in Security Matters PTY being cancelled in return for the issuance of Ordinary Shares, with the Company being issued one share in Security Matters PTY (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

40

●	Under the SID, Security Matters PTY proposed the Option Scheme, which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of 1 Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company; and

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares.

The Company is subject to certain of the informational filing requirements of the Exchange Act. Since the Company is a “foreign private issuer,” it is exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and the officers, directors and principal shareholders of the Company are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of Ordinary Shares. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Overview

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

Business Model

The Company’s business model targets leading brands and manufacturers (as opposed to directly targeting consumers) in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Company offers both business-to-business sales and “white label” solutions, depending on the needs of customers and the ultimate end use based on either a fixed fee or volume-based revenue model (or both).

The Company may work directly with the manufacturer of the products or through the manufacturer’s raw material supplier so that the manufacturer is not required to change (or is required to make no more than minimal changes to) its manufacturing process in order to implement Security Matters PTY technology in the production process. Gaining the trust of raw material producers is the first stage, which in turn allows for credibility and trust when supplying solutions to brand owners, manufacturers and suppliers, which is a key step for its success.

41

Product and Applications

Product

The Company provides a solution comprised of three components: (1) a physical or chemical marker system coupled with (2) a reader and connected to (3) a blockchain digital platform.

Markers

Markers are embedded sub-molecular particles applied to a solid, liquid or gas. The Company uses various building blocks, comprised of a variety of molecules, to serve as markers for materials and products. For each project, its team selects a combination of molecules based on the specification of the customer and marked material (for example, the marked medium, the production process, the end use of the product and regulatory requirements, among others). The Company’s innovative reader can identify the marker and identify a response at a sub molecular building block level, designed to make the marker identification more accurate.

The ability to more accurately identify the concentration level of a marker allows Security Matters PTY to use numerous markings from a variety of different molecules. This enables it to not only identify the marker, but also identify the concentration within a product within a pre-defined range and “read” whether the marked material was diluted (authenticating not only the marked goods but also identifying the quantity).

Based on the specifications of the marked product, Security Matters PTY can mark materials based on several techniques, allowing its solution to be implemented across materials and processes. Markers can carry information denoting each origins of manufacture, product provenance, date of production and many other types of data, depending on customer needs.

The Company can produce either permanent or removable markers that can be applied either topically or internally to material in any state of matter (solid, liquid or gas) to form an “Intelligence on Things,” or “IOT2” marking system. The IOT2 concept involves marking products during or after the manufacturing process by inserting or applying materials to the products and encoding information through this process, namely by the treatment of materials or affixing and embedding product authentication security devices. The IOT2 concept allows for materials in a wide variety of products to be protected against counterfeiting, tampering, and diversion, and to help ensure the integrity of genuine products and manage the supply chain and logistics processes.

The marker supports invisible, indelible, and non-damaging tracking of distinctive molecules designed to ensure uniqueness and prevent duplication or counterfeiting. The marker is designed to not in any way affect the properties of the material it is applied to it simply becomes a part of that material. The molecules are designed to be inert, inactive, and invisible to the human eye.

Readers

Markers are embedded in the material and can only be read by designated readers. A reader scans for the existence of markers. If the reading satisfies a pre-determined condition set by Security Matters PTY (which can be programmed), than the reader can identify the marked product and convey information about such product to the customer.

The Company currently utilizes an x-ray wave reader that is modified according to its specifications to allow it to scan its proprietary markers. The reader and Security Matters PTY’s algorithm are designed to make its detection method unique and prevent duplication or interference with its markers. The reader is available as hand-held device or industrial apparatus for large-scale applications, with the ability to read the embedded material data from a physical or chemical marker without requiring lengthy and expensive laboratory testing for confirmation.

42

Platform

Blockchain technology is a ledger of records, which are linked and designed to be secured using cryptography from third party infrastructure and Security Matters PTY’s architecture. The Company can record a marker manifestation on the blockchain and store this information in cloud computing data storage. It has developed an algorithm designed to securely connect its reader to an existing platform (licensed from a SaaS provider) and record changing ownership and other information to the blockchain. Once Security Matters PTY’s blockchain solution is implemented, a marked good or material is scanned in order to identify the marker, the results can be verified on the blockchain in order to confirm the data embedded in it, such as the identity of the producer, date of production, supplier and past owners. During the same scan, the reader can record to the blockchain a change of location or ownership of the marked product or material.

The IOT2 concept mentioned above also refers to the retrieving, analyzing and processing of encoded information embedded on products and product components and uploading such information to a cloud computing system or to a distributed blockchain system, creating a digital twin to a physical product for the purpose of product authentication, brand protection, tracking and tracing products and product components, supply chain management, and logistical processes.

Applications

The Company’s solution offers the following applications across industries:

Process Tracing

Process tracing involves the upstream marking of raw material and blockchain-backed scanning throughout processing stages to allow for full traceability of raw material across its life cycle. Manufacturers are under increasing consumer and regulatory pressure to prove material provenance in order to be able to certify compliance with environmental, social and governance (“ESG”), sourcing practices and carbon content of finished goods. Through upstream marking of raw material and blockchain-backed scanning throughout the processing stages, Security Matters PTY’s technology enables real tracking and tracing of materials, including the source of those materials. Additionally, Security Matters PTY’s technology enables manufacturers to know whether any used items are theirs and enables them to pay third parties to collect their used products, creating a market for collecting used products and selling them to other manufacturers.

Authentication

Growing concerns about component tampering along high security or critical infrastructure product supply chains and increasing counterfeit issues for high value density products are also issues that Security Matters PTY’s marking and authenticating process is designed to address. Manufacturers can validate product authenticity to their customers by marking final products or prime components and scanning the marker at a retail location or as part of the process of recycling their products.

Sustainability and Circular Economics

The end-to-end technology solution covers three product lifecycles to enhance the circular economy from raw material to manufacturing/production, packaging, and end-of-life, enabling it to re-enter the economy for recycling or reuse. By marking upstream raw material and later scanning recycled content at waste collection points, an advanced sorting of materials is enabled which can increase the value of recycled content and in turn help to increase global recycling rates and recycled content certification.

Key Strengths

Innovative Technology

The Company’s technology can serve various manufacturers’ needs such as brand protection, authentication, track and trace for supply chain integrity and quality assurance. This technology has the potential to disrupt several industries and enable manufacturers and brand owners to be better able to protect their products.

43

Growing Addressable Market

The circular economy represents a potential opportunity for global economic growth as society moves towards a more sustainable future and as manufacturers and other entities come under increasing consumer and regulatory pressure to comply with ESG sourcing practices.

Experienced Development Technology Team

The Company’s technology team is an experienced team of professionals, with a track record in the industrial sector and governmental agencies.

Cross Segment Activity and Collaborative Relationships

The Company’s technology is applicable for multiple industries. The growth potential of the Company is derived from its ability to provide an adaptive solution for multiple market segments, based on a unified technology solution. The Company also has collaborative relationships with leading companies which can provide it with access to various entities to which to sell its technology. This is part of the Company’s strategy to create strategic partnerships with market leaders across its main segments of activity.

Sustainability

The Company believes regulatory and consumer pressure to increase recycling rates of high-pollution materials, such as plastics and rubber as well as growing sustainability concerns and requirements to preserve resources and minimize pollution are important drivers for our growth. Thus, any such sustainability regulations and consumer pressure promoting solutions that enable the circular economy, including the solutions that Security Matters PTY offers, can help to drive our growth.

Business Strategy

The Company’s roadmap for entry into markets it identifies is as follows:

●	Market Leader Adoption. Adoption of the solution by a market leader that provides a “seal of approval” that the technology is valid for the industry and generates added value.

●	Becoming an Industry Standard. Leverage the market leader’s position in the market to increase adoption by other companies along the value chain.

●	Regulator Adoption. In the future, Security Matters PTY aims to become the preferred solution by regulators and professional associations in each industry.

Research and Development

Given the varied needs of different industries, the Company’s research and development processes are divided according to industry.

Plastics, Rubber and Other Materials

In 2022, Security Matters PTY completed a successful trial of marking recycled plastics by studying the impact of gravimetric and volumetric feeding methods on final Post Consumer Recyclate, or PCR, readings. The compounding master batch and extrusion processes of these trials were performed on a pilot scale in a fully commercial and industrial facility. The Company’s team demonstrated its ability to manage the process remotely, indicating the viability of industrial scale adoption.

44

The successful trial provides plastic manufacturer and importing companies with a proof of concept, enabling them to more accurately identify and audit, via an automated transparent reporting system, the polymer type, number of loops and the amount of recycled content despite the size and color of the plastic. As a result, the Company is positioning itself to be able to offer plastic manufacturing and importing companies the ability to promote their operations as being sustainable and environmentally friendly. Combined with its ability to digitally certify the materials, the Company is also positioning itself to offer these companies the ability to avoid human/manual-paper auditing and use technology/automated auditing, which helps to reduce the potential for human errors and can provide for cost savings.

In March 2023, the Company announced that it succeeded for the first time in verifying a marker substance for natural rubber in a tire and so throughout the entire production process. The dedicated marker technology, which the Company and Continental optimized for use in natural rubber, is designed to create greater transparency along the entire value chain of tires and technical rubber products from Continental. Provided with special security features, the use of the marker substances enables the invisible marking of natural rubber with information on its geographical origin. This means, for example, that responsibly sourced natural rubber and its origin can be verified at every stage of the supply chain all the way through to the customer.

In the field test, the marker substance was added to responsibly grown latex during harvesting and withstood not only the intensive preparations involved in the production of natural rubber but also the tire manufacturing process itself. In the manufactured tire, the data was retrieved using special, purpose-built software and a reader and correctly interpreted. The appearance and performance of a bicycle tire containing the invisible marker remained unchanged.

The Company expects that Continental will use the new marker technology on a larger scale in the future during the process of sourcing its rubber and also to integrate it in other rubber products. As part of the industrialization of this technology, it is conceivable to link the markers with blockchain technology. This could provide additional support for tamper-free monitoring of compliance with quality standards and quality criteria along the complex supply chain of natural rubber.

On April 10, 2024, the Company announced that it has successfully completed the marking of 21 tons of natural rubber sourced in Latin America from tree to tire. The program covered the marking at the tree in Latin America through manufacturing and production in the region. The Company’s marker was added to the cup lump harvesting by the farmers prior to transfer to the manufacturing centre where the 42 tons of latex was converted to 21 tons of natural rubber. The bails were then transferred to tire manufacturing for commercial car, truck and lorry tires. The tires were then sent for evaluation. The results demonstrated 100% success rates on all marked tires to have a proven verification technology for origin authentication of the natural rubber and full traceability all along the entire supply chain data and integrity from tree to tire.

In July 2024, the Company announced its new solution to deliver a centralized blockchain reporting system for supply chain data, focusing on ethical sourcing, origination, and brand authentication in the Natural Rubber industry. The Company developed a platform for natural rubber producers and suppliers to monitor their supply chains in real-time. This digital platform is designed to integrate data from various sources, including polygon information, satellite imagery, on-ground sensors, risk assessment document management and blockchain records, to provide a holistic view of supply chain activities from tree to finished product in one centralised platform (tree, producer, compounder, manufacturer, brand and recycler).

Plastic Cycle Token

On November 28, 2023, the Company announced the planned launch of a plastic cycle token, scheduled for release in the third quarter of 2024. The initiative is being designed to present a reliable, ethical digital credit platform, aiming to capitalize on billions of dollars in recyclable plastics credits in a newly created market.

The tradeable plastic cycle token is being designed to enable companies to transition towards sustainable practices, encouraging entities within and outside the plastic ecosystem, including oil producers and waste management firms, to increase recycled content utilization.

This initiative is also expected to position the SMX Plastic Cycle Token as a next-generation alternative to carbon credits, creating a new paradigm in the Impact ESG investment landscape. Each token is being designed to represent a quantifiable amount of recycled plastic using SMX’s technology to physically mark the plastics, potentially offering a tangible impact on environmental circularity.

Gold and Other Metals

Gold

Security Matters PTY formed a joint initiative with W.A. Mint Pty Ltd. (“Perth Mint”) to develop a mine-to-marketplace ethical gold supply chain technology solution. Since the incorporation of trueGold in June 2020, this research and development project aims to promote a ‘mine to product’ transparency solution dedicated to responsible mining of materials. Security Matters PTY’s track & trace technology provides information on the origin of the materials and how they move across production and distribution chains towards recycling and back to refining.

On July 29, 2020, Security Matters PTY signed a shareholders’ agreement with Perth Mint and trueGold. The shareholders’ agreement and the ancillary agreements discuss the establishment of a new entity trueGold by Security Matters PTY and Perth Mint. Security Matters PTY granted to trueGold, subject to the terms of the license agreement, an exclusive, worldwide, perpetual license to use Security Matters PTY’s technology for the purpose of commercializing it within the industry comprising gold as a precious metal (as elaborated below). Security Matters PTY owns any development of its intellectual property and, while trueGold owns all generated data it creates, trueGold granted to Security Matters PTY a free non-exclusive, irrevocable, perpetual, royalty free license to use the generated data, subject to regulatory requirements and to the extent that it relates to the Isorad License Agreement technology or Security Matters PTY’s technology. The parties agreed that neither Perth Mint or Security Matters PTY are required to provide any funding to trueGold and that any investment by any of them in trueGold from time to time will be by way of in-kind contributions. Third party equity investors will contribute the working capital will fund R&D, development capital and other expenses in accordance with the business plan.

45

Other than with the consent of the other shareholders or between affiliates (defined, inter alia, as a related body corporate of a shareholder; a company in which the shareholder beneficially owns 50% or more of the issued shares) a transfer of shares will be done subject to a right of first refusal of the other shareholders, whom will also have tag-along rights and a drag-along (as elaborated below). Under the constitution (as amended in July, 2022, to add the specific right of Security Matters PTY to purchase shares before any other shareholders) any shareholder wishing to transfer shares must notify the board of directors and, before the board of directors authorize the transfer of any share or shares, the share or shares must first have been offered to Security Matters PTY (for its own benefit and unless Security Matters PTY is 50% owned by one entity), and if SMX does not notify within 30 days that it wishes to purchase, then to all other shareholders (including Security Matters PTY) at a price to be agreed on by the transferor and the directors of trueGold. If the transferor and the directors of trueGold are unable to agree on a price, the price of the relevant shares will be a price which: represents a fair market price; and is determined by expert determination administered by the Australian Disputes Centre (ADC) in accordance with the ADC Rules for Expert Determination which are operating at the time the matter is referred to ADC, which Rules are incorporated into the constitution of trueGold. The determination of such person in relation to the price of the relevant shares will be final and binding on all shareholders.

Subject to certain terms and conditions, a drag-along right is established under which where shareholders wish to dispose of all of their share to a third party that wishes to acquire 100% of trueGold and 75% or more of the aggregate number of shares on issue at that time agreed, the remaining shareholders may be forced to transfer to the third party all of the shares held by each of the remaining shareholders. In case of a deadlock (defined as a case where the board of directors disagrees on a material matter regarding the fundamental operation of trueGold or the business and cannot resolve the disagreement within 10 business days of the disagreement first arising), if the shareholders are unable to reach agreement on any matter, a dispute resolution mechanism was created.

The board of directors of trueGold was agreed to consist of not less than three and not more than seven. The board is comprised as follows: Security Matters PTY may appoint (remove or replace) up to two directors; Zeren Browne; Perth Mint may appoint (remove or replace) up to two directors; and Hugh Morgan, who is a non-executive, independent chair. A list of resolutions was set, which require a board majority including at least one Security Matters PTY appointed director and one Perth Mint appointed director. Another list of resolutions was set, which require a resolution carried by a majority of the shareholders including Security Matters PTY and Perth Mint. trueGold and Yahaloma agreed to bear the payments to Soreq related thereto of 4.2% of its revenues. SMX’s CEO, Mr. Haggai Alon, provides CEO services to trueGold and reports to the board of directors of trueGold, and Zeren Browne provides General Manager services to trueGold.

On October 3, 2023, Security Matters PTY entered into the Investment Agreement with trueGold. Pursuant to the Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 trueGold owes to Security Matters PTY was waived by Security Matters PTY in exchange for the issuance of additional shares of trueGold (the “trueGold Shares”) such that Security Matters PTY’s holdings in trueGold shall be increased to 51.9% of the total issued and outstanding shares of trueGold, making Security Matters PTY the majority owner of trueGold. Additionally, the existing license agreement as between Security Matters PTY and trueGold was amended to include additional intellectual property of Security Matters PTY to be licensed to trueGold thereunder. Security Matters PTY shall further supply to trueGold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

On July 10, 2024, the Company entered into the LOI with PMB, which in part provides for PMB transferring the 11,833 shares it owns in True Gold, for 2,183,682 (pre-adjustment as a result of the Company’s announced 75:1 reverse stock split) Ordinary Shares of the Company. Furthermore, PMB released a pledge of shares issued by TrueGold.

trueSilver

On June 7, 2023, we announced that we are in the process of creating a new subsidiary, trueSilver, and that we have entered into a 120 day exclusive agreement with Sunshine Minting Inc. (“Sunshine”), to create a path to full transparency and traceability for silver products from mine site to final products and recycling and the creation of an industry standard. During the 120-day exclusivity period, Sunshine shall evaluate our technology for its use, with possible further collaborations thereafter.

46

In July 2023, we transferred the ownership of our wholly owned granddaughter company “Security Matters Canada Ltd.” from ownership by our subsidiary Security Matters PTY to direct ownership by the Company and renamed it “trueSilver SMX Platform Ltd.”

On April 15, 2024, the Company announced the successful completion of proof of concept for ethical sourcing and authentication of silver in cooperation with Sunshine.

The Company has now successfully completed the marking of 2.2 tons of silver within Sunshine’s operations. The program covered the marking of the silver raw material through continuous manufacturing processes to final products including recycling loops.

The Company’s technology was added at the melting stage and the marked silver material was processed into blank (from casting, extrusion, rolling, annealing, blank cutting & recycling), and the quality of the marked intermediate material and final products was evaluated (from billet to blank and recycled blank after several cycles).

The results demonstrated 100% success rates on all marked products all along the production process (from billet to finished product) ensuring the durability and irrefutable proof of quality and Brand authentication of the silver for credible ESG reporting for stakeholders, customers, auditors, and regulators.

Non-Ferrous Metals

On November 29, 2022, Security Matters PTY signed a products distribution and SAAS reseller agreement with Sumitomo Corporation, a Japanese corporation. Under such agreement, Security Matters PTY appointed Sumitomo to act as Security Matters PTY’s exclusive, worldwide distributor to market and sell markers, readers and Security Matters PTY services to customers for application in the Non-Ferrous Metals Market (as defined below) only, subject to the customer entering into with Security Matters PTY its standard product license agreement. The “Non-Ferrous Metals Market” is defined as all supply chain market segments of the industry for aluminum, copper, lead, nickel, zinc, molybdenum, cobalt, lithium and tin.

The price at which Security Matters PTY shall sell products to Sumitomo and the license fee at which Security Matters PTY shall license Security Matters PTY products and Security Matters PTY service to Sumitomo shall be a discount of the invoices issued to the customers.

Generally, the agreement shall remain in effect for an initial term of five years from the effective date of first commercial sale by Security Matters PTY to Sumitomo of any products. The companies have agreed that over the coming years there is a target to reach US$35 million in sales.

Alcoholic Beverages

In December 2021, Security Matters PTY acquired all the holdings SMX Beverages Pty Ltd, a joint venture incorporated in February 2020 for the promotion of solutions in the alcoholic beverage industries including in relation to the prevention of counterfeit alcoholic beverages, circular economy concepts and packaging and supply chain within those industries.

Diamonds and Precious Stones

On April 30, 2019, Security Matters PTY signed an agreement with Trifecta Industries Inc. (“Trifecta”) for the commercialization of Security Matters PTY’s trace technology in the diamonds and precious stone industry. Under the terms of the agreement, Security Matters PTY and Trifecta established a new entity Yahaloma, which is equally held by Security Matters PTY and Trifecta.

Both parties covenanted not to pursue the use of Security Matters PTY’s technology for diamonds and precious stones, or any other venture related to the testing of the origin of diamonds or precious stone, other than through the Yahaloma. Additionally, in agreement with Isorad, all rights in and to any intellectual property related to the diamonds and precious stones industry that is developed by or for Yahaloma is jointly owned in equal parts by the Security Matters PTY, Yahaloma and Soreq.

Security Matters PTY continues to develop the technology and will supply Yahaloma technical services. Security Matters PTY bears the cost of such R&D services but the agreed hourly costs of Security Matters PTY’s staff is recorded as a shareholders loan of Security Matters PTY to Yahaloma, once the first USD 250,000 to be paid by Trifecta are exhausted (which is yet to happen). Trifecta supplies Yahaloma diamonds and other raw materials, which remain in the ownership of Trifecta. If Security Matters PTY causes damage to such diamonds during the R&D process, this will be reported the Trifecta and the damage recorded as a shareholders loan of Trifecta to Yahaloma. Trifecta will supply Yahaloma services of business development. Trifecta bears the cost of such services but the agreed hourly costs of Trifecta’s staff is recorded as a shareholders loan of Trifecta to Yahaloma. Management of Yahaloma is agreed to be jointly, with certain special resolutions requiring agreement of both parties. Actual day-to-day management is in Canada.

47

In addition to the shareholders loan extended by man-hours as stipulated above, the parties covenanted to extend up to USD 1 million to Yahaloma (USD 350,000 by Security Matters PTY and USD 650,000 by Trifecta, with USD 250,000 extended by Trifecta registered as capital and all other funds as shareholders loans). Funds were agreed to be injected upon reaching certain milestones. The Security Matters PTY loan of USD 350,000 are to be injected only upon reaching future milestones and only if such funds will be required, which stage has not yet arrived. Such Security Matters PTY loan will bear an interest rate of 5% per annum. Upon Yahaloma being able to repay the shareholders loans, first a sum of USD 250,000 will be repaid to Trifecta and then all other shareholders loans will be repaid pro-rata. Only after repayment of all shareholders loans will Yahaloma distribute profits.

A party may not transfer its shares to others without the prior approval of the other party other than a transfer to an affiliate (defined as an entity directly or indirectly controlled by a party or directly or indirectly controls such party or is directly or indirectly controlled by a person which also, directly or indirectly, controls such person) done after 30 days’ notice to the other party, and after the affiliate agrees to adopt the agreement.

Yahaloma agreed to bear the payments to Soreq related thereto (as described in “Gold and Other Metals” above).

Electronics

Security Matters PTY has joined an alliance formed by six founding partners, among them the World Business Council for Sustainable Development, to set a shared vision for a circular economy for electronics, called the Circular Electronics Partnership. This group of global companies has been brought together to reduce e-waste and to commit to a roadmap for a circular economy for electronics by 2030.

Fashion

In December 2020, Security Matters PTY announced that it had launched a Fashion Sustainability Competence Centre to enable fashion brands globally, to transition successfully to a sustainable circular economy by being able to identify the origination of their raw materials and hence, recycle their own unsold and/or end-of-life merchandise (garments, footwear and accessories including sunglasses) back into new high-quality materials and new fashion merchandise Security Matters PTY’s technology is applicable across a range of materials including leather, silk, cotton, wool, coated canvas, vegan leather, polyesters, cashmere, metals (e.g., gold & metallic parts) and plastics; and its applications encompass finished leather goods, shoes, garments, and accessories. Security Matters PTY is also collaborating with several luxury fashion conglomerates on R&D projects to trace the origin of raw materials used in their supply chain and is in commercial negotiations regarding the implementation of its solution with partners in the industry.

In July 2023, we changed the name of the wholly owned subsidiary from “SMX France” to “SMX Fashion and Luxury” in anticipation for such company to be used for the fields of fashion and luxury.

Intellectual Property

The ability of Security Matters PTY to develop and maintain proprietary information technology is crucial to our success. Since 2015, Security Matters PTY technology has been protected by more than 20 patent families and more than 100 patents filed around the world in various stages with respect to our marking and reading technologies. The table below lists the 20 patent families. Under each patent family, we note the countries under which such patents have been filed.

48

The following table provides a list of Security Matters PTY’s patents that have passed the international phase (PCT) and may be publicly disclosed:

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
1	US Taiwan Japan China Europe Israel Republic of Korea	PCT	System and method for reading x-ray-fluorescence marking	Registered	15/563,756 16/709,804	Mar 2016 Mar 2016	US10539521B2 US10969351B2	Jan.2020 Apr 2021	Jul 2036 Mar 2036

2	US Australia China Europe Israel Japan Korea	PCT	Authentication of metallic objects	Registered	16/074,226	Feb 2017	US11446951B2	Sep 2022	Jan 2040

3	US Australia Europe Israel Korea	PCT	Access control system and method thereof	Published/ Pending	16/083,966	Mar 2017	US20200242865A1	Jul 2020

4	US Australia China Europe Israel Japan Korea	PCT	A method and a system for XRF marking and reading XRF marks of electronic systems	Registered Registered	16/091,222 16/834,732	Apr 2017	US10607049B2	Mar 2020	Apr 2037

5	US Australia China Europe Austria Germany Estonia Spain Finland France Great Britain Latvia Sweden Israel Japan Korea	PCT	An XRF analyzer for identifying a plurality of solid objects, a sorting system and a sorting method thereof	Registered	US16/311,290	Jun 2021	US10967404B2	Apr 2021	Dec 2037

6	US Australia Canada Europe Israel South Africa	PCT	Method for marking and authenticating precious stones	Registered Pending	16/328,526 17/666,866	Aug 2017	US11320384B	May 2022	Oct 2038

49

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
7	US Australia China Europe Israel Korea Taiwan Japan Ukraine	PCT	X- ray fluorescence system and method for identifying samples	Registered	16/334,431	Sep 2017	US11112372B2	Sep 2021	Jun 2038

8	US Australia China Europe Israel Japan Korea	PCT	Method for Detecting Mishandling and Misuse of Food Products	Pending	16/336,712	Sep 2017	US20210321649A1	Oct 2021

9	US Australia China Europe Israel Japan Korea	PCT	XRF-Identifiable Transparent Polymers	Registered	16/340,913	Oct 2017	US11193007B2	Dec2021	Apr 2038

10	US Australia China Europe Israel Japan Korea	PCT	A System for Virtual Currency based on Blockchain Architecture and Physical Marking	Pending	16/609,686	May 2018	US20200184465A1	Jun 2020

11	US Australia Europe Israel Korea - Application discontinuation	PCT	An Object Marking System for Authentication and Verification	Registered	16/609,700	May 2018	US11221305B2	Jan 2022	Oct 2038

12	US Australia Canada China Europe Israel Japan Korea	PCT	Management of Recyclable Goods and Their Source Materials	Application Filed	17/766,874	Oct 2020	WO2021070182A1	Apr 2021

13	US Australia China Europe Hong-Kong Israel Japan Korea	PCT	Systems and Methods for Supply Chain Management and Integrity Verification Via Blockchain	Application filed	16/980,693	Mar 2019	WO2019175878A1	Sep 2019

50

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
14	US Australia Azerbaijan Brazil Canada China Europe Hong-Kong Indonesia Israel Japan Korea Malaysia Singapore Uzbekistan	PCT	System and Method for Detection and Identification of Foreign Elements in a Substance	Application filed	17/285,167	Oct 2019	US20210325323A1	Oct 2021

15	US Australia Canada Europe Israel Japan Korea	PCT	Method and System for Classification of Samples	Application filed	17/594,406	Apr 2020	WO2020212969A1	Oct 2022

16	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency in Production Value Chains	Pending Pending	17/626,916 17/626,923	Jul 2020 Jul 2020	US20220251252A1 US20220259356A1	Aug 2022 Aug 2022	Pending Pending

17	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency in Production Value Chains	Pending Pending	17/626,916 17/626,923	Jul 2020 Jul 2020	US20220251252A1 US20220259356A1	Aug 2022 Aug 2022

18	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite for Marking Seeds and Plants	Application Filed	17/639,397	Sep 2020	20220312711 A1	Oct 2022

19	US Australia Canada China Europe Israel Japan Korea	PCT	Management of Recyclable Goods and Their Source Materials	Application Filed	17/769,175	Oct 2020	WO2021074919A1	Apr 2022

20	PCT/ IL2021/050325	PCT	Device and Method for Detection of Viruses By XRF	Application filed		Mar 2021	WO2021191899A1	Sep 2021

51

Abstracts

Patent Family 1:

System and method for reading x-ray-fluorescence marking (US10,539,521, granted, expires 13/07/2036; US10969351B2, granted, expires 31/03/2036). Abstract: Method and systems are presented for authentication of precious stones, according to their natural ID and/or predetermined markings created in the stones, based on unique characteristic radiation response of the stone to predetermined primary radiation.

Patent Family 2:

Authentication of metallic objects (US16/074,226, granted, expires 25/01/2040). Abstract: The present invention provides an anti-counterfeit marking technique for verifying authenticity of objects using x-ray fluorescence (XRF) analysis.

Patent Family 3:

Access control system and method thereof (US16/083,966, Pending, filed 21/03/2017). Abstract: The present invention relates to an access control system, an access object and a method for access control. The access control system comprises an access request receiving device being configured and operable for receiving an access object; the access request receiving device comprising an emitter configured and operable for irradiating the access object with a radiation having a wavelength in the range of about 10”12 and 10”9 m and a detector configured and operable for detecting a response signal from the irradiated access object; a control circuit being configured and operable to receive the response signal from the access request receiving device and process the response signal to identify spectral features indicative of an XRF signature of the access object; wherein the control circuit is adapted to generate an unlocking signal for switching a module device between a locked state and an unlocked state upon identification of the XRF signature.

Patent Family 4:

A method and a system for XRF marking and reading XRF marks of electronic systems (US10,607,049, granted, expires 04/042037, US16/834,732, granted, expires 04/12/2037). Abstract: Methods and systems for verifying compatibility of components (e.g. parts or devices) of an electronic system are disclosed. In certain embodiments the method includes: irradiating a first and second components presumably associated with the electronic system, with XRF exciting radiation, and detecting one or more XRF response signals indicative of a first and a second XRF signatures, emitted from the first and second components in response to the irradiation. Then the first and second XRF signatures are processed to determine whether they are associated with respectively a first and second XRF marking compositions on the first and second components, and the compatibility of the first and second components to the electronic system is determined/verified based on the correspondence between the first and a second XRF signatures/marking. Certain embodiments also disclose electronic systems including at least a first and a second electronic components/devices respectively having the first and second XRF marking compositions that enable verification of compatibility of the components. Certain embodiments disclose techniques for pairing the first and second components (e.g. devices) based a correspondence between the first and second XRF signatures/markings thereof. Certain embodiments disclose various calibration techniques for calibrating the XRF measurements of XRF markings applied to different substrate materials of the electronic components.

Patent Family 5:

An XRF analyzer for identifying a plurality of solid objects, a sorting system and a sorting method thereof (US10,967,404, granted, expires 04/12/2037). Abstract: The present invention discloses a novel XRF analyzer capable of simultaneously identifying the presence of a marking composition in a plurality of objects by modulating/varying the intensity of the excitation beam on the different objects and measuring the secondary radiation thereof. The XRF analyzer comprises a radiation emitter assembly adapted for emitting at least one X-Ray or Gamma-Ray excitation radiation beam having a spatial intensity distribution for simultaneously irradiating the plurality of objects; a radiation detector for detecting secondary radiation X-Ray signals arriving from a plurality of objects in response to irradiation of the objects by X-Ray or Gamma-Ray radiation, and providing data indicative of spatial intensity distribution of the detected data X-Ray signals on the plurality of objects; and a signal reading processor in communication with the detector, the processor being adapted for receiving and processing the detected response X-Ray signals to verify presence of the marking composition included at least one surface of each object of the plurality objects.

Patent Family 6:

Method for marking and authenticating precious stones (US16/091,222, granted, expires 20/10/2038, US Divisional 17/666,866, pending, filed 08/02/2022). Abstract: Method and systems are presented for authentication of precious stones, according to their natural ID and/or predetermined markings created in the stones, based on unique characteristic radiation response of the stone to predetermined primary radiation.

52

Patent Family 7:

X-ray fluorescence system and method for identifying samples (US11,112,372, granted, expires 03/06/2038). Abstract: A control system and method are presented for controlling operation of an X-ray Fluorescent (XRF) system for detecting at least one material carried by a sample, for example at least one marker carried by the sample. The control system comprises: data input utility for receiving input data comprising material/marker related data about said at least one material/marker; and data processor and analyzer utility. The data processor and analyzer utility is configured and operable for analyzing the input data and determining optimal geometrical characteristics of the XRF system for optimizing operational conditions of said XRF system to maximize amount of primary X-ray radiation that reaches a predetermined region of the sample and is absorbed by a volume of said region and to maximize a portion of secondary radiation emitted from said region that reaches a detector of the XRF system; and for generating operational data to the XRF system enabling adjustment of the geometrical characteristics of the XRF system.

Patent Family 8:

Method for Detecting Mishandling and Misuse of Food Products (US16/366,712, Pending, filed 25/09/2017). Abstract: The present invention provides a method of labeling a product for human or animal use with an XRF identifiable label, the method comprising forming a pattern of at least one FDA-grade material identifiable by XRF on at least an area of the product. Wherein the pattern is optionally at least partially invisible to the naked eye and has predefined identifiable properties, wherein the product is selected from foods, therapeutics and cosmetics.

Patent Family 9:

XRF-Identifiable Transparent Polymers (US11,193,007, granted, expires 02/03/2038). Abstract: The invention provides formulations and masterbatches of a polymeric material and XRF-identifiable markers, for producing transparent elements including a polymer and at least one XRF-identifiable marker for a variety of industrial uses.

Patent Family 10:

A System for Virtual Currency based on Blockchain Architecture and Physical Marking (US16/609,686, Pending, filed 08/05/2018). Abstract: Methods and system for management of transactions of marked objects are disclosed. In an embodiment, a method for recording a marked object includes: determining specific and unique marking of the object by a reader unit; and communicating encrypted data indicative of the marking and data indicative of the marked object to at least one server system, for generating at least one record of the object and its marking thereat. The at least one server system may be a distributed blockchain system including: at least one blockchain service module adapted for recording transactions of objects in a blockchain; and at least one management service module adapted for authorization of each transaction of an object based on authentication of the transaction by: providing a reader unit with a certain reading scheme/parameters that authorize/enable the reader unit to correctly read the specific marking on the object; and obtaining from the reader unit in response, a reading data indicative of the marking being read using the reading scheme, and authenticating the object based on a match between the reading data and stored data of the object’s marking which is stored by the at least one server. In turn, before carrying out a request for recordation of a transaction for the object in the blockchain, the blockchain service module is adapted to await authorization of the transaction from the management service.

Patent Family 11:

An Object Marking System for Authentication and Verification (US11,221,305, granted, expires 23/10/2038). Abstract: Systems and methods for marking of objects, such as keys/key-blanks, in a production line are disclosed. The objects are marked by applying a marking composition(s) to pre-selected areas on the surface thereof. The system includes a marking unit for dispensing a volume of marking composition in one or more localized pre-selected areas on the surface of an object to be marked; a holder/gripper for positioning the object to be marked in one or more positions relative to the marking unit so as to allow the marking unit to dispense the marking composition on the one or more pre-selected localized areas; a reading/verification unit for detecting the marking composition applied to the object thereby verifying that the objects are properly marked; an orientation sensing unit for identifying the orientation of the object to be marked relatively to the holder. The system also includes a controller configured for controlling the operation of the holder, orientation sensing unit, and the marking unit. The reading/verification unit is adapted to identify the marking composition in the one or more pre-selected areas on surface of the object by detecting an electromagnetic signal (such as XRF signal) emitted from the marking composition (e.g. in response to its illumination by X-ray or gamma-ray).

Patent Family 12:

Management of Recyclable Goods and Their Source Materials (US17/766,874, Pending, filed 07/10/2020). Abstract: Techniques for monitoring production and reuse of a recyclable material, and/or determining a currency or quality measure thereof, are disclosed. In the disclosed embodiments one or more markers are introduced into ingredient material components of the recyclable material, where the one or more markers being indicative of one or more properties of at least one of the ingredient material components. Information indicative of at least the one or more properties is recorded in a database comprising a plurality of records, each associated with at least one of the one or more markers. A signal obtained from a product comprising the recyclable material is processed for determining presence of at least one of the one or more markers, and based thereon the information recorded in at least one of the database records associated therewith, and a quality or currency measure of at least one of the ingredient material components of the recyclable material comprised in the product is determined based on the one or more properties indicative by the information.

53

Patent Family 13:

Systems and Methods for Supply Chain Management and Integrity Verification Via Blockchain (US16/980,693, Pending, filed 14/03/2019). Abstract: Systems and methods for managing transactions of physical objects are disclosed. The system is connectable to a first distributed ledger adapted to record object transactions associated with transactions of one or more physical objects between parties. The system includes a second distributed ledger adapted to record data indicative of object handling operations carried out with respect to the one or more physical objects; and an object handling management module adapted to authenticate handling operations carried out with respect to the one or more physical objects. The object handling management module is configured and operable for obtaining parameters of execution of the handling operations, authenticating the parameters of execution of the handling operations, and recording the authenticated handling operations in the second distributed ledger. The system thereby enables recordation of the object transactions associated with the one or more physical objects upon authenticating that the parameters of execution of the handling operations that are carried out with respect to the one or more physical objects satisfy one or more respective predetermined conditions.

Patent Family 14:

System and Method for Detection and Identification of Foreign Elements In A Substance (US17/285,167, Pending, filed 18/10/2019). Abstract: In one embodiment, a system and method for inspecting a substance to detect and identify predetermined foreign element(s) in the substance. The foreign element may carry X-ray responding material compositions, emitting X-ray signals in response to primary exciting X-ray or Gamma-ray radiation. The inspection is performed during a relative displacement between the substance and an inspection zone, defined by an overlap region between a solid angle of emission of an X-ray/Gamma-ray source and a solid angle of detection of X-ray radiation, along a predetermined movement path, as the substance moves along said path, the detected X-ray radiation includes X-ray response signals from successive portions of the substance propagating towards, through, and out of said overlap region. Measured data indicative of X-ray response signals is analyzed to identify a signal variation pattern over time indicative of a location of at least one foreign element carrying an X-ray responsive marker.

Patent Family 15:

Method and System for Classification of Samples (US17/594,406, Pending. filed 05/04/2020). Abstract: A method and system are provided for model-based analysis of samples of interest and management of sample classification. Predetermined modeled data is provided comprising data indicative of K models for respective K measurement schemes based on a predetermined function having a spectral line shape, data indicative of M characteristic vectors of M predetermined group to which different samples relate, and data indicative of a common vector of weights for the M groups. A data processor utilizes said data and operates to apply model-based processing to measured spectral data of a sample of interest using said predetermined modeled data, and generate classification data indicative of relation of said specific sample of interest to one of said M predetermined groups.

Patent Family 16:

Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency In Production Value Chains (US17/626,916, Pending, filed 15/07/2020). Abstract: The present invention is in the field of polymers comprising XRF identifiable tracers allowing information to be encoded by the polymers, and in particular polymers for conservation, restoration and retouching in artworks, electronics, coatings, plastics etc.

Patent Family 17:

Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency In Production Value Chains (US17/626,923, Pending, filed 15/07/2020). Abstract: The present invention is in the field of polymers comprising identifiable tracers by spectroscopic methods such as XRF, IR, NIR and XRD allowing information to be encoded by the polymers, and in particular polymers for conservation, restoration and retouching in artworks, electronics, coatings, plastics, packaging, 3D printing, rubber, and the like.

Patent Family 18:

Traceable Composite for Marking Seeds and Plants (US17/639,397, application filed, filed 02/09/2020). Abstract: The invention concerns compositions and methods for authenticating an agricultural product.

54

Patent Family 19:

Management of Recyclable Goods and Their Source Materials (US17/769,175, application filed, filed 15/10/2020). Abstract: Techniques for managing production and reuse of a recyclable material are disclosed. Combination of markers introduced into one or more ingredient material components of recyclable materials are used to indicate one or more properties of at least one of the ingredient material components e.g., a type of material used, percentage of the material type in the recyclable material, and suchlike. A signal obtained from a product comprising the recyclable material can be processed to detect presence or absence of the combination of markers therein. Based on the detection of the combination of markers, information indicative of the one or more properties of the at least one ingredient material component is determined, and based on the information it is decided either about a suitable recycling process for reusing the at least one ingredient material component, or a suitable disposal process for disposing the product.

Patent Family 20:

Device and Method for Detection of Viruses by XRF (PCT/IL2021/050325, National Phase due by September 26, 2022). Abstract: The invention provides methods and tools for the directed and indirect detection of infection with micro-organisms pathogens in biological and non- biological samples, and specifically applications of XRF (X-ray fluorescence) methodology for the detection of infections with viral and bacterial pathogens responsible for the widespread epidemics in mammals and humans, including COVID-19.

Marketing and Sales

The Company intends to concentrate its market penetration efforts into the U.S. market, including recruitment of sales and marketing personnel, either located in the U.S. or with U.S. orientation, participation in various professional expos, conventions and exhibitions and entering into agreements or arrangements with distributors in the U.S. markets and commencing collaborative relationships with commercial entities for the development of new customized products. Moreover, the Company intends to continue to invest significant resources in research and development in order to improve and build on its array of existing solutions and strive to develop new innovative products in sync with new market technological developments. The Company plans to further advance its innovative technology and commercialization efforts by:

●	engaging with additional suppliers and service providers in order to improve and streamline its product development process and supply chain;

●	increasing marketing and sales activities, concentrating on specific target markets;

●	increasing participation in professional expos, conventions and exhibitions; and

●	establishing partnerships and collaborations with strategic customers and entities in the segments relevant to its technology.

The Company’s pricing is based on the perceived value proposition of its solution for its customers. The pricing model is expected to be comprised of three components:

●	set-up fee (for initial consultations);

●	marker implementation fee (typically on a per item or per kg basis) and sale or lease of readers; and

●	service fee (for reading, blockchain services and other support services).

Pricing may also include an annual license fee, payment of royalties, pay-per-read, or other models.

55

Target Industries

Fashion

For the fashion industry, the Company’s technology enables authentication from raw materials to retail stores and beyond:

Its technology targets the luxury fashion industry by enabling high-end brands to:

●	verify the origin of raw materials to prevent fraud;

●	control material usage during the manufacturing process;

●	track a product’s journey from the first point of manufacturing to delivery to customers.

●	share information on product traceability with customers to prevent fraud in returned products;

●	generate secondary and reseller demand by demonstrating product authenticity; and

●	improve upcycling and recycling processes through material recognition, grading, and recycled content certification.

Electronics

For the electronics industry, the Company’s technology enables end-to-end traceability and authentication from raw material to point of use.

56

Its technology targets semiconductor manufacturers enabling a manufacturer to:

●	verify the origin of raw material;

●	control material usage;

●	demonstrate product authenticity along its supply chain;

●	detect tampering during use (e.g., when giving products off-premises for maintenance or other reasons); and

●	implement upcycling and/or recycling programs through material recognition, grading, and recycled content certification.

Gold and Other Metals

The Company’s technology allows for the tracing of gold or other metals from mine to consumer.

Its technology enables gold and other metal refineries, mining companies, and bullion banks to:

●	prove the origin and mine location of the gold or other metal;

●	facilitate the sale or trading of gold or other metal from ESG-compliant mines; and

●	demonstrate that their products are ESG-compliant to customers and end-users.

57

Plastics, Rubber and Other Materials

Given the challenges around mechanical recycling, chemical recycling is emerging as a promising solution to help tackle the global challenge associated with single use plastic waste. An embedded chemical marker allows for better tracking, monitoring and sorting of post-consumer plastic with the Circular Value Chain Approach. The Company’s technology is applicable throughout the life cycle of the material or product, from raw material to production to recycling. Its technology enables plastic footprint transparency and traceability along the supply chain.

Its digital twin technology can address a key challenge of the first step to identify, track and trace commodities produced in emerging countries for use in the developed countries, such as rubber or food commodities (e.g., cocoa, soy, and palm oil). The creation of a digital twin for each physical good enables participants in the value chain to come together and form the global ledger for the goods. As a number of industries and sectors are increasing their commitments to recycling, many companies are realizing the need for sustainability and circular economies.

Competition

Armed with its various products and designs, the Company believes it possesses a unique combination of knowledge and features. It has established an innovative, cross- segment technology, developed over several years by an experienced and dedicated team of scientists, which it believes create a barrier to entry to its competitors.

The Company’s product is currently undergoing pilot projects with customers with strong international presence. The customizable nature of its technology allows Security Matters PTY to embed the technology in multiple products, from silk to rubber to diamonds to gold to plastics, across multiple segments.

The Company is constantly striving to improve its competitive status in the market by:

●	entering into agreements or arrangements with large and high-profile customers in the industry, which it believes enhances its status and reputation in multiple markets and provides opportunities to enter into new agreements or arrangements with new customers;

●	entering into agreements or arrangements with strategic partners in order to strengthen its position to become the new industry standard; and

●	Providing high level development and support services to customers, to promote customer retention, and encourage its customers to rely on Security Matters PTY to use its technologies for future projects.

Facilities

The Company’s main business activities are conducted at SMX Israel’s headquarters in central Israel. It leases 363 square meters of office space at this location under a lease until May 31, 2027, with an option to extend the lease with an additional rental fee of 10% for an additional five years. The Company also leases an additional adjacent building of 146 square meters where it conducts research and development activities. The lessor (who represented that he is not aware of any such impending circumstances) has the right to shorten the lease with 90 days-notice if it is demanded by a government entity to evacuate the premises, to change the agreement or to pay fines due to the agreement. The Company believes that its current facilities are suitable and sufficient to meet its anticipated needs for the foreseeable future.

58

Government Royalty Obligations and Regulations

Israeli R&D Law

The Government of Israel encourages research and development projects oriented towards products for export or projects which will otherwise benefit the Israeli economy. This is conducted by the Israel Innovation Authority (IIA), which replaced the former Office of the Chief Scientist (OCS).

Under Israeli laws with respect to research and development, which is referred to as R&D Law, a royalty of between 3% to 5% applies to the net sales of products developed from a project funded by the IIA, beginning with the commencement of sales of products developed with grant funds and ending when a dollar-linked amount equal to 100% of the grant plus interest at LIBOR has been repaid. The terms of the R&D Law also place restrictions on the location of the manufacturing of products developed with government grants, which, in general, must be performed in Israel, and on the transfer to third parties of technologies developed through projects in which the government participates. Security Matters PTY’s research and development team will remain in Israel and all funds previously received by way of a grant from IIA have been invested in Israel.

The IIA has published a directive incorporating most of the former provisions, including those with respect to transfer of manufacturing rights, transfer of know-how and others. These provisions include limitations and requirements for payment with respect to outsourcing or transferring development or manufacturing activities with respect to any product or technology outside of Israel, and change in control in companies which received government funding from the OCS or IIA, which may impair ability to sell technology assets outside of Israel or to outsource, transfer develop or manufacture with respect to any product or technology that received government funding under the R&D Law outside of Israel, or consummate a change in control in the Company, all without prior approval of the IIA.

In May 2017, the IIA published the Rules for Granting Authorization for Use of Know-How Outside of Israel, or the Licensing Rules. The Licensing Rules enable the approval of licensing arrangements and other arrangements for granting of an authorization to an entity outside of Israel to use know-how developed under research and development programs funded by the IIA. Subject to payment of a “License Fee” to the IIA, at a rate that will be determined by the IIA in accordance with the Licensing Rules, the IIA may now approve arrangements for the license of know-how outside of Israel. This allows companies that have received IIA support to commercialize know-how in a manner which was not previously available. In addition, the IIA has recently published a directive incorporating most of the former provisions, including those with respect to transfer of manufacturing rights, transfer of know-how and others.

Security Matters PTY had one approved project with the IIA (project number 55715, approved on November 23, 2015) of a 40% grant out of a project of up to approximately $400 thousand under which it received $196 thousand in prior years. Security Matters PTY passed a final review by the IIA and no additional funding is expected to be received under the project.

Security Matters PTY is obligated to pay 3% of our relevant revenues for the first three years, and 4% of the relevant revenues for further years, until repayment of the entire grant, being $196 thousand. To date we paid about $1 thousand out of such amount.

Approved Enterprise

The Israeli Encouragement of Capital Investments Law, 1959, is intended to encourage investment in industry in Israel in national priority areas, to promote economic initiatives while giving preference to advanced and innovative industries, and to strengthen development areas. Based on the Investment Law, the Investment Center may, on application, grant the status of “Approved Enterprise” for Capital Investments in industry and tourism. Certificates of approval are issued and such approval entitles the project to receive substantial support from the State. The support may be in the form of reduced taxation, investment grants or other benefits specifically designed to encourage capital investment in Israel. Such State support is conditional on certain restrictions on the activities of a supported company, which restrictions may not easily be alleviated.

In December 2016, Security Matters PTY received approval as an Approved Enterprise (File 24638, Plan 429, Motion 120941) for the building of a factory for the marking of materials with an investment of ILS 3,700,000, provided that at least 24% of the investment will be financed by the issuance of new shares. Due to changes in our activity plans, we did not pursue such project and did not take any funds under such Approved Enterprise.

59

Isorad License Agreement

Under the Isorad License Agreement (as amended), Security Matters PTY received from Isorad an exclusive, worldwide, royalty-bearing license, to make use of (including, without limitation, to develop, manufacture, use, market, offer for sale, sell, export and import in the field of marking methods) US patent number 8158432 B2 and the technology derived from it can be utilized in almost any industry and with any product. Additionally, any uses for the Israeli Security Forces and/or its purposes will be conducted via us at a “cost plus” price to be agreed. While Isorad and Soreq reserve the right to freely continue to research and develop the technology, Security Matters PTY has a right of first offer to any newly developed technology. If the Source IP is developed further by Soreq and Soreq wishes to commercialize the new technology, then Soreq must offer the right to commercialize the new technology to Security Matters PTY in the first instance.

Security Matters PTY and its affiliate are to pay Isorad royalties for 25 years as of January 1, 2020 in the amount of 2.2% of all gross sales by the Company, our affiliates or sublicensees and after 25 years the license becomes royalty-free. Gross sales are defined under the Isorad License Agreement to include the total amount invoiced or received by Security Matters PTY and/or its affiliates, including, without limitation, for sale of products and provision of services. If Security Matters PTY charges a fee for sublicensing or an option for a sublicense, for which it does not pay the 2.2% royalty described above, such income will be subject to royalty payment of 15% of the amounts received. The royalties for revenues from sub-licensing the technology are payable as of January 1, 2020.

Upon the occurrence of the next M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of ours and similar event) Security Matters PTY is to pay a cash amount equal to 1.5% of the Exit Consideration (as such term is defined in such agreement). Additionally, Isorad was issued 864,000 (pre 75:1 reverse split) options to purchase shares of Security Matters PTY and is entitled to receive 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and any amount actually received against equity or other funding during a period of 13 months thereafter (to be paid after reaching an aggregated received amount of US$27 million, or at the end of such 13 months, the earlier thereof). This will not apply to any future offer of shares, merger or sale of assets thereafter.

Under the Isorad Agreement, Isorad can only refuse to approve a sublicense based on governmental defense, security, governmental policy, political and other official State of Israel policy considerations. A sublicensee cannot further grant, directly or indirectly, to any third party any sublicense or rights to the technology and cannot further assign the sublicense agreement.

Specifically as to Yahaloma, the royalty rate on gross sales of Yahaloma, to be paid by Yahaloma, are 4.2% (and not 2.2% that applies solely to Security Matters PTY, its other affiliates and to other sublicensees). Upon the occurrence of an M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of Yahaloma and similar event), Isorad is entitled to a fee equal to 1% of the total consideration paid to, received by, or distributed to, Yahaloma and/or its shareholders and/or its affiliates in connection with the event, including, without limitation, all cash, securities or other property which is received by Yahaloma and/or its shareholders in connection with such event of two such events (i.e. twice) at its choice.

The Isorad License Agreement will continue in full force and effect until terminated pursuant to its terms. If either party does not remedy a material breach of its obligations within 180 days of notice of the material breach, the non-defaulting party may terminate the Isorad License Agreement immediately. Isorad may terminate the agreement by providing 30 days prior written notice if the royalties payable to Isorad are $nil in any semi-annual report and we have breached other certain obligations (such as a failure to maintain a patent or patent application in the previous semi-annual review period).

Security Matters PTY has provided broad indemnities to Isorad and Soreq and their related parties under the terms of the Isorad License Agreement. The Isorad License Agreement is governed by the laws of Israel.

60

Safety Certifications and Permits

Security Matters PTY is in compliance with the requirements of the ISO 9001:2015 standard for quality management and quality assurance. The ISO organization promotes worldwide proprietary, industrial and commercial standards. Security Matters PTY is examined annually to verify that we comply with the ISO standards of excellence, safety, quality, process management and risks management, and currently holds an ISO certificate as of the date of this prospectus.

Under the provisions of the Israeli Non Ionizing Radiation Law, and the Work Safety regulations (regarding employment safety and health of those working with non-ionizing radiation), the Company is required to hold a valid license for operations involving non ionizing radiation as well as employ a safety expert with qualifications as defined by the law. As of May 8, 2022, Security Matters PTY has a valid license for operations involving non ionizing radiation and employs a safety expert as required by law. Additionally, the import and use of its readers may be subject to a license requirement in certain jurisdictions, which requirement may change from one jurisdiction to another.

Employees

As of August 20, 2024, the Company had 27 employees, 21 full time employees and 6 part time employees located in Israel. The Company also has three employees in Singapore, one in Australia and one in the United Kingdom.

None of the Company’s employees are members of a union or subject to the terms of a collective bargaining agreement. In Israel, the Company is subject to certain Israeli labor laws, regulations and Labor Court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to the Company by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and Industry, and which apply such agreement provisions to the Company’s employees even though they are not part of a union that has signed a collective bargaining agreement.

All of the Company’s employment and consulting agreements include standard non-compete and intellectual property assignment provisions, as well as strict confidentiality obligations. The enforceability of non-compete provisions may be limited by Israeli law.

The Company has a diversity policy in effect, last updated and approved by the board on February 7, 2021, according to which we are committed to gender diversity across its Board, senior management team and across its entire workforce, with a particular goal of increasing the representation of women in all areas.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or may be subject to claims arising in the ordinary course of our business. Although the results of these proceedings and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

61

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information which our management believes is relevant to an assessment and understanding of the Company’s consolidated results of operations and financial condition. This discussion and analysis should be read together with our audited consolidated financial statements and related notes as of December 31, 2023 of our Company and our predecessor companies included elsewhere in this prospectus. This discussion and analysis should also be read together with the section of this prospectus entitled “Business”. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Business

The Company integrates chemistry, physics, and computer science to give materials memory and create a culture of transparency and trust across multiple industries. The Company’s nearly 100 patents support unique marking, measuring, and tracking technologies allowing clients to seamlessly deploy transparency at all levels of development and provide stakeholders with a complete provenance of material composition and history, from virgin material to recycled, to address manufacturing challenges and ESG goals while maintaining sustainable growth. As a result, the Company’s technologies are designed and developed to help companies address ESG commitments and transition more successfully to a low-carbon economy.

The Company’s technology seeks to enable global companies across various industries to transition more successfully to a sustainable circular economy. By adopting our technology, they would be able to tangibly measure and track the raw material from origination, through the supply chain and at the end of life-where the amount of material recycled/reused from that product item can be measured and as well as the number of times that specific material/item has been recycled/reused.

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. One reader can detect embedded data in various materials, from metals to fabrics to food and plastics, with all data logged onto the same digital platform. This versatility across materials sets the SMX tech apart from competitors. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

The potential of the SMX technology application extends beyond merely tracing raw materials from origination to finished product for recycling and reuse. It serves as a cornerstone for broader innovative markets, including the following:

In November 2023, SMX unveiled plans for the launch of the world’s first plastic cycle token. In response to the global plastic recycling rate of just 9% and an estimated market valued at over $40 billion, this initiative aims to establish a reliable, ethical digital credit platform, tapping into the vast potential of recyclable plastics credits in a new market. Collaborating with a range of partners and sponsors, each offering unique skills and expertise, SMX aims to create the Plastic Cycle Token, facilitating companies’ transition to sustainable practices. This token is poised to serve as a next-generation alternative to carbon credits, aligned with the European Union’s efforts to improve recycling rates. Leveraging its technology, which enables physical traceability of recycled materials, SMX seeks to incentivize genuine plastic recycling, promoting environmental circularity and supporting impactful ESG investments. This was followed by another SMX announcement in January 2024, for a $5 million contract with R&I Trading of New York, deploying cutting-edge technology to enhance supply chain transparency for a NATO member state, with plans to expand to additional NATO members. This partnership aims to establish new standards in brand protection, authentication, and ethical sourcing, particularly in the FMCG sector. Through this initiative, SMX is committed to promoting transparency and security in global supply chains, reflecting its dedication to ethical business practices and technological innovation.

History

SMX Israel was incorporated in 2014 to provide brand protection and supply chain integrity solutions to businesses. It provides these solutions through the commercialization of the Source IP. SMX Source IP was initiated from the Soreq Nuclear Research Center, an Israeli government research and development institute for nuclear and photonic technologies under the Israeli Atomic Energy Commission (“Soreq”). In January 2015, SMX Israel entered into the Isorad License Agreement with Isorad Ltd. (an IP holding company of Soreq) to license the Source IP and develop and commercialize the technology. Under the Isorad License Agreement, as amended, the Source IP can be utilized in almost any industry and with any product.

SMX Israel merged into Security Matters PTY, an Australian company, to effect a listing on the Australian Securities Exchange under the symbol “ASX: SMX.” At that time, Security Matters PTY had three wholly-owned subsidiaries: SMX Israel, SMX Fashion and Luxury (France), and SMX Beverages Pty Ltd. (Australia). It was also the record holder of 50% of Yahaloma and, as of October 3, 2023, 51.9% of trueGold.

62

On the Closing Date, the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID. Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Security Matters PTY proposed the Scheme and Capital Reduction which resulted in all shares in Security Matters Limited being cancelled in return for the issuance of the Company’s Ordinary Shares, with the Company being issued one share in Security Matters PTY (“Security Matters Shares”) (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

●	Security Matters PTY proposed the Option Scheme, which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of 1 Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company;

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares; and

●	The Company’s Ordinary Shares were listed on NASDAQ under the ticker SMX and the Public Warrants were listed under the ticker SMXWW.

As a result of the Business Combination, the Company owns the entire share capital of Security Matters PTY. Accordingly, for financial reporting purposes, Security Matters PTY (the legal subsidiary) is the accounting acquirer and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuance of the financial statements of Security Matters PTY and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the Business Combination, and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference between the fair value of the shares deemed to have been issued by Security Matters PTY and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at the closing date.

Key Factors Affecting Operating Results

The Company believes that its performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.

Commercial Agreements

The Company’s technology seeks to enable global companies across various industries to transition more successfully to a sustainable circular economy. By adopting our technology, they can be able to tangibly measure and track the raw material from origination, through the supply chain and at the end of life-where the amount of material recycled/reused from that product item can be measured and as well as the number of times that specific material/item has been recycled/reused.

63

Due to the fact that we aim our sales efforts at large multi-national market-leading conglomerates, our sale cycle is of several quarters and there is a risk associated with it that at any time, due to force majeure, or events like CoV 19, regional wars, global tension, global supply chain challenges and climate change, that are beyond our control, the sale cycle will be broken and all efforts will be lost.

The Company has received interest in its technology from several international market-makers conglomerates as well as parties interested in making such technology a market standard, which will greatly assist the creation of future income. Any delays in the successful completion of projects or the creation of a market standard, as well as the materialization of any of the risks described in the section entitled “Risk Factors” above may impact the ability to generate revenue.

Components of Operating Results

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this prospectus.

Revenue

To date, we haven’t seen substantial revenue from our technology sales. This is partly because our focus has been on creating a seamless onboarding process for multinational clients, establishing a solid foundation to become an industry standard, and ensuring readiness for a full and rapid deployment as a global commercial service.

Operating Expenses

The Company’s current operating expenses consist of the following components: research and development expenses, general and administrative expenses and selling and marketing expenses. The Company is working to maintain discipline on expenses over time.

Research and Development Expenses, Net

The Company’s research and development expenses consist primarily of wage and salary related expenses, subcontractors and consultants, depreciation and amortization of equipment, research expenses and share-based compensation expenses. The Company expects that its research and development expenses will increase as the Company continues to develop its products and recruit additional research and development employees.

The Company is engaged in Proof of Concept (POC) agreements according to which it receives funds for financing research and development expenses from prospective customers. Those funds are reimbursements for expenses and therefore are offset against the related R&D expenses in profit or loss.

General and Administrative Expenses

General and administrative expenses consist primarily of professional services fees, wages and salary related expenses, share-based compensation, facility-related costs and other general and administrative expenses. In the year ended December 31, 2023, general and administrative expenses also include the costs that are related to the Business Combination and thereafter the cost related to being a public NASDAQ company.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of wages and salary related expenses, digital advertising and marketing expenses.

Finance Income and Expenses

Finance expenses, net consists primarily of revaluation of financial liabilities and warrants at fair value, interest on borrowings, inducement expenses, exchange rate difference, fees and commissions to banks.

Gain from Remeasurement of Investment In Associated Company

Gain from remeasurement of investment in associated company arises due to the agreement the Company signed with trueGold on October 3, 2023 to acquire an additional 7.5% which increased the Company’s holdings to 51.9% in trueGold and resulted in the Company gaining control over trueGold.

64

Foreign Currency

The consolidated financial statements are prepared in US Dollars, which is the functional and presentation currency of the Company. Security Matters (SMX) PLC functional currency is US Dollar. The functional currency of Lionheart III Corp is US Dollar. The functional currency of SMX Fashion and Luxury is EURO. The functional currency of trueSilver is Canadian Dollars. The functional currency of SMX (Security Matters) Ireland Limited is US Dollar. The functional currency of SMX Circular Economy Platform PTE, Ltd. is Singapore Dollar. Security Matters Pty’s functional currency is Australian Dollars. The functional currency of SMX Israel is New Israeli Shekels. The functional currency of Security Matters Canada Ltd. is Canadian Dollars. The functional currency of SMX Beverages Pty Ltd. is Australian Dollar. The functional currency of trueGold is Australian Dollar.

Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 (“The Effects of Changes in Foreign Exchange Rates”). Accordingly, transactions and balances have been converted as follows:

●	Assets and liabilities - at the rate of exchange applicable at the reporting date;
●	Expense items - at annual average rate at the statements of financial position date.
●	Share capital, capital reserve and other capital movement items were at rate of exchange as of the date of recognition of those items.
●	Accumulated deficit was based on the opening balance for the beginning of the reporting period in addition to the movements mentioned above.
●	Exchange gains and losses from the aforementioned conversion are recorded in exchange losses arising on translation of foreign operations in the consolidated statement of comprehensive loss.

Comparison of the Years Ended December 31, 2023, December 31, 2022, and December 31, 2021

The following table summarizes our historical results of operations for the periods indicated:

	Year Ended December 31,
U.S. dollars in thousands (except of per share data)	2023	2022	2021

Research and development expenses	2,711	1,898	2,039
Selling and marketing expenses	661	569	453
General and administrative expenses	16,567	2,723	2,482
Listing cost	16,802	-	-

Operating Loss	(36,741)	(5,190)	(4,974)
Finance expenses	7,891	1,128	(101)
Finance income	1,580	28	237
Gain from remeasurement of investment in associated company	22,164	-	-
Share of net profit (loss) of associate companies	(101)	106	(101)

Loss before income tax	(20,989)	(6,184)	(4,939)

Income tax	-	-	-

Net Loss	(20,989)	(6,184)	(4,939)

Net loss attributable to:
Equity holders of the Company	(20,914)	(6,184)	(4,939)
Non- controlling interest	(75)	-	-

Basic and diluted loss per share attributable to shareholders**	**(586)	**(635)	**(556)

** Restated as a result of the Business Combination and after giving effect to the reverse stock split

65

As a result of the foregoing, our operating loss for year ended December 31, 2023 was $36,741 thousand compared to an operating loss of $5,190 thousand for year ended December 31, 2022, an increase of $31,551 thousand, or 608%.

Our operating loss for year ended December 31, 2022 was $5,190 thousand compared to an operating loss of $4,974 thousand for year ended December 31, 2021, an increase of $216 thousand, or 4.3%.

Research and Development Expenses, Net

The Company’s research and development expenses for the year ended December 31, 2023, amounted to $2,711 thousand, representing an increase of $813 thousand, or 42.8%, compared to $1,898 thousand for the year ended December 31, 2022. The major changes in research and development expenses were an increase of $320 thousand in Share based compensation expenses and reimbursement from proof of concept (“POC”) projects that decreased by $568 thousand.

The Company’s research and development expenses for the year ended December 31, 2022, amounted to $1,898 thousand, representing a decrease of $141 thousand, or 7%, compared to $2,039 thousand for the year ended December 31, 2021. The major changes in research and development expenses were an increase of $371 thousand in salaries and related expenses that were offset against the reimbursement from paid pilots and proof of concept projects that increased in $335 thousand and Subcontractors and consultants’ expenses that decreased in $257 thousand.

General and Administrative Expenses

The Company’s general and administrative expenses amounted to $16,567 thousand for the year ended December 31, 2023, a net increase of $13,844 thousand, or 508.4%, compared to $2,723 for the year ended December 31, 2022. The net increase was primarily attributable to an increase of $7,278 thousand in Business Combination cost, an increase of $5,128 thousand in public company expenses, an increase of $1,085 thousand in Share based compensation, an increase of $413 thousand in Wages and salaries related reflecting an increase in payroll expenses and in the number of employees and an increase of $388 thousand in travel expenses, due to returning to full operation after the COVID-19 pandemic which is offset by decrease of $438 thousand in Professional services expenses.

The Company’s general and administrative expenses totaled $2,723 thousand for the year ended December 31, 2022, a net increase of $241 thousand, or 10%, compared to $2,482 thousand for the year ended December 31, 2021. The net increase was primarily attributable to an increase of $183 thousand in wages and salaries related expenses reflecting an increase in the number of employees and an increase of $223 thousand in travel expenses offset by decrease of $194 thousand in share-based compensation expenses.

Selling and Marketing Expenses

The Company’s selling and marketing expenses totaled $661 thousand for the year ended December 31, 2023, an increase of $92 thousand, or 16.1%, compared to $569 thousand for the year ended December 31, 2022, and was primarily due to an increase of $176 thousand in wages and salaries related due to hiring new professional senior selling and marketing team. This was offset by a decrease in marketing expenses and consulting.

The Company’s selling and marketing expenses totaled $569 thousand for the year ended December 31, 2022, an increase of $116 thousand, or 26%, compared to $453 thousand for the year ended December 31, 2021, and was primarily due to an increase in digital advertising cost associated with our marketing efforts.

Listing Cost

The Company’s listing cost for the year ended December 31, 2023, amounted to $16,802 thousand, which consisted of $11,599 thousand representing deemed issuance of shares at fair value at the closing of the Business Combination and $5,203 thousand, which represents the fair value of the Company’s identifiable net assets which represents a payment for the service of obtaining a stock exchange listing for its shares and it is therefore recorded to the consolidated statement of comprehensive loss.

Finance Income and Expenses

The Company’s finance income for the year ended December 31, 2023, totaled $1,580 thousand, an increase of $1,552 thousand, or 5,543%, compared to $28 thousand for the year ended December 31, 2022.The increase is due to $927 thousand revaluation of public warrants financial liabilities at fair value and $ 377 thousand revaluation of convertible note. The Company’s finance expenses for the year ended December 31, 2023, amounted to $7,891 thousand, an increase of $6,763 thousand, or 599.6%, compared to $1,128 thousand for the year ended December 31, 2022. The increase mainly attributed to a $3,704 thousand revaluation of the bridge loans and convertible notes, $2,005 thousand due to warrants revaluation, $1,000 thousand due to interest on borrowings, and $250 thousand from inducement expenses.

The Company’s finance income for the year ended December 31, 2022, totaled $28 thousand, a decrease of $209 thousand, or 88%, compared to $237 thousand for the year ended December 31, 2021. The Company’s finance expenses totaled $1,128 thousand for the year ended December 31, 2022, an increase of $1,027 thousand or 1,017%, compared to $101 thousand for the year ended December 31, 2021. The increase mainly attributed to revaluation of the bridge loans and redeemable warrants at fair value.

Gain from Remeasurement of Investment in Associated Company

Gain from remeasurement of investment in associated company amounted to $22,164 thousand and reflects the remeasurement of the investment in trueGold at fair value following the Company obtaining control over trueGold, since before the transaction’s completion the Company held 44.4% of the shares of trueGold which were treated as a joint venture investment.

66

Share of Net Profit/Loss of Associated Companies

Shares of net loss of associated companies consists of equity loss from associated joint venture activity for the year ended on December 31, 2023 at the amount of $101 thousand and share of net profit of associated companies consists of equity profit from associated joint venture activity for the year ended on December 31, 2022 at the amount of $106 thousand. As of December 31, 2023 and December 31, 2022, the carrying amount of the investment in associated companies is $115 thousand and $221 thousand, respectively.

Shares of net profit of associated companies consists of equity profit from associated joint venture activity for the year ended on December 31, 2022 at the amount of $106 thousand and share of net loss of associated companies consists of equity loss from associated joint venture activity for the year ended on December 31, 2021 at the amount of $101 thousand. As of December 31, 2022 and December 31, 2021, the carrying amount of the investment in associated companies is $221 thousand and $147 thousand, respectively.

Income Tax

As of December 31, 2023, the Company estimated carry forward tax losses of approximately $45,095 thousand (December 31, 2022: $24,106 thousand) which may be carried forward and offset against taxable income for an indefinite period in the future. The Company and its subsidiaries did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

As of December 31, 2022, the Company estimated carry forward tax losses of approximately $24,106 thousand (December 31, 2021: $17,659 thousand) which may be carried forward and offset against taxable income for an indefinite period in the future. The Company and its subsidiaries did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

Operating Loss

As a result of the foregoing, our operating loss for year ended December 31, 2023 was $36,741 thousand compared to an operating loss of $5,190 thousand for year ended December 31, 2022, an increase of $31,551 thousand, or 608%.

Our operating loss for year ended December 31, 2022 was $5,190 compared to an operating loss of $4,974 thousand for year ended December 31, 2021, an increase of $216 thousand, or 4.3%.

Net Loss Attributable to Shareholders

As a result of the foregoing, our net loss for the year ended December 31, 2023 was $20,989 thousand, compared to $6,184 thousand for the year ended December 31, 2022, an increase of $14,805 thousand, or 240%.

As a result of the foregoing, our net loss for the year ended December 31, 2022 was $6,184 thousand, compared to $4,939 thousand for the year ended December 31, 2021, an increase of $1,245 thousand, or 25%.

Liquidity and Capital Resources

Overview

Since our inception through December 31, 2023 and thereafter, the Company has funded its operations principally through the issuance of Ordinary Shares, warrants, convertible notes, loans from investors and related parties and reimbursement from prospected customers for paid pilots and proof-of-concept projects. As of December 31, 2023, the Company had $168 thousand in cash and cash equivalents. In addition, during February 2024, the Company raised gross proceeds of approximately $3,307 thousand, before deducting fees and other offering expenses payable by the Company, from the issuance of share, prefunded warrants and convertible security, and during April 2024, the Company raised gross proceeds of approximately $2,000 thousand before deducting fees and after offering expenses payable by the Company, from the issuance of a promissory note and warrants.

The table below presents our cash flows for the periods indicated:

	For Year Ended December 31,
U.S. dollars in thousands	2023	2022	2021
Net cash used in operating activities	12,479	5,223	3,908
Net cash used in investing activities	1,036	1,127	1,765
Net cash provided by financing activities	11,954	3,846	6,118

Net increase (decrease) in cash and cash equivalents	(1,561)	(2,504)	445

Operating Activities

Net cash used in operating activities was $12,479 thousand during the year ended December 31, 2023, compared to net cash used in operating activities of $5,223 thousand during the year ended December 31, 2022. The increase is mainly attributed to the net loss for the period which amounted to $20,914 thousand and adjusted as non-cash, remeasurement of investment in associated company at the amount of $22,164 thousand due to the acquisition of additional 7.5% in trueGold, Business Combination listing costs at the amount of $16,802 thousand, financial expenses due to bridge loans at the amount of $3,800 thousand and stock-based compensation expenses at the amount of $3,269 thousand. Net cash used in operating activities amounted to $3,908 thousand during the year ended December 31, 2021. The increase was primarily used for payment of salaries and related expenses, travel expenses, research and development, subcontractors, consultants and materials. In addition, the increase in cash used in operating activities derived from a material increase in prepaid expenses related to the BCA.

67

Investing Activities

Net cash used in investing activities was $1,036 thousand during the year ended December 31, 2023, consisted of capitalized development costs in the amount of $976 thousand and $60 thousand used for purchasing property, plant and equipment. Net cash used in investing activities was $1,127 thousand during the year ended December 31, 2022, consisted of capitalized development costs in the amounts of $975 thousand and $152 thousand, which were used for purchasing property and equipment. Net cash used in investing activities was $1,765 thousand during the year ended December 31, 2021, and consisted of cost of capitalized development expenses in the amounts of $1,468 thousand and $297 thousand, which were used for purchasing property and equipment.

Financing Activities

Net cash provided by financing activities was $11,954 thousand during the year ended December 31, 2023, consisted mainly of $2,679 thousand in advance payment for equity, $2,356 thousand in net proceeds from issuance of promissory note $2,919 thousand for net proceeds from issuance of shares in the Business Combination net, an aggregate of $2,630 thousand net proceeds from the issuance of shares and warrants, $642 thousand in exercise of warrants, $550 thousand in proceeds from issuance of bridge loans and warrants and $250 thousand in proceeds from the issuance of a convertible note. Net cash provided by financing activities was $3,846 thousand during the year ended December 31, 2022, consisted mainly of $3,310 thousand in proceeds from issuance of bridge loans and warrants and $581 thousand of proceeds from issuance of convertible notes and $182 thousand net issuance of shares, which was partially offset by payment of $172 thousand for loan repayment to related parties. Net cash provided by financing activities was $6,118 thousand during the year ended December 31, 2021, consisted mainly of $5,892 thousand in proceeds from net issuance of shares and warrants and $395 thousand of net proceeds from the exercise of warrants, which was partially offset by payment of $98 thousand for lease liabilities and loan repayment to related parties of $103 thousand.

Current Outlook

The Company has incurred and continues to incur losses and continues to generate negative cash flows from operations since inception in 2015. Since the Company’s inception, it has not generated significant revenue from the sale of technology.

As of December 31, 2023 and December 31, 2022, the Company had $168 thousand and $1,398 thousand, respectively, in cash and cash equivalents, which the Company has been using and continues to use for working capital and general corporate purposes since those dates. Since December 31, 2023, the Company has raised an additional approximately $6,079.5 thousand in funding from various investors. The Company has also since then converted approximately $2,095 thousand in existing indebtedness into equity or equity linked securities. The Company expects that its existing cash and cash equivalents, along with amounts it may draw down from time to time under the $30,000,000 SPA, and receivables from clients once paid, will be sufficient to fund its operations for the foreseeable future but perhaps at a delayed or reduced scope. In addition, the Company has outstanding approximately $13,000 thousand in existing payables and other liabilities related to expenses of the Business Combination. The Company expects to fund the payment of such amounts out of the SPA, ongoing activities of the Company and likely other capital raisings in 2024. The Company also works to convert its existing indebtedness into equity as part of its ongoing efforts to satisfy its existing liabilities while conserving cash. Further, the Company’s operating plans may change as a result of many factors that may currently be unknown to it, and it may need to seek additional funds sooner than planned. The Company’s future capital requirements will depend on several factors, including:

●	Commercial scaling and initial deployment of the technology, along with the progress and costs of our research and development activities;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and

●	the magnitude of our general and administrative expenses.

68

When and until the Company starts to generate significant recurring revenues and profit, the Company expects to satisfy its future cash needs through capital raising and shareholders’ financial support. The Company cannot be certain that additional funding will be available when needed, on acceptable terms, if at all. The Company’s outstanding warrants are generally either out of money or have nominal exercise prices; accordingly, the Company does not expect to raise any material additional funds from the exercise of outstanding warrants in at least the short-term. If funds are not available, the Company may be required to delay or reduce the scope of research or development plans.

We can give no assurances that we will be able to secure additional sources of funds to support our operations and/or repay our indebtedness and other liabilities on acceptable terms, or at all, or, if such funds are available to us, that such additional financing will be sufficient to meet our needs. If we raise additional funds by issuing equity or convertible debt securities, including pursuant to the SPA, it could result in dilution to our existing stockholders or increased fixed payment obligations. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. If we incur additional indebtedness, we could become subject to covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but may not be on terms that are favorable to us. Any of the foregoing could significantly harm our business, financial condition and results of operations. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be required to reduce the scope of the commercialization of our planned products or delay, scale back or discontinue the development of one or more of our product candidates.

We may also need to take certain other actions to allow us to maintain our projected cash and projected financial position, including but not limited to additional reductions in general and administrative costs, sales and marketing costs, and other discretionary costs. Although we believe such plans, if executed and coupled with the above-described sources of liquidity, should provide us with financing to meet our needs, successful completion of such plans is dependent on factors outside of our control.

We anticipate that we will continue to incur net losses into the foreseeable future as we continue our development of our product candidates and expand our corporate infrastructure.

Contractual Obligations

Letter of Intent with PMB Partners

On July 10, 2024, the Company entered into the LOI with PMB. See “Prospectus Summary – Recent Developments – PMB Partners LOI” for information regarding the LOI with PMB.

69

Alpha SPA

On April 19, 2024, the Company entered into the SPA with Alpha, pursuant to which Alpha has committed to purchase from us up to $30,000,000 of our ordinary shares, subject to the terms and conditions specified in the SPA. The Company entering into the SPA was a condition of the Company’s previously announced note and warrant transaction with Alpha from April 11, 2024. See “Prospectus Summary – Alpha SPA” and “Prospectus Summary – Recent Developments – April 11, 2024 Securities Purchase Agreement.”

Leases

SMX Israel is a party to a lease agreement dated January 14, 2020, and amended as of December 24, 2020 (the “Lease”). Under the Lease, it is obligated to pay ILS 253 thousand plus VAT per year. The Lease will expire on May 31, 2027, with an additional option of 5 years, unless terminated by the landlord due to a requirement of a governmental authority to modify or terminate the Lease, pursuant to the terms of the lease.

Borrowings

On September 19, 2023, the Company amended the loan agreements dated September 7, 2015, by and between SMX Israel, the Company’s shareholders and Kamea Fund. Pursuant to the amendment to the loan agreements, Kamea agreed to convert US$657 thousand of indebtedness under the loan agreements into 6,497 Ordinary Shares (post share reverse split) of the Company, as payment in full for such indebtedness; provided however, that in the event the proceeds received from Kamea with respect to any sales of the shares are not at least equal to the indebtedness amount, the Company will remain liable to Kamea for the balance of the indebtedness amount. In accordance with management estimation the FV of this Indebtedness is immaterial.

Additionally, Kibbutz Ketura provides administrative services for SMX Israel for which it was debited $34 thousand and $36 thousand for the year ended December 31, 2023 and December 31, 2022, respectively.

Security Matters PTY and the Company borrowed an aggregate of $3,860 thousand from private investors between September 2022 and February 2023, which loans are due no earlier than May 31, 2024. All of such loans have an interest rate of 10% per annum. Each such lender (except for one lender which lent an amount of $1,000 thousand which is not entitled to the redeemable warrants), further received 20% redeemable 5-year warrant coverage to subscribe for Ordinary Shares at $862.50 per share, plus 5% 5-year bonus warrant coverage to subscribe for Ordinary Shares at $862.50 per share and a first priority security interest in the shares of Security Matters PTY’s interest in trueGold. In March 2023, the Company signed an addendum to the Bridge Loans agreements which converted $1,350 thousand into common shares and deferred the remaining cash payments during the first and second quarter of 2024.

On December 31, 2023, the Company issued an aggregate of 53,763 Ordinary Shares (post- reverse stock split) and warrants to purchase an aggregate of 53,763 Ordinary Shares, to the lenders, in exchange for the cancellation of an aggregate of (a) approximately $750 thousand in principal owed to the lenders and (b) $1,450 thousand cash value of Redeemable Warrants. The Company also issued 6,102 Ordinary Shares to a service provider (the “Service Provider”) as payment in full for $260 thousand worth of services previously provided to the Company by the Service Provider. Such transactions were evidenced by a series of substantially similar Conversion and Exchange Rights Agreements executed as of December 31, 2023.

In January 2023, the Company borrowed $250 thousand from a private investor, which loan is due December 31, 2024. Such loan has an interest rate of 15% per annum and is convertible at a conversion price of $10.00 per share, and the holder further received 5% redeemable 5-year warrant coverage to subscribe for Ordinary Shares at $862.50 per share, plus 5% 5-year bonus warrant coverage to subscribe for Ordinary Shares at $862.50 per share.

70

On September 6, 2023, the Company consummated the transactions pursuant to a Securities Purchase Agreement dated as of September 5, 2023 and issued and sold to an institutional investor a promissory note with a fixed conversion price of $122.835 and warrants, for gross proceeds to the Company of approximately $2,358 thousand, before deducting fees and other offering expenses payable by the Company. The note was issued in the principal amount of $4,290 thousand, all of which have been converted as of the date of this prospectus into an aggregate of 34,924 Ordinary Shares (post-reverse stock split). The actual amount loaned by the investor pursuant to the Note was $2,574 thousand after a 40% original issue discount.

On October 3, 2023, Security Matters PTY entered into an Investment Agreement (the “Investment Agreement”) with trueGold, of which Security Matters PTY is a shareholder.

Pursuant to the Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 trueGold owes to Security Matters PTY was waived by Security Matters PTY in exchange for the trueGold Shares such that Security Matters PTY’s holdings in trueGold shall be increased to 51.9% of the total issued and outstanding shares of trueGold, making Security Matters PTY the majority owner of trueGold. Additionally, the existing license agreement as between Security Matters PTY and trueGold was amended to include additional intellectual property of Security Matters PTY to be licensed to trueGold thereunder. Security Matters PTY shall further supply to trueGold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

Pursuant to the Investment Agreement, trueGold shall have the right, within 12 months of the issuance of the trueGold Shares to Security Matters PTY, to purchase the trueGold Shares from Security Matters PTY for a purchase price to be decided by an external valuator.

See also “Prospectus Summary – Recent Developments – April 11, 2024 Securities Purchase Agreement”, “Prospectus Summary – Recent Developments – PMB Partners LOI”, “Prospectus Summary – Recent Developments – Canterbury Bridge Financing and Rescission”, and “Prospectus Summary – Recent Developments – Securities Purchase Agreement” for information on other of the Company’s recent borrowings.

Government Grants

As of December 31, 2023 and December 31, 2022, the Company has a contingent liability of $153 thousand and $135 thousand respectively, for government grant it received for the use of research and development activities from Israel Innovation Authority (IIA). The Company is subject to paying 3% of its relevant revenues for the first three years, and 4% of the relevant revenues for further years, until repayment of the entire grant.

Isorad License Agreement

In January 2015, the Company entered into the Isorad License Agreement with Isorad Ltd. (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Research Center technology for civilian uses), according to which the Company was granted technological license in return for future royalties based on 2.2% of gross sales by the Company and its affiliates and after 25 years the license becomes royalty-free. Upon the occurrence of an M&A event (as such event is defined in the agreement to include mergers, sale of all or substantially all the assets of ours and similar event), in the first M&A event, the Company is to pay a consideration equal to 1% of the amount received or transferred and in the second M&A event, a consideration equal to 2% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

71

In January 2023, the Company signed an amendment to the agreement that determine the following:

(1)	for the BCA with Lionheart, Isorad was issued 864,000 (pre 75:1 reverse split) options to purchase shares of the Company, the options were issued in January 2023 and valued using the Black-Scholes pricing model. The main assumptions which were used are: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%: (3) expected term: up to 3 years; and (4) expected dividend yield: 0%; The fair value of these options was $33 thousands and recognized as a technology license intellectual property.
(2)	Additionally, Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter (to be paid after reaching an aggregated received amount of $27 million, or at the end of such 13 months, the earlier thereof). As of December 31, 2023, based on the funds the Company actually received, the Company recognized a technology license intellectual property at the amount of $123 thousand against a liability that reflects the due amount.
(3)	Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

Sales Cooperation Agreement

On July 25, 2023, the Company entered into a Sales Cooperation Agreement with Data Vault Holdings, Inc., which acts in the area of Web 3.0 technologies, crypto anchors and data software as a service, pursuant to which each party on a non-exclusive basis will effect introductions of potential clients to the other. Pursuant to the agreement, any transaction between a party and an introduced client shall entitle the introducing party to a commission on income received in the transaction for 48 months. In addition to entering into the Sales Cooperation Agreement, the companies intend to collaborate to advance Data Vault’s Web 3.0 strategies for data visualization, inventory tracking and laboratory automation, using the Company’s digital blockchain platform enhanced with a physical marker.

Warrant Reset Offer

On December 8, 2023, the Company consummated an inducement offer letter agreement with certain holders of the Company’s outstanding Warrant Bs to purchase Ordinary Shares of the Company. The Warrant Bs were issued on June 27, 2022 and had an exercise price of $396 per share (after taking into account the Company’s 1:75 reverse share split).

Pursuant to the inducement letter, the holders agreed to exercise for cash their Warrant Bs to purchase an aggregate of 606,060 Ordinary Shares (pre-reverse stock split) at a reduced exercise price of $1.15 per share in consideration for the Company’s agreement to issue new warrants to purchase, in the aggregate, up to 909,090 of the Company’s Ordinary Shares (pre-reverse stock split) at an exercise price of either (i) $0.0022 per share in an amount not to exceed 75% of the new warrant shares, or (ii) $1.15 per share, in the discretion of the warrantholders. The Company received aggregate gross proceeds, before payment of transaction fees and expenses, of approximately $697,000 from the exercise of the Warrant Bs by the holders. In January 2024, the holders of such reset warrants exercised 454,544 warrants pursuant to the option described above under clause (i), and as a result we issued an aggregate of 454,544 Ordinary Shares (pre-reverse stock split).

Quantitative and Qualitative Disclosures about Market Risk

The Company is exposed to market risks in the ordinary course of business. Market risk represents the risk of loss that may impact on our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily with respect to the ILS, AUD, EUR and SGD, which is discussed in detail in the following paragraph.

72

Foreign Currency Exchange Risk

Currency Fluctuations

The Company’s operating expenses are denominated in ILS, AUD, EURO and SGD, and therefore are currently subject to foreign currency risk. We have been affected by changes in some of such rates compared to the U.S. dollar, as of December 31,2023 the ILS increased against the U.S. dollar by approximately 3%, the AUD increased against the U.S. dollar by approximately 0%, the EUR increased against the U.S. dollar by approximately 4% and the SGD increased against the U.S. dollar by approximately 1%.

The Company’s policy is not to enter into any currency hedging transactions, and we cannot assure you that we will not be adversely affected by currency fluctuations in the future.

Credit Risk

Credit risk is a risk of financial loss if a counterparty or customer fails to meet its contractual obligations. We closely monitor the activities of our counterparties and control the access to its intellectual property which enables it to ensure a prompt collection. Our main financial assets are cash and cash equivalents as well as other receivables and represent the Company’s maximum exposure to credit risk in connection with its financial assets. Wherever possible and commercially practical, the Company holds cash with major and sound financial institutions in Israel and Australia.

Liquidity Risk

Liquidity risk is the risk that we will encounter in meeting our obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. The Company seeks to minimize that risk by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. For more details, please refer to the section titled, “Liquidity and Capital Resources”.

Critical Accounting Policies and Estimates

Reverse Acquisition Transaction

The result of the merger between the Company and Security Matters PTY is that legally the Company owns the entire share capital of Security Matters PTY.

Accordingly, for financial reporting purposes, Security Matters PTY (the legal subsidiary) is the accounting acquirer, and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuance of the financial statements of Security Matters PTY and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the business combination transaction ($11,599 thousand), and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference, in the amount of $16,802 thousand, between the fair value of the shares deemed to have been issued by Security Matters PTY and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at the closing date.

The Company is initially consolidated in the financial statements from the Closing Date of the Business Combination. Substantially all of the assets and liabilities of the Company were comprised of marketable securities held in a trust account ($4,921 thousand) and trade and other payables and warrants ($10,127 thousand) respectively, with fair values that were equivalent to their carrying amounts. Below are the implications of the accounting treatment on the financial statements:

1.	The assets and liabilities of Security Matters PTY have been recognized and measured in the consolidated financial statements of the Company for the year ended December 31, 2023, at their pre-combination carrying amounts.

2.	The retained earnings and other equity balances recognized in the consolidated financial statements of the Company for the year ended December 31, 2023, are the retained earnings and other equity balances of Security Matters PTY immediately before the Business Combination.

3.	The amount recognized as issued equity instruments in the consolidated financial statements of the Company for the year ended December 31, 2023, has been determined by adding to the issued equity of Security Matters PTY immediately before the Business Combination the fair value of the deemed issuance of shares, as described above. However, the equity structure (the number and type of shares issued) reflects the equity structure of the Company, including the shares issued by the Company through recapitalization. Accordingly, the equity structure of Security Matters PTY (issued capital and addition paid in capital) in comparative periods is restated using the exchange ratio established in the Business Combination to reflect the number and par value of shares of the Company issued in the reverse acquisition transaction.

4.	The statement of comprehensive loss in the consolidated financial statements of the Company for the year ended December 31, 2023, reflects that of Security Matters PTY for the full period together with the post-acquisition results of the Company from the Closing Date. Loss per share of Security Matters PTY for periods prior to the acquisition date is restated such the denominator of the historical loss per share calculation is adjusted by multiplying the weighted-average shares used in each historically reported loss per share calculation by the exchange ratio established in the Business Combination.

73

trueGold Business Combination

On October 3, 2023 (acquisition date), the Company has signed an agreement with trueGold shareholders to acquire an additional 7.5% which will increase the Company’s holdings to 51.9% in trueGold and result in the Company’s gain control over trueGold. trueGold uses the Company’s advanced next-generation technology to invisibly mark and store multiple data types at a molecular level as well as its blockchain digital platform. This strategic transaction through gaining control of trueGold diversifies the Company’s operations into trueGold’s pioneering ventures in research and development and revenue commercialization.

The Company previously held 44.4% of the shares of trueGold which, up to the acquisition date and the beginning of consolidation, were treated as an investment in a joint venture which accounted for under the equity method. At the time the transaction was completed, and control was obtained, the balance of the investment was remeasured at fair value of $22,164 thousand and a gain was recognized in the amount of $22,164 thousand, which was recorded in the statement of comprehensive loss (the carrying amount of the previous investment in trueGold was approximately nil). This fair value amount was added to the consideration transferred for the calculation of goodwill, as described below.

The Company has elected to measure the non-controlling interests in trueGold at full fair value which includes also the non-controlling interests’ share in the entire goodwill of trueGold. The fair value of the non-controlling interests in trueGold was based on the fair value of trueGold as a whole, as described above, and was estimated using the discounted cash flow method of the income approach, as trueGold is a private company and therefore quoted market prices of its share were unavailable. The fair value has been determined by management with the assistance of a valuation performed by an external and independent valuation specialist using valuation techniques and assumptions as to estimates of projected net future cash flows of trueGold and estimate of the suitable discount rate for these cash flows. The significant assumptions used in estimating the fair value of trueGold are:

1.	After-tax net cash flow discount rate (weighted average cost of capital) of 24.8%.
2.	Terminal value cash flow multiple of 4.59 and terminal growth rate of 3%.
3.	Discount for lack of marketability of 25.2% (or $11.17), resulting in a fair value of $33.12 per ordinary share of trueGold).

The total cost of the business combination comprised a full forgiveness of the outstanding payables from trueGold to the Company which amounted to AUD 475 thousand (approximately $307 thousand) at acquisition date. The calculating of any goodwill upon acquisition included also the fair value of the previous investment in trueGold.

See Note 2 in the notes to our consolidated financial statements appearing elsewhere in this prospectus for a description of critical accounting estimates.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of August 20, 2024, concerning our executive officers and members of the Board.

Name	Age	Position
Director
Ophir Sternberg	54	Chairman of the Board
Haggai Alon	50	Director
Amir Bader	61	Director
Roger Meltzer	73	Director
Thomas Hawkins	63	Director
Zeren Browne	45	Director
Pebble Sia Huei-Chieh	51	Director
Executive Officers
Haggai Alon	50	Chief Executive Officer
Zeren Browne	45	Executive Vice President, Chief Strategy Officer, Managing Director of trueGold
Amir Bader	61	Interim Chief Financial Officer

Information about Directors

Ophir Sternberg. Mr. Sternberg, our Chairman, was the Chairman, President and Chief Executive Officer of Lionheart since its inception through the Business Combination. He has been our Chairman since the Business Combination, and has over 28 years of experience acquiring, developing, repositioning and investing in all segments of the real estate industry, including office, industrial, retail, hospitality, ultra-luxury residential condominiums and land acquisitions. Mr. Sternberg is the Founder and Chief Executive Officer of Miami-based Lionheart Capital, founded in 2010. Lionheart Capital is a Miami-based diversified investment firm focused on building shareholder value in high-growth companies.

74

Mr. Sternberg began his career assembling, acquiring and developing properties in emerging neighborhoods in New York City, which established his reputation for identifying assets with unrealized potential and combining innovative partnerships with efficient financing structures to realize above average returns. Mr. Sternberg came to the United States in 1993 after completing three years of military service within an elite combat unit for the Israeli Defense Forces.

Under Mr. Sternberg’s leadership, Lionheart Capital executed numerous prominent real estate transactions and repositions, including The Ritz-Carlton Residences in Miami Beach, which resulted in a total sell-out value in excess of $550 million, as well as purchase of the development’s site, the former Miami Heart Institute. Additionally, Mr. Sternberg led the $120 million sale of The Seagull Hotel, making it the highest grossing hotel sale of 2020 in Miami Beach. Mr. Sternberg and Lionheart Capital are currently in development on a number of other projects, including retail properties in Miami’s fashion and culture epicenter, The Design District. In addition to The Ritz-Carlton Residences, Miami Beach, Lionheart Capital also developed The Ritz-Carlton Residences Singer Island, Palm Beach, cementing a reputation for developing high-end luxury branded properties.

In 2017, Mr. Sternberg founded Out of the Box Ventures, LLC, a Lionheart Capital subsidiary, to acquire and reposition distressed retail properties throughout the United States. With 19 properties in 14 states, Out of the Box Ventures currently controls over 5 million square feet of big box stores, shopping centers and enclosed regional mall properties with plans to improve and expand upon these acquisitions.

Mr. Sternberg and Lionheart Capital are dedicated to working with best-in-class operators and partners such as Marriot International. Lionheart Capital has been able to execute numerous, marquee transactions due largely in part to Mr. Sternberg’s extensive industry relationships particularly with key institutional investors.

In March 2020, Mr. Sternberg became Chairman of Nasdaq-listed OPES which on June 30, 2020, announced a definitive agreement to merge with BurgerFi International LLC. The OPES-BurgerFi merger closed on December 16, 2020 to form BurgerFi International Inc., or BurgerFi, a fast-causal “better burger” concept that consists of approximately 120 restaurants nationally and internationally. Mr. Sternberg is the Chairman of the Nasdaq-listed company, BurgerFi (NASDAQ: BFI). The OPES team, led by Mr. Sternberg, evaluated over 50 potential targets and negotiated business combination terms with multiple candidates in a span of a few months and acquired BurgerFi at what it believed was an attractive multiple relative to its peers.

In addition, in May 2021, Lionheart Capital led a partnership group to purchase the iconic American powerboat business, Cigarette Racing Team, from its longtime owner.

In addition, since its inception in December 2019, Mr. Sternberg has been the Chairman, President and Chief Executive Officer of Nasdaq-listed Lionheart Acquisition Corporation II (“Lionheart II”), a SPAC. Lionheart II completed its initial public offering in August 2020, in which it sold an aggregate of 23,000,000 units (including the exercise of the underwriters’ over-allotment option), each unit consisting of one share of Lionheart II Class A common stock and one-half of one redeemable warrant for one share of Lionheart II Class A common stock, for an offering price of $10.00 per unit, generating aggregate proceeds of $230,000,000. Lionheart II’s units, shares of Class A common stock and warrants currently trade on Nasdaq under the symbols “LIONU,” “LION” and “LIONW,” respectively. On July 12, 2021, Lionheart II announced a $32.6 billion business combination with MSP Recovery, Inc. (d/b/a LifeWallet) (NASDAQ: LIFW), a leader in data-driven solutions that recovers improperly paid benefits on behalf of Medicare, Medicaid and other commercial payers. The Lionheart II-MSP merger closed on May 23, 2022. Mr. Sternberg serves on the Board of Directors for MSP Recovery, Inc. Mr. Sternberg is qualified to serve as a director due to his extensive experience in acquiring, developing, repositioning and investing in all segments of the real estate industry.

Haggai “H” Alon. Haggai “H” Alon is the founder of Security Matters (SMX) and has served as the CEO of SMX Israel since 2015 and a director and CEO of SMX since July 2018. Mr. Alon is also the CEO and a board member of trueGold Consortium Pty Ltd since June 2020. Mr. Alon has over 25 years of experience in commercializing technology. Haggai Alon held several roles at the Ministry of Defense and was the CEO of an economic consulting firm focusing on M&A. He has a master’s degree from the Tel Aviv and Haifa Universities in international relations and political science. Out of a total of 27 patent families filed in the name of SMX, Haggai Alon is a named inventor on 26 of them. Most of the applications that are part of these patent families are under examination, many are still unpublished. In 7 of the 26 patent families Haggai Alon is a named inventor, the patents have been issued in a variety of jurisdictions. Presently, Haggai Alon is a named inventor on 19 patents, all of which are in the public domain. He has also published a White Paper-New Plastic Economic Order: To regulate the entire value chain, not just the product, which calls for a transition to a new regulatory approach by the EU over plastics. Mr. Alon’s founding of Security Matters and his experience as CEO of Security Matters since 2015 makes him a valuable asset to our board.

75

Amir Bader. Amir Bader is has served as the CEO of the Dairy Farm at the Golan Heights, currently the manager of one of Israel’s largest dairy farms, since April 2017. Previously, Mr. Bader served as the CEO of Degenya Cooperative Agricultural Association from 2012 through 2016. Mr. Bader has been a director of SMX since July 2018. Mr. Bader and has more than 38 years of experience at managerial positions in dairy farms and other agricultural projects in Israel and Europe. Amir Bader also served as Kibbutz Degania A’s business manager for five years, during that period he served as the board member of several subsidiaries and companies related to the Kibbutz. Amir Bader brings to the Company board extensive experience in the management of agricultural businesses.

Thomas Hawkins. Thomas Hawkins, a director of Lionheart until the Business Combination, previously served as a Management Consultant for MEDNAX, Inc. from February 2014 to December 2017, after serving as General Counsel and Board Secretary from April 2003 to August 2012. Prior to that, Mr. Hawkins worked for New River Capital Partners as a Partner from January 2000 to March 2003; AutoNation, Inc. as Senior Vice President of Corporate Development from May 1996 to December 1999; Viacom, Inc. as Executive Vice President from September 1994 to May 1996; and Blockbuster Entertainment Corporation as Senior Vice President, General Counsel, and Secretary from October 1989 to September 1994. Mr. Hawkins currently serves on the board of directors of the Alumni Association of the University of Michigan and Jumptuit Inc., a data analytics technology company. Mr. Hawkins also serves on the board of directors of MSP Recovery. Mr. Hawkins received his Juris Doctor from Northwestern University in 1986 and his A.B. in Political Science from the University of Michigan in 1983. Mr. Hawkins is qualified to serve as a director due to his experience as a senior executive and chief legal officer at several public companies (including his experience acquiring companies) and with counseling and serving on boards of directors.

Roger Meltzer, Esq. Mr. Meltzer practiced law at DLA Piper LLP from 2007 and held various roles: Global Co-Chairman (2015 through 2020), and currently as Chairman Emeritus; Americas Co-Chairman (2013 through 2020); Member, Office of the Chair (2011 through 2020); Member, Global Board (2008 through 2020); Co-Chairman, U.S. Executive Committee (2013 through 2020); Member, U.S. Executive Committee (2007 through 2020); and Global Co-Chairman, Corporate Finance Practice (2007 through 2015). Prior to joining DLA Piper LLP, Mr. Meltzer practiced law at Cahill Gordon & Reindel LLP from 1977 to 2007 where he was a member of the Executive Committee from 1987 through 2007, Co-Administrative Partner and Hiring Partner from 1987 through 1999, and Partner from 1984 through 2007. Mr. Meltzer currently serves on the Advisory Board of Harvard Law School Center on the Legal Profession (May 2015-Present); and the Board of Trustees, New York University Law School (September 2011-Present); and previously served on the Corporate Advisory Board, John Hopkins, Carey Business School (January 2009-December 2012). He has previously served on the board of directors of: Lionheart II Corp (March 2021 to May 2022), Lionheart III Corp (March 2021 to August 2022), Haymaker Acquisition Corp. III (February 2021 to July 2022), certain subsidiaries of Nordic Aviation Capital (December 2021 to April 2022), The Legal Aid Society (November 2013 to January 2020), Hain Celestial Group, Inc. (December 2000 to February 2020), American Lawyer Media (January 2010 to July 2014) and The Coinmach Service Corporation (December 2009 to June 2013). Mr. Meltzer has also received several awards and honors and has been actively involved in philanthropic activity throughout his career. Mr. Meltzer received Juris Doctor degree in law from New York University School of Law and an A.B. from Harvard College. In February 2021, Mr. Meltzer joined the board of directors of Haymaker Acquisition Corp. 4, a special purpose acquisition company focused on identifying and implementing value creation initiatives within the consumer and consumer-related products and services industries. In May 2022, Mr. Meltzer joined the board of directors of MSP Recovery, Inc. following its business combination with Lionheart Acquisition Corp. II. In August 2022, Mr. Meltzer joined the board of directors of the Company following the Business Combination. In April 2023, Mr. Meltzer joined the board of directors of Cyxtera Technologies, Inc., a company specializing in colocation and interconnection services, with a footprint of more than 60 data centers in over 30 markets. In November 2023, Mr. Meltzer joined the board of directors of Audacy Inc., a leading multi-platform audit content and entertainment company. Mr. Meltzer also serves on the board of directors of various private companies as well.

76

Zeren Browne. Ms. Browne has previously held senior management roles and led the marketing and commercial business activities for brands under luxury & lifestyle conglomerates LVMH and Estee Lauder Companies. Ms. Browne has been the Executive Vice President and Chief Strategy Officer, of the Company and its predecessors since July 2018. She was formerly the Managing Director at Mulloway Pty Limited from October 2016 to July 2020 and is currently the Managing Director of trueGold Consortium Pty Limited since June 2020. Ms. Browne holds a Bachelor of Commerce Degree and an advanced MBA Degree from The University of Western Australia, where she was awarded the Dux and The Women in Management Scholarship. Ms. Browne brings more than 20 years’ experience in global marketing and strategic brand management to our board.

Pebble Sia Huei-Chieh. Ms. Sia has been the Managing Director of Esquire Law Corporation since 2002, a niche Singapore firm she founded that specializes in cross-border mergers and acquisitions, strategic and venture capital investments, structured debt financing and equity securities, joint ventures, and general corporate and commercial law. She is Independent Non-Executive Director, Chairman, Nominating Committee, and Member, Audit Committee and Remuneration Committee, of Singapore Shipping Corporation Limited (a company listed on the Mainboard of the Singapore Exchange Limited), a car carrier ship owner, shipping and agency services; a non-executive Director of a venture investment firm for a Singapore family office; and a non-executive Director of a London-based luxury fashionwear company. She is also a non-executive director of two real estate investment companies.

Information about Executive Officers

Haggai Alon. See “Information about Directors” above.

Zeren Browne. See “Information about Directors” above.

Amir Bader. See “Information about Directors” above.

Mr. Alon has an employment agreement with Security Matters Ltd., an Israeli company and subsidiary of SMX, and as provided in his employment agreement will provide services to Security Matters Ltd., and its parent and any wholly owned subsidiary thereof. Pursuant to his employment agreement, Mr. Alon will receive a salary of approximately US$295,000, and be entitled to other benefits such as receipt of options and bonus payments.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with Nasdaq rules, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we expect to voluntarily follow most Nasdaq corporate governance rules, we may choose to take advantage of the following limited exemptions:

●	Exemption from filing quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K upon the occurrence of specified significant events;

●	Exemption from Section 16 rules requiring insiders to file public reports of their securities ownership and trading activities and providing for liability for insiders who profit from trades in a short period of time;

●	Exemption from quorum requirements for shareholder meetings;

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers;

●	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans;

●	Exemption from the requirement that our audit committee have review and oversight responsibilities over all “related party transactions,” as defined in Item 7.B of Form 20-F;

●	Exemption from the requirement that our board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We currently have only director who serves on the compensation committee who meets the heightened independence standards for members of a compensation committee; and

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board, either by (1) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

77

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as we, may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). Most recently, we have elected to (a) amend our 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, and (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of our Ordinary Shares (or securities convertible into or exercisable for our Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, each as permitted under Irish law.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Governance

The Company structured its corporate governance in a manner it believes closely aligns its interests with those of its shareholders. Notable features of this corporate governance include:

●	The Company has four independent directors and independent director representation on our audit and compensation committees immediately. Furthermore, until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

●	The independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

●	The Company implemented a range of other corporate governance practices, including a robust director education program.

At this time, the Company does not have on its Audit Committee at least one member who qualifies as an “audit committee financial expert” as defined by the SEC; however, the Company believes that all of the audit committee members are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee meets the criteria of having past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, and accordingly believes that the audit committee can properly fulfill its functions and role as if at least one member was an “audit committee financial expert” as defined by the SEC.

Classified Board of Directors

In accordance with the Company’s Amended and Restated Memorandum and Articles of Association, its board of directors shall be divided into three classes of directors with staggered terms depending on the class. The Board has designated Amir Bader and Thomas Hawkins as Class I Directors with terms ending in 2026, Roger Meltzer and Zeren Browne as Class II Directors with terms ending in 2024, and Haggai Alon and Ophir Sternberg as Class III Directors with terms ending in 2025.

Independence of our Board of Directors

Five of the Company’s seven directors are independent as defined in Nasdaq listing standards and applicable SEC rules, and the Company’s Board has an independent audit committee and a compensation committee; however, there is a vacancy on each of the Audit Committee and the Compensation Committee. Furthermore, until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

78

Board Committees

Audit Committee

The audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;
●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing our policies on risk assessment and risk management;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The members of the Company’s audit committee are Amir Bader and Thomas Hawkins.

The Company is in the process of identifying an additional Board member to fill the vacancy for the third committee position that meets applicable Nasdaq and SEC rules and regulations.

Each member of the Company’s audit committee qualifies as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules The audit committee’s charter is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Compensation Committee

The compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;
●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;
●	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;
●	reviewing and approving all employment agreement and severance arrangements for our executive officers;
●	making recommendations to our shareholders regarding the compensation of our directors; and
●	retaining and overseeing any compensation consultants.

The members of the Company’s compensation committee are Roger Meltzer, Chairperson, and Amir Bader, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. The Company is in the process of identifying an additional Board member to fill the vacancy for the third committee position that meets applicable Nasdaq and SEC rules and regulations. The compensation committee’s charter is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Nominating and Corporate Governance Committee

The Company has not yet appointed members of the Board to a nominating committee. Any nominating committee would be responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
●	overseeing succession planning for our Chief Executive Officer and other executive officers;

79

●	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
●	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and
●	developing and recommending to our board of directors a set of corporate governance guidelines.

Until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

Any nominating and corporate governance committee charter would be available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company website into this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

The Company is subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company on closing entered into indemnification agreements with each of its directors to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Business Combination, to the maximum extent permitted by applicable law.

The Company maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

80

Board Leadership Structure

It is not anticipated that a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual will be implemented by the Board, as the Board’s determination is expected to be based on circumstances existing from time to time, based on criteria that are in the Company’s best interests and the best interests of its stockholders, including the composition, skills and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates and governance efficiency. If the Board convenes for a meeting, it is expected that the non-management directors will meet in one or more executive sessions, if the circumstances warrant. The Board may consider appointing a lead independent director, if the circumstances warrant.

Risk Oversight

Upon the consummation of the Business Combination, the Board administered the risk oversight function directly through the Board as a whole, as well as through its committees, where applicable, monitoring and assessing strategic risk exposure, enterprise risk, and governance risks. The audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company.

Code of Business Conduct and Ethics

The Board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on the Company’s website. In addition, the Company intends to post on the Corporate Governance section of its website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Executive Officer and Director Compensation

The aggregate compensation paid by Security Matters PTY to Security Matters PTY’s directors for the fiscal year ended December 31, 2022 was approximately US$136 thousand. The compensation for the year ended December 31, 2022 amount included 322,317 shares that were granted to its directors as a group, with a value of $54,000.

The aggregate compensation paid by the Company to the Board for the fiscal year ended December 31, 2023 was approximately $684,000. The compensation for the year ended December 31, 2023 amount included 135,777 shares that were granted to its directors as a group, with a value of approximately $147,996.

The aggregate compensation paid by to our senior executive officers for the fiscal years ended December 31, 2023 and December 31, 2022 was approximately US$1 million and US$541 thousand. This included payments to our then chief financial officers. In fiscal years 2023 and 2022, our predecessor granted stock option awards to its executive officers to acquire an aggregate of 200,000 (pre 75:1 reverse split) of Security Matters PTY’s ordinary shares, all of the options are subject to performance condition. In fiscal year 2023, we granted an aggregate of 81,551 (pre 75:1 reverse split) restricted stock units to our executive officers, with a value of approximately $88,891.

The Company’s CEO and Executive Vice President are, and past and future CFOs were and will be, subject to the terms of their employment agreements with SMX Israel. It is expected that any executive compensation program beyond existing arrangements will include:

●	annual base salaries;

●	performance bonus opportunities, potentially in cash and/or equity awards;

●	long term incentive compensation in the form of stock options, restricted stock and stock appreciation awards, among others, and

●	with regard to key executive officers, formal employment arrangements to include change of control provisions.

81

Director Compensation

For the fiscal year ended December 31, 2023, each independent director was granted restricted stock units in an amount equal to $150,000 divided by the closing price on the last trading day of the fiscal year, generally to vest on the one-year anniversary of the date of grant and be settled in Ordinary Shares, subject to such director’s continuous services as a director until such time and earlier vesting due to a change of control. The Company expects to continue to make grants of restricted stock units and options to the directors and executive officers from time to time. In addition, each committee chair is entitled to receive an additional grant annually of restricted stock units in an amount equal to $15,000 divided by the closing price on the last trading day of the fiscal year, subject to the same terms listed in the prior sentence. Mr. Alon and Ms. Browne will not receive any director compensation as their compensation is governed by their individual employment agreements. The Company’s directors, other than Mr. Alon and Ms. Browne, were granted an aggregate of 8,018 (pre 75:1 reverse split) restricted stock units.

2022 Incentive Equity Plan and Other Plan Options

Our Board and shareholders approved and adopted the SMX Public Limited Company 2022 Incentive Equity Plan (“2022 Incentive Equity Plan”), which was subsequently amended by our board of directors, which reserved for grant and authorized 29,871 Ordinary Shares. Additionally, pursuant to the 2022 Incentive Equity Plan, the Ordinary Shares reserved for issuance thereunder will automatically increase annually by 5% on the first day of each fiscal year beginning with the 2023 fiscal year, by an amount equal to 5% of the number of outstanding shares of the Company as of the last day of the prior fiscal year. As of the date of this prospectus, an aggregate of 29,044 (post 75:1 reverse split) restricted stock units or stock options have been granted under the 2022 Incentive Equity Plan that vested or remain reserved for issuance. The Company received stockholder approval at its 2023 annual general meeting of shareholders held on December 21, 2023, which increased the number of ordinary shares by 1,500,000 (pre 75:1 reverse split) to a total of 1,731,019 (pre 75:1 reverse split) ordinary shares. Also, as a foreign private issuer, we are permitted to follow home country corporate governance practices and from time to time, have amended, and may in the future continue to amend, the 2022 Incentive Equity Plan to increase the number of shares authorized under the 2022 Incentive Equity Plan without shareholder approval.

The 2022 Incentive Equity Plan provides for the grant of options, restricted shares units, phantom shares or substitute awards or any combination of the foregoing including such other awards that may be denominated or payable in, value in whole or in part, by reference to or otherwise based upon, or related to, shares to our employees, directors, and consultants and any of our affiliates’ employees and consultants.

Our Board, or any person or persons or committee to whom decision-making authority with respect to the 2022 Incentive Equity Plan is delegated by our board of directors (the “Administrator”) will administer the 2022 Incentive Equity Plan.

Our Board and the Administrator have the authority to amend or suspend the 2022 Incentive Equity Plan at any time and from time to time, including to increase the number of Ordinary Shares authorized thereunder, and our Board has the authority to terminate the 2022 Incentive Equity Plan provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders.

In addition, as part of the Business Combination, we assumed an aggregate of 1,326,747 (pre 75:1 reverse split) options originally granted under Security Matters PTY’s 2018 Share Option Plan.

DESCRIPTION OF SECURITIES

General

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022 as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company” and underwent a change of name to SMX (Security Matters) Public Limited Company on February 17, 2023. The Company’s affairs are governed by the Company’s Amended and Restated Memorandum and Articles of Association, the ICA, and the laws of Ireland.

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

Ordinary Shares

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

General. The authorized share capital of the Company is US$100,000,000 divided into 484,848,484 Ordinary Shares with a nominal value of US$0.165 each, 200,000,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred Ordinary Shares with a nominal value each of €1.00 each.

Immediately prior to consummation of the Business Combination, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) US$0.0001 representing one Ordinary Share of US$0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding Ordinary Shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the Company’s Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions contained in the BCA with respect to the Ordinary Shares, and subject to any further restrictions contained in the Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board.

82

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If the Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors on the requisition of the shareholders or, if the Board fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of the Company. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and the ICA. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Public Warrants

Each whole Public Warrant shall entitle the holder thereof to purchase one Ordinary Share at an exercise price of US$18,975.00 per share.

Subject to the terms of the BCA, on the consummation of the Business Combination, each Lionheart Public Warrant remained outstanding but was automatically adjusted to become one Public Warrant. Each such Public Warrant continues to have, and be subject to, the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Public Warrant was issued immediately prior to the consummation of the Business Combination, except that each Public Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Public Warrant that was outstanding immediately prior to the consummation of the Business Combination, and subject to adjustment pursuant to the subsequent reverse stock split. In addition, each Lionheart Private Warrant remains outstanding but is automatically adjusted to become one Public Warrant, subject to adjustment pursuant to the subsequent reverse stock split (each a “Parent Founder Warrant”). Each such Parent Founder Warrant continues to have, and be subject to the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Private Warrant was issued immediately prior to the consummation of the Business Combination, except that each Parent Founder Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Private Warrant that was outstanding immediately prior to the consummation of the Business Combination, subject to adjustment pursuant to the subsequent reverse stock split. As used herein: (1) “Lionheart Private Shares” shall mean the 400,000 shares of Lionheart Class A Common Stock, included in the units (“Lionheart Private Units”) issued in private placements at the time of the consummation of the initial public offering by Lionheart, which closed on November 8, 2021 (“IPO”), including (a) one Lionheart Class A Common Stock and (b) one-half of a warrant, with whole warrants entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 (pre-adjustments) per share; (2) “Lionheart Private Warrants” shall mean (a) each warrant issued in private placements at the time of the consummation of the IPO, entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 (pre-adjustments) per share and (b) each warrant issued as a component of Lionheart Private Units; and (3) “Lionheart Public Warrants” shall mean each warrant issued as a component of the Lionheart Public Units.

The Company is not obligated to deliver any Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and the Company will not be obligated to issue Ordinary Shares upon exercise of a Public Warrant unless the Ordinary Shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

83

The Company has agreed that as soon as practicable, but in no event later than 30 days after the closing of the Business Combination, the Company would use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the Ordinary Shares issuable upon exercise of the Public Warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following the closing of the Transactions and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of that certain warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Lionheart (the “Warrant Agreement”). As a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants was not effective by the 60th business day after the closing of the Transactions, holders of the Public Warrants may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders of the Public Warrants will not be able to exercise their Public Warrants on a cashless basis. Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.22 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Public Warrants were offered.

The Company has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each holder of the Public Warrants will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $396 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $18,975 warrant exercise price after the redemption notice is issued.

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of Public Warrants. If the Company’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last reported sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

84

If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if they do not need the cash from the exercise of the Public Warrants after the closing of the transactions contemplated by the BCA, the SID and the Ancillary Agreements.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one (1) minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for the Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the Ordinary Shares on account of such Ordinary Shares (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

85

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Share and any voting rights until they exercise their Public Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by Company shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

History of Security Issuances

Upon its formation, the Company issued one ordinary share at a price of US$0.0001 each to Doron Afik, and subsequently issued 25,000 deferred ordinary shares at a price of €1.00 per share, to Doron Afik. Immediately prior to consummation of the Business Combination, the Company had paid up capital of €25,000 and US$0.0001.

Transfer Agent

The transfer agent for the Ordinary Shares is Continental Stock Transfer & Trust Company.

Comparison of Irish and Delaware Corporate Governance And Shareholder Rights

As holders of Ordinary Shares may be unfamiliar with corporate governance and shareholder rights of Irish public limited company when compared to a Delaware corporation, the below summarizes and compares certain corporate governance and shareholder rights of the Company, an Irish Public Limited Company, and Lionheart, a Delaware corporation, from immediately prior to the Business Combination.

86

	Ireland	Delaware
PRINCIPAL APPLICABLE LEGISLATION	The ICA	Delaware General Corporation Law, as amended (“DGCL”).

CORPORATE PURPOSE	The objects for which the Company was established are very broad and allow the Company to engage in a wide range of activities for which a company may be incorporated under the ICA.	The purpose of Lionheart is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

SHAREHOLDER VOTING

Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the Company’s Amended Memorandum and Articles of Association, any question, business or resolution proposed at any general meeting shall be decided by a resolution approved by a simple majority of votes cast, in person or by proxy, at a general meeting of the Company shareholders at which a quorum is present (referred to under Irish law as an “ordinary resolution”).

An ordinary resolution is needed, among other matters, to appoint a Company director (where the appointment is by shareholders), to remove a Company director and to provide, vary or renew the Company’s directors’ authority to allot relevant securities.

Irish law requires approval of certain matters by a resolution approved by not less than 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present (referred to under Irish law as a “special resolution”).

Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

87

	Ireland	Delaware

A special resolution is needed, among other matters, to amend the Company’s Amended Memorandum and Articles of Association, to disapply statutory pre-emption rights on the issuance of equity securities of the Company and to reduce the Company’s company capital.

Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of seventy five percent (75%) of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATION

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS		A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

SHAREHOLDER RIGHTS PLAN	Subject to applicable law, the Company’s Amended Memorandum and Articles of Association provides the Board with the power to adopt a shareholder rights’ plan upon such terms as the Board deems expedient in the best interests of the Company, and to exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary Shares or preference shares in the capital of the Company in accordance with the terms of such rights’ plan. The Company’s ability to adopt a rights’ plan or to take other anti-takeover measures after the Board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent would be restricted by the frustrating actions’ prohibition of the Irish Takeover Rules. A number of Irish companies have pre-existing rights’ plans, which automatically trigger in specified circumstances without the need for a target board decision (other than a decision to disarm), although the validity of these plans has not been tested with the Irish Takeover Panel or in the Irish courts.

88

	Ireland	Delaware
APPRAISAL RIGHTS		Stockholders have appraisal rights in certain circumstances as provided for under the DGCL.

SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING	As set out in the Company’s Amended Memorandum and Articles of Association, for so long as the Company has more than one shareholder, any action required or permitted to be taken by the holders of shares of the Company requires the unanimous consent of the holders of the Ordinary Shares before the shareholders may act by way of written resolution in lieu of holding a duly called annual or extraordinary general meeting of such shareholders.	As set out in the charter, except as may be otherwise provided for any action required or permitted to be taken by the stockholders of Lionheart must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to Lionheart’s Class B Common Stock with respect to which action may be taken by written consent.

MEETINGS OF SHAREHOLDERS	The quorum is set in the Company’s Amended Memorandum and Articles of Association. Two members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting; provided, however, that at any time when the Company is a single-member company, one member of the Company present in person or by proxy, at a general meeting of it shall be a quorum.	The quorum is set in Lionheart’s Bylaws. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

89

	Ireland	Delaware
DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under Irish law, the Company may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) out of distributable profits. In addition, no dividend may be paid or other distribution, share repurchase or redemption made by the Company unless the net assets of the Company are equal to, or exceed, the aggregate of the Company’s called-up share capital plus its un-distributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce the Company’s net assets below such aggregate

The Company’s Amended Memorandum and Articles of Association authorizes the Board to pay such dividends as appears to the Board to be justified by the profits of the Company.

The Board may also recommend a dividend to be approved and declared by the Company’s shareholders at a general meeting, provided that no such dividend may exceed the amount recommended by the Board.

Stockholders have the right to receive dividends to the extent declared by the board of directors.

NUMBER OF DIRECTORS

Under the Company’s Amended and Restated Memorandum and Articles of Association, the number of directors shall from time to time be not less than two nor more than seven.

Under the Company’s Amended and Restated Memorandum and Articles of Association, the Board will be divided into three classes designated as Class I, Class II and Class III. The term of the initial Class I directors shall terminate at the conclusion of the Company’s 2026 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of the Company’s 2024 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s 2025 annual general meeting. Directors are eligible to stand for re-election at the relevant annual general meeting. Directors shall be re-elected for a three-year term.

Size of Board: Under Lionheart’s charter, the number of directors, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by Lionheart’s board of directors pursuant to a resolution adopted by a majority of Lionheart’s board of directors.

Election of Directors: Under Lionneart’s charter, the board of directors is divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Lionheart’s board of directors is authorized to assign members of the board already in office to Class I, Class II or Class III. Each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

90

	Ireland	Delaware
VACANCIES ON BOARD OF DIRECTORS

Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, may be filled by a majority of the directors then in office or by ordinary resolution of the shareholders (i.e., a simple majority of the members attending and voting). The replacement director will hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

In the event of a contested election (i.e., where the number of the Company director nominees exceeds the number of the Company directors to be elected), each of those nominees shall be voted upon as a separate resolution and the directors of the Company shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. “Elected by a plurality” means the election of those of the Company director nominees equaling in number the number of positions to be filled at the relevant general meeting that receive the highest number of votes.

Under Lionheart’s charter, newly created directorships resulting from an increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders), and any director so chosen will hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS	Under Irish law, the Company shareholders may remove a director without cause by ordinary resolution, before the expiration of his or her period of office by way of ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to the Company, and the shareholders comply with the relevant procedural requirements of the ICA. Under Irish law, one or more Company shareholders representing not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the holding of an extraordinary general meeting at which a resolution to remove a director and appoint another person in his or her place may be proposed.	Lionheart’s charter, whenever the holders of one or more series of the preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the preferred stock as set forth in Lionheart’s charter and such directors shall not be included in any of the classes created pursuant to Lionheart’s charter unless expressly provided by such terms.

91

	Ireland	Delaware
Any or all of the other directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

COMMITTEES	Under the Amended and Restated Memorandum and Articles of Association, the directors of the Company may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

CUMULATIVE VOTING		Under the charter the holders of shares of Ordinary Shares shall not have cumulative voting rights with regard to election of directors.

AMENDMENT OF GOVERNING DOCUMENTS	The Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the Ordinary Shares entitled to vote thereon is required to amend, alter, or repeal provisions of the charter, subject to any additional vote required therein. In addition, for so long as any shares of Class B Stock shall remain outstanding, the, affirmative vote of the holders of a majority of the shares of Class B Stock outstanding, voting separately as a single class, shall be required to amend, alter or repeal any provision of the charter, in a manner that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Stock; and the affirmative vote of the holders of at least 65% of all outstanding shares of the Ordinary Shares, shall be required to amend Article IX regarding business combinations and redemption rights.

92

	Ireland	Delaware
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, as more particularly described in the section titled “Indemnification of Directors and Officers.”

Under the charter, the Lionheart, to the fullest extent permitted by Section 145 of DGCL, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of Lionheart or, while a director or officer of Lionheart, is or was serving at the request of Lionheart as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, each of whom is an “indemnitee,” whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.

Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the charter shall be paid by Lionheart in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall finally be determined that he is not entitled to be indemnified by Lionheart.

93

	Ireland	Delaware
It is expected that the Company will purchase and maintain directors and officers insurance on behalf of its directors, secretary, and employees.

LIMITED LIABILITY OF DIRECTORS	Under the ICA, a director of the Company may be liable to the Company where such director acts in breach of certain of his or her fiduciary duties.	Under the charter, a director shall not be personally liable to Lionheart or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under DGCL unless a director violated his or her duty of loyalty to Lionheart or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS

The Company’s Amended and Restated Memorandum and Articles of Association requires that an annual general meeting shall be convened by not less than twenty-one clear days’.

The Company’s Amended and Restated Memorandum and Articles of Association requires that, subject to the ICA, all extraordinary general meetings shall be convened by not less than 21 clear days’ notice except that they may be called by not less than 14 clear days’ notice where (i) all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and (ii) a special resolution reducing the period of notice to 14 days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

A Lionheart stockholder must (i) give timely notice thereof in proper written form to the Secretary, and (ii) the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of Lionheart not less than 90 or more than 120 days before the anniversary date of the immediately preceding meeting. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in Lionheart’s bylaws.

94

	Ireland	Delaware
“clear days” means calendar days and excludes: the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

SHAREHOLDERS’ SUITS

The Company’s Amended and Restated Memorandum and Articles of Association provides that any dispute or claim arising out of or in connection with the Company’sAmended and Restated Memorandum and Articles of Association will be governed by, and construed in accordance with, the laws of Ireland and that the courts of Ireland will have exclusive jurisdiction to settle any dispute arising out of or in connection with the Company’s Amended and Restated Memorandum and Articles of Association.

The Company’s Amended and Restated Memorandum and Articles of Association separately provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act or the Securities Act.

The charter provides that unless Lionheart consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Lionheart, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Lionheart to Lionheart or Lionheart’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Lionheart, its directors, officers or employees arising pursuant to any provision of the DGCL or the Bylaws, or (iv) any action asserting a claim against Lionheart, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or arising under the federal securities laws, including the Securities Act of 1933, as amended, and the rules and regulations thereunder as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum, unless Lionheart consents in writing to the selection of an alternative forum.

95

	Ireland	Delaware
RIGHT TO INSPECT CORPORATE BOOKS AND RECORDS		Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.

RIGHTS TO INSPECT SHAREHOLDER LIST		Under Section 220 of the DGCL, a stockholder or its agent has a right to inspect Lionheart’s stock ledger, a list of all of its stockholders and its other books and records during the usual hours of business upon written demand stating his purpose (which must be reasonably related to such person’s interest as a stockholder). If Lionheart refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.

CLASS ACTION SUITS		Generally, Lionheart is subject to potential liability under the federal securities laws and under Delaware law. Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. The DGCL also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. In certain circumstances, class action lawsuits are available to stockholders.

96

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

trueGold

On July 29, 2020, Security Matters PTY signed a shareholders’ agreement with Perth Mint and trueGold. The shareholders’ agreement and the ancillary agreements discuss the establishment of a new entity—trueGold—by Security Matters PTY and Perth Mint. Security Matters PTY granted to trueGold, subject to the terms of the license agreement, an exclusive, worldwide, perpetual license to use Security Matters PTY’s technology for the purpose of commercializing it within the industry comprising gold as a precious metal (as elaborated below). Security Matters PTY owns any development of its intellectual property and, while trueGold owns all generated data it creates, trueGold granted to Security Matters PTY a free non-exclusive, irrevocable, perpetual, royalty free license to use the generated data, subject to regulatory requirements and to the extent that it relates to the Isorad License Agreement technology or Security Matters PTY’s technology. The parties agreed that neither Perth Mint or Security Matters PTY are required to provide any funding to trueGold and that any investment by any of them in trueGold from time to time will be by way of in-kind contributions. Third party equity investors will contribute the working capital will fund R&D, development capital and other expenses in accordance with the business plan.

Other than with the consent of the other shareholders or between affiliates (defined, inter alia, as a related body corporate of a shareholder; a company in which the shareholder beneficially owns 50% or more of the issued shares) a transfer of shares will be done subject to a right of first refusal of the other shareholders, whom will also have tag-along rights and a drag-along (as elaborated below). Under the constitution (as amended in July, 2022, to add the specific right of Security Matters PTY to purchase shares before any other shareholders) any shareholder wishing to transfer shares must notify the board of directors and, before the board of directors authorize the transfer of any share or shares, the share or shares must first have been offered to Security Matters PTY (for its own benefit and unless Security Matters PTY is 50% owned by one entity), and if SMX does not notify within 30 days that it wishes to purchase, then to all other shareholders (including Security Matters PTY) at a price to be agreed on by the transferor and the directors of trueGold. If the transferor and the directors of trueGold are unable to agree on a price, the price of the relevant shares will be a price which: represents a fair market price; and is determined by expert determination administered by the Australian Disputes Centre (ADC) in accordance with the ADC Rules for Expert Determination which are operating at the time the matter is referred to ADC, which Rules are incorporated into the constitution of trueGold. The determination of such person in relation to the price of the relevant shares will be final and binding on all shareholders.

Subject to certain terms and conditions, a drag-along right is established under which where shareholders wish to dispose of all of their share to a third party that wishes to acquire 100% of trueGold and 75% or more of the aggregate number of shares on issue at that time agreed, the remaining shareholders may be forced to transfer to the third party all of the shares held by each of the remaining shareholders. In case of a deadlock (defined as a case where the board of directors disagrees on a material matter regarding the fundamental operation of trueGold or the business and cannot resolve the disagreement within 10 business days of the disagreement first arising), if the shareholders are unable to reach agreement on any matter, a dispute resolution mechanism was created.

The board of directors of trueGold was agreed to consist of not less than three and not more than seven. The board is comprised as follows: Security Matters PTY may appoint (remove or replace) up to two directors; Zeren Browne; Perth Mint may appoint (remove or replace) up to two directors; and Hugh Morgan, who is a non-executive, independent chair. A list of resolutions was set, which require a board majority including at least one Security Matters PTY appointed director and one Perth Mint appointed director. Another list of resolutions was set, which require a resolution carried by a majority of the shareholders including Security Matters PTY and Perth Mint. trueGold and Yahaloma agreed to bear the payments to Soreq related thereto of 4.2% of its revenues. SMX’s CEO, Mr. Haggai Alon, provides CEO services to trueGold and reports to the board of directors of trueGold, and Zeren Browne provides General Manager services to trueGold.

On October 3, 2023, Security Matters PTY entered into the Investment Agreement with trueGold. Pursuant to the Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 trueGold owes to Security Matters PTY was waived by Security Matters PTY in exchange for the trueGold Shares such that Security Matters PTY’s holdings in trueGold shall be increased to 51.9% of the total issued and outstanding shares of trueGold, making Security Matters PTY the majority owner of trueGold. Additionally, the existing license agreement as between Security Matters PTY and trueGold was amended to include additional intellectual property of Security Matters PTY to be licensed to trueGold thereunder. Security Matters PTY shall further supply to trueGold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

On July 10, 2024, the Company entered into the LOI with PMB, which in part provides for PMB transferring the 11,833 shares it owns in True Gold, for 2,183,682 (pre-adjustment as a result of the Company’s announced 75:1 reverse stock split) Ordinary Shares of the Company. Furthermore, PMB released a pledge of shares issued by TrueGold.

Business Combination

On March 7, 2023, we consummated the Business Combination. See “Item 4. Information of the Company - History and Development of the Company – Business Combination” in our Annual Report on Form 20-F filed by us with the SEC on April 30, 2024, and Note 1.B. The SPAC Transaction, to the audited financial statements of the Company on page F-10, included in this prospectus, as well as “Prospectus Summary-Our Company,” and “Description of Securities-Public Warrants” included elsewhere in this prospectus, for a discussion of the Business Combination and the related party transactions with respect to the Business Combination.

97

Bridge Loans

Between August 2022 to January 2023, Security Matters PTY entered into bridge loan agreements (the “Bridge Loans”) with eleven lenders, including Doron Afik and Jessica Wasserstrom, who lent Security Matters PTY an aggregate amount of $3,860,000. The Bridge Loans have a maturity date of up to two years and bear an interest rate of 10% per annum.

In March 2023, the Company signed an addendum to the Bridge Loans agreements which converted $1,350,000 of principal and $1,000,000 of redeemable warrants into 872,418 Ordinary Shares (pre 75:1 reverse stock split).

On December 31, 2023, the Company signed an addendum to the Bridge Loans, which converted $750,000 of principal and $1,450,000 redeemable warrants into 4,032,256 Ordinary Shares (pre 75:1 reverse stock split). According to the addendum, the Company issued to the lenders an aggregate of 4,032,256 warrants to purchase up to an aggregate of 4,032,256 Ordinary Shares (pre 75:1 reverse stock split) at an exercise price of $1.17 per share (pre 75:1 reverse stock split). The warrants were exercisable immediately upon issuance and will expire three years following their issuance.

On or about January 12, 2024, but effective as of December 31, 2023, the Company issued an aggregate of 4,032,256 Ordinary Shares and warrants to purchase an aggregate of 4,032,256 Ordinary Shares (pre 75:1 reverse stock split), of the Existing Notes and Redeemable Warrants, in exchange for the cancellation of an aggregate of (a) approximately $750,000 owed to the Note Holders under the Existing Notes and (b) $1,450,000 cash value of Redeemable Warrants.

In April 2024, the Company issued an aggregate of 690,000 Ordinary Shares (pre 75:1 reverse stock split) to certain former debtholders of the Company as further consideration relating to the December 2023 conversion of their indebtedness and related obligations. Furthermore, the Company issued an aggregate of an additional 1,122,485 Ordinary Shares (pre 75:1 reverse stock split) in April 2024 and 231,415 Ordinary Shares in May 2024 to those same former debtholders, for the conversion and termination of an aggregate of 4,489,938 warrants (pre 75:1 reverse stock split) held by them.

General Legal Counsel

On January 10, 2017, an affiliate of Lionheart’s Sponsor, Lionheart Equities, LLC (“Lionheart Equities”), engaged Jessica L. Wasserstrom, LLC (“Wasserstrom”), to represent Lionheart Capital and its affiliated companies, as corporate general counsel and otherwise in connection with any corporate and/or transactional matters as requested by Lionheart Equities. The engagement letter between Lionheart Equities and Wasserstrom is for an indefinite period only subject to termination rights of either party, of which no termination has occurred since the agreement was executed. Jessica Wasserstrom, the principal of Wasserstrom, currently holds the title of Chief Legal Officer of Lionheart Equities and its affiliated companies.

In connection therewith, Wasserstrom was specifically engaged by Lionheart to provide counsel for general corporate legal matters, including related to mergers and acquisitions activity and, as such, may be deemed to be a related party of Lionheart. For the year ended December 31, 2023, the Company paid to Wassertrom an aggregate of approximately $300,000, in the form of cash payments, issuance of Ordinary Shares and issuances of warrants to purchase Ordinary Shares, for legal services provided to Lionheart through the closing of the Business Combination in March 2023. As of the date of this prospectus, an aggregate of $100,000 is remains unpaid and outstanding~~.~~

Chairman Agreement

Mr. Ophir Sternberg and the Company entered into a Chairman Agreement (the “Chairman Agreement”). Pursuant to the Chairman Agreement, beginning at the closing of the Business Combination, Mr. Sternberg will serve as the Chairman of the Board for so long as he serves as a member of the Board, unless he is earlier terminated. Mr. Sternberg will not receive any cash compensation for his service on the Board nor will he be entitled to participate in any employee benefit plans of the Company.

The Chairman Agreement provides that Mr. Sternberg will be granted restricted stock units of the Company representing 3% of the issued and outstanding Ordinary Shares as of the grant date in accordance with and subject to the terms and conditions of the Company’s 2022 Incentive Equity Plan. Mr. Sternberg’s restricted stock units are subject to time-based vesting, as follows: 20% vest on the grant date, and the remaining restricted stock units will vest in quarterly installments thereafter over a period of three years subject to his continued service on the Board as of each vesting date subject to earlier vesting as forth below.

In the event of the expiration or termination of the Chairman Agreement for any reason other than termination for Cause (as defined in the Chairman Agreement), any unvested outstanding equity awards held by Mr. Sternberg will immediately vest and become nonforfeitable. In the event of the termination of the Chairman Agreement by the Company for Cause, all unvested outstanding equity awards will be cancelled and forfeited, and Mr. Sternberg will not be entitled to any payment in connection therewith.

The Chairman Agreement states that Mr. Sternberg will honor his confidentiality obligations after the termination of his services.

Independent Contractor Agreement

Mr. Faquiry Diaz and the Company entered into an independent contractor agreement (the “Independent Contractor Agreement”). The Independent Contractor Agreement provides for an initial term of three years that automatically renews for one-year terms thereafter, so long as Ophir Sternberg is the Chairman of the Board. Notwithstanding the foregoing, the Independent Contractor Agreement is terminable by either party at any time, with or without Cause (as defined in the Independent Contractor Agreement), effective upon notice to the other party.

98

In exchange for his services, Mr. Diaz Cala will be compensated and reimbursed in the total amount of $84,000, annually, payable in twelve equal monthly payments. In addition, the Independent Contractor Agreement provides that Mr. Diaz Cala will be granted restricted stock units of the Company representing 1% of the issued and outstanding Ordinary Shares as of the grant date in accordance with and subject to the terms and conditions of the Company’s 2022 Incentive Equity Plan. Mr. Diaz Cala’s restricted stock units are subject to time-based vesting, as follows: 20% vest on the grant date, and the remaining restricted stock units will vest in quarterly installments thereafter over a period of three years subject to his continued service on the Board as of each vesting date subject to earlier vesting as set forth below.

In the event of the termination of the Independent Contractor Agreement by the Company without Cause or upon a Change in Control (each such term as defined in the Independent Contractor Agreement), any unvested outstanding equity awards held by Mr. Diaz Cala will immediately vest and become nonforfeitable. In the event of the termination of the Independent Contractor Agreement for Cause by the Company or for any reason by Mr. Diaz Cala, all unvested outstanding equity awards will be cancelled and forfeited without consideration.

The Independent Contractor Agreement also contains non-solicitation and non-competition covenants, generally prohibiting Mr. Diaz Cala from (i) soliciting or hiring employees or business contacts during the one-year period that follows the termination of the Independent Contractor Agreement and (ii) directly or indirectly competing with the Company during the term of the Independent Contractor Agreement. In addition, the Independent Contractor Agreement states that Mr. Diaz Cala will honor his confidentiality obligations after the termination of his services.

The only discussions involving continuing employment or involvement for any persons affiliated with Lionheart before the Business Combination were with Ophir Sternberg relating to the Chairman Agreement with The company and with Faquiry Diaz relating to an independent contractor agreement, with the Company, which provides for certain services to the Company. There has not been any formal or informal commitment to retain any financial advisors after the Business Combination, and there are no pre-existing relationships between Lionheart (or individuals affiliated with Lionheart) and additional investors.

Borrowings From Related Parties

In 2015, SMX Israel signed an agreement to receive a loan of ILS 2 Million (US$512,558 at 2015) from Kibbutz Ketura, and Kibbutz Degania A, an entity associated with Mr. Bader on back-to-back terms from a third party (the Kamea Fund). The loan bears an interest at an annual rate of 4%. The loan was fully repaid in August 2022. The balance as of December 31, 2021 was US$269,311 (including provision for bonus at the amount US$87,311), and as of December 31, 2020 was US$279,939. The balance includes interest and there was no change in the interest rate.

In consideration with providing the funding, SMX Israel agreed to provide, as additional consideration, a bonus payment on the occurrence of an exit or major liquidity event. The bonus payment is capped at ILS 3 Million (approximately US$965,000) per each of Kibbutz Ketura and Kibbutz Degania A (together, the “Bonus Payments”). The Bonus Payments are intended to operate in one of the two trigger events: (i) dividend distributions by Security Matters Ltd.; or (ii) the sale of shares by either Kibbutz Ketura and Kibbutz Degania A in SMX Israel (either in the event of a takeover or otherwise). Only if the aggregate amounts of one of the two trigger events exceeds the investment of Kibbutz Ketura and Kibbutz Degania A in SMX Israel (by loan or shares), the either party would be entitled to the Bonus Payment.

We entered into an Amended and Restated Promissory Note dated as of March 7, 2023 in the principal amount of $549,000, in favor of Lionheart Management, LLC and Lionheart Equities, LLC, which are affiliates of Ophir Sternberg, our Chairman of the Board, Such note was amended in April 2023 to extend the maturity date thereunder to June 10, 2024; however, we prepaid the note in full in May 2023. Such note amended and restated a Promissory Note, executed by Lionheart in favor of the holders, in the original aggregate principal amount of $549,000, to reflect the assumption of all rights and responsibilities of Lionheart by the Company.

99

In August 2022, the Company signed an addendum to the Loan agreement that reduces the amount of the Bonus payment for both lenders to a total fixed amount of ILS 2.5 million ($710 thousand) that was to be paid upon the completion of the Business Combination. On March 2, 2023, the Bonus payment date was postponed to March 31, 2024 and on April 28, 2023, it was further postponed to June 1, 2024.

On September 19, 2023, the Company amended the loan agreements dated September 7, 2015, by and between SMX Israel, the Company’s shareholders and Kamea Fund. Pursuant to the amendment to the loan agreements, Kamea agreed to convert $657 thousand of indebtedness under the loan agreements into 487,281 ordinary shares (pre 75:1 reverse stock split) of the Company, as payment in full for such indebtedness; provided however, that in the event the proceeds received from Kamea with respect to any sales of the shares are not at least equal to the indebtedness amount, the Company will remain liable to Kamea for the balance of the indebtedness amount. In accordance with management estimation the fair value of this indebtedness is immaterial.

Additionally, Kibbutz Ketura provides administrative services for SMX Israel for which it was paid US$34 thousand, US$36 thousand and US$39 thousand in 2023, 2022 and 2021 respectively. Until 2020, SMX Israel’s lab was located in Kibbutz Ketura.

Proof Of Concept Projects Paid By Affiliated Companies

The Company is engaged in Proof of Concept (POC) agreements according to which it receives funds for financing research and development expenses from prospective customers and affiliated companies. Affiliated companies paid for reimbursement of POC projects the amount of US$858 thousand in 2023, US$1,426 thousand in 2022 and $1,091 thousand in 2021.

Lock-Up Agreements

At the closing of the Business Combination, certain of our shareholders, executive officers and directors entered into lock-up agreements, as filed hereto as Exhibits 10.29 through 10.38, pursuant to which, among other things, they agreed not to offer, sell, contract to sell or otherwise transfer or dispose of any of their Ordinary Shares for six months after the Closing Date, subject to the exceptions described in the agreements.

Review, Approval or Ratification of Transactions with Related Persons

We have a related party transaction policy that requires the review and, if applicable, approval or ratification of any related party transaction by the Audit Committee.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Ordinary Shares then outstanding; or

●	the average weekly reported trading volume of our Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

100

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of the Company

The following table sets forth the information regarding the beneficial ownership of the Ordinary Shares as of August 20, 2024:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s Ordinary Shares; and

●	each of the Company’s current executive officers and directors and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying warrants and options, as applicable, that are currently exercisable or convertible or exercisable or convertible within 60 days. Ordinary Shares that may be acquired within 60 days of August 20, 2024 pursuant to the exercise of warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person or entity shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the Ordinary Shares beneficially owned by them.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 725,982 Ordinary Shares outstanding on August 20, 2024.

Name and Address of Beneficial Owners	Number of Ordinary Shares	Percentage of Total Voting Power
Haggai Alon(1)	5,176	*
Ophir Sternberg(2)	4,815	*
Amir Bader(3)	1,007	*
Zeren Browne(4)	997	*
Thomas Hawkins(5)	1,026	*
Roger Meltzer(6)	1,029	*
All executive officers and directors as a group (6 persons)	14,051	1.93%
Greater than 5% Holders
PMB Partners, LP(7)	157,164	18.91%
Global Bevco Pty Ltd.	42,573	5.86%

*	Less than 1%

(1)	Represents shares held by Benguy Escrow Company Ltd., a testamentary trust of which Mr. Alon is the beneficiary. Doron Afik is the trustee of Benguy Escrow Company Ltd. The amount of beneficial ownership includes 29 Ordinary Shares issuable as a result of Security Matters PTY options held, that are currently exercisable or exercisable within 60 days. Also includes 4,129 vested restricted stock units that settle into Ordinary Shares granted to Mr. Alon, and an additional 718 restricted stock units that settle into Ordinary Shares that vest within 60 days from August 20, 2024. Does not include an additional 2,180 restricted stock units that do not vest within 60 days of August 20, 2024.
(2)	Ophir Sternberg, Lionheart’s Chairman, President and Chief Executive Officer, is the member of the Sponsor. Mr. Sternberg disclaims beneficial ownership over any securities owned by the Sponsor in which he does not have any pecuniary interest. Also includes 2,529 vested restricted stock units that settle into Ordinary Shares granted to Mr. Sternberg, and an additional 441 restricted stock units that settle into Ordinary Shares that vest within 60 days from August 20, 2024. Does not include an additional 1,246 restricted stock units that do not vest within 60 days of August 20, 2024.
(3)	Includes 840 vested restricted stock units that settle into Ordinary Shares and includes 148 restricted stock units that settle into Ordinary Shares that vest within 60 days from August 20, 2024.
(4)	Represents shares held by Sooperduper Pty Ltd., which is owned by Ms. Browne and Simon Browne. Ms. Browne is the control person of Sooperduper Pty Ltd. Includes 834 vested restricted stock units that settle into Ordinary Shares. Also includes 152 restricted stock units that settle into Ordinary Shares that vest within 60 days from August 20, 2024.
(5)	Includes 840 vested restricted stock units that settle into Ordinary Shares and includes 148 restricted stock units that settle into Ordinary Shares that vest within 60 days from August 20, 2024.
(6)	Includes 843 vested restricted stock units that settle into Ordinary Shares. Also includes 148 restricted stock units that settle into Ordinary Shares that vest within 60 days from August 20, 2024.
(7)	Based on a Schedule 13D filed by PMB Partners LP (“PMB”) on August 20, 2024, Alberto Morales is the sole manager of PMB GP LLC (“PMB GP”), the General Partner of PMB. Mr. Morales, PMB and PMB GP share voting and dispositive power with respect to the shares owned as a result of their business relationships pursuant to the Schedule 13D. This includes 105,306 Ordinary Shares that may be issued upon conversion of a convertible promissory note to be issued to PMB, and Ordinary Shares to be issued to PMB upon the transfer back to the Company of interests in TrueGold. The business address of PMB is 22 Adelaide Street West Suite 3400, Toronto Ontario, M5H 4E3.

101

SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 212,287 Ordinary Shares by the Selling Stockholders.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares by the Selling Stockholders, the number of shares of Ordinary Shares that may be sold by the Selling Stockholders under this prospectus and that the Selling Stockholders will beneficially own after this offering. We have based percentage ownership on 725,982 Ordinary Shares outstanding as of August 20, 2024.

Because a Selling Stockholder may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by a Selling Stockholder and further assumed that a Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all Ordinary Shares, that it beneficially owns, subject to applicable community property laws. To our knowledge, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

	Number of Ordinary Shares Beneficially Owned		Maximum Number of Ordinary Shares Being	Ordinary Shares Beneficially Owned After the Offered Ordinary Shares are Sold
Name of Selling Stockholder	Number	Percent	Offered	Number(1)	Percent
Kyle Hoffman (2)	12,599	1.74%	12,599	—	—
Global Bevco Pty Ltd.(3)	42,573	5.86%	42,573	—	—
PMB Partners, LP (4)	157,164	18.91%	157,115	49	*

* Less than 1%

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.
(2)	Includes 900 Ordinary Shares underlying warrants at an exercise price per share of $0.1650. The business address of Kyle Hoffman is 5217 Cottage Bluff Ln., Knightdale, NC 27545.
(3)	To the best of our knowledge, voting and dispositive power for Global Bevco Pty. Ltd. is held by Peter Yates. The business address of Global Bevco Pty. Ltd. is Care of Mutual Trust Level 32 360 Collins St., Melbourne VIC 3000.
(4)	Includes (a) 51,809 Ordinary Shares issued pursuant to the LOI and (b) 105,306 Ordinary Shares that may be issued upon conversion of the Convertible Note issuable to PMB Partners, LP and Ordinary Shares to be issued upon the transfer back to the Company of interests in its subsidiary, True Gold pursuant to the terms of the LOI and such Convertible Note. All voting and dispositive power for PMB Partners, LP is held by Alberto Morales. The business address of PMB Partners, LP is 22 Adelaide Street West Suite 3400, Toronto Ontario, M5H 4E3.

102

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of the Ordinary Shares by a “U.S. Holder.” This discussion applies only to the Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;
●	insurance companies;
●	mutual funds;
●	pension or retirement plans;
●	S corporations;
●	broker or dealers in securities or currencies;
●	traders in securities that elect mark-to-market treatment;
●	regulated investment companies;
●	real estate investment trusts;
●	trusts or estates;
●	tax-exempt organizations (including private foundations);
●	persons that hold the Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;
●	persons that have a functional currency other than the U.S. dollar;
●	certain U.S. expatriates or former long-term residents of the United States;
●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;
●	persons that acquired the Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;
●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;
●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;
●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and
●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding the Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

103

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, PRE-FUNDED WARRANTS, WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Distributions on the Ordinary Shares

Subject to the PFIC rules discussed below under “-Passive Foreign Investment Company Rules,” distributions on the Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “-Sale or Other Taxable Disposition of the Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) the Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on the Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed below under “-Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of the Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

104

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of the Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of the Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Possible Constructive Distributions

The terms of each Public Warrant provide for an adjustment to the number of Ordinary Shares for which the Public Warrant may be exercised or to the exercise price of the Public Warrant in certain events, as discussed in the section entitled “Description of Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Public Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Ordinary Shares which is taxable to the U.S. holders of such shares as described under the section entitled “-Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from the Company equal to the fair market value of such increased interest. The rules regarding constructive distributions are complex. U.S. holders should consult their own tax advisors regarding the application of the rules to them in light of their own circumstances.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of the Ordinary Shares could be materially different from that described above if the Company is treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

105

Based on the projected composition of the Company’s income and assets, including goodwill, the Company does not expect to be classified as a PFIC for its taxable year that includes the date of the Business Combination. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the Company is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of the Company. Further, because the Company may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. Moreover, any interest income that the Company earns on its cash deposits would generally be treated as passive income and increase the risk that the Company would be treated as a PFIC. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that the Company is a PFIC for the taxable year that includes the date of the Business Combination, the Company’s current taxable year or in a future year.

If the Company is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) mark-to-market regime and (iii) QEF regime (as defined below). A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If a U.S. holder does not make a mark-to-market election, as described below, the U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Ordinary Shares, and (ii) any “excess distribution” received on Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

●	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held Ordinary Shares;

●	the amount allocated to the current taxable year, will be treated as ordinary income; and

●	the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

106

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities and Exchange Commission or on the national market system established under Section 11A of the Securities Exchange Act of 1934; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as the company) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. holders should consult their own tax advisors to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. holders of Public Warrants will not be able to make a mark-to-market election with respect to their Public Warrants.

QEF Regime. Alternatively, a U.S. holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC (but not warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. The company does not presently intend to provide a PFIC Annual Information Statement in order for U.S. Holders to make or maintain a QEF election. However, as described above, the company does not expect to be classified as a PFIC for the taxable year that includes the Business Combination.

PFIC Reporting Requirements. A U.S. holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to the company. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement and the statute of limitations on the assessment and collection of U.S. federal income taxes will be extended in the event of any such failure to comply.

107

Non-U.S. Holders

This section applies to non-U.S. holders. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares or Public Warrants that is not a U.S. holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust;

but, generally, does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Ownership and Disposition of Ordinary Shares and Public Warrants by Non-U.S. Holders. A non-U.S. holder of Ordinary Shares will generally not be subject to U.S. federal income tax or, subject to certain reporting or withholdings, U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In addition, special rules may apply to a non-U.S. holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Public Warrant, or the lapse of a Public Warrant held by a non-U.S. holder generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of the Ordinary Shares and Public Warrants.

CERTAIN MATERIAL IRISH TAX CONSIDERATIONS TO NON-IRISH HOLDERS

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Ordinary Shares covered by this offering. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and confirmations which have been received from the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

108

A “Non-Irish Holder” is an individual who beneficially owns, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Ordinary Shares, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Ordinary Shares. The summary applies only to Non-Irish Holders who own their Ordinary Shares, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Ordinary Shares by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of Ordinary Shares, provided that such Ordinary Shares neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Irish stamp duty may be payable in respect of transfers of the Ordinary Shares, depending on the manner in which the Ordinary Shares are held. The Company entered into arrangements with the Depository Trust Company (“DTC”) to allow the Ordinary Shares to be settled through the facilities of DTC.

Ordinary Shares Held Through DTC

The Irish Revenue Commissioners have confirmed to the Company that transfers of Ordinary Shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Ordinary Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares, where any party to the transfer holds such Ordinary Shares outside of DTC will be subject to Irish stamp duty at a rate of 1% of the higher of consideration paid or the market value of the Ordinary Shares transferred unless an exemption applies.

Holders of Ordinary Shares wishing to transfer their Ordinary Shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Withholding Tax on Dividends (DWT)

Distributions made by the Company will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

109

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by the Company to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, the Company is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares is not subject to DWT on distributions received from the Company if such holder is beneficially entitled to the distribution and is either:

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a List of Relevant Territories for DWT purposes see Exhibit 99.1 to the Registration Statement on Form F-1 to which this prospectus forms a part);

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to “- Ordinary Shares Held by U.S. Resident Shareholders” below), the Company or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by the Company, has received from the holder of such Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms in the case of holdings of Ordinary Shares, the holders of Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	the Company’s transfer agent before the record date for the distribution if its Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by the Company). It is strongly recommended that such holders of Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company).

Distributions paid in respect of Ordinary Shares that are held outside of DTC and are owned a U.S. resident will not be subject to DWT if such holder of Ordinary Shares provides a completed IRS Form 6166 or a valid DWT Form to the Company’s transfer agent to confirm its U.S. residence and claim an exemption. It is strongly recommended that such holders provide the appropriate completed IRS Form 6166 or DWT Form to the Company’s transfer agent as soon as possible after receiving their Ordinary Shares.

110

If any holder of Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “-General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to the Company’s transfer agent before the record date for the distribution.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Securities Held by Other Persons

Holders of Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT and should provide the applicable DWT Form to confirm its entitlement to such an exemption in advance of payment of any distributions. If any holders of Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution on its Ordinary Shares, the Company will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after the Company delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

The Company will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

111

Additional anti-avoidance measures

Additional withholding measures will apply to payments of distributions on Ordinary Shares with effect from 1 April 2024. Notwithstanding the above stated exemptions, payments of distributions to associated entities in jurisdictions that are on the EU list of non-cooperative jurisdictions or zero-tax jurisdictions may be subject to DWT on payment following that date. Association for these purposes generally means a 50% ownership connection (assessed on the basis of share ownership, voting power or entitlement to profits on a distribution) or the ability to control the board of directors.

Income Tax on Dividends Paid

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from the Company. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by the Company discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of the Ordinary Shares because the Ordinary Shares should be regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

112

PLAN OF DISTRIBUTION

We are registering 212,287 Ordinary Shares held by the Selling Stockholders, to permit the resale of these Ordinary Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares. However, we will receive aggregate proceeds of up to approximately $148.00 from the exercise of the warrants held by certain of the Selling Stockholders.

The Selling Stockholders may sell all or a portion of the Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

113

The Selling Stockholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the Ordinary Shares by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Stockholder may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares, estimated to be approximately $45,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Stockholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

114

EXPENSES RELATED TO THE OFFERING

U.S. dollar
SEC Registration Fee	$124.71
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$7,500.00
Printing Expenses	$5,000.00
Miscellaneous Expenses	$2,375.29
Total	$25,000.00

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Ireland and conducts a majority of its operations through its subsidiary, Security Matters PTY, located outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of our Ordinary Shares has been passed upon by Arthur Cox LLP, Irish counsel to the Company.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022 and for each of the three years ended December 2023, 2022 and 2021, included in this Registration Statement on Form F-1 have been so included in reliance on the report of BDO Ziv Haft, an independent registered public accounting firm, appearing elsewhere herein and in this registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act with respect to the Ordinary Shares offered in this prospectus.

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://smx.tech. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

115

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 and 2022

The amounts are stated in thousands of U.S. Dollars

F-1

Report of Independent Registered Public Accounting Firm

to the Shareholders of

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of SMX (Security Matters) Public Limited Company and subsidiaries (the “Company”) as of December 31, 2023, and 2022, the related consolidated statements of comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Tel-Aviv, Israel	Ziv Haft
April 19, 2024, except for Note 24.12 as to which date is	Certified Public Accountants (Isr.)
August 12, 2024	BDO Member Firm
We have served as the Company’s auditor since 2023

F-2

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31, 2023	December 31, 2022
	Note	US$ in thousands
Current assets
Cash and cash equivalents		168	1,398
Other current receivables	4	634	3,673
Total current assets		802	5,071
Non-current assets
Intangible assets, net	3,7	16,486	5,027
Goodwill	3	32,957	-
Property, plant and equipment, net	5	411	555
Right of use assets	11	389	414
Investment in associated companies	6	115	221
Total non-current assets		50,358	6,217

Total assets		51,160	11,288
Current liabilities
Trade payables		10,515	2,972
Other payables	12	2,483	650
Convertible notes	8	377	563
Warrants - derivative financial liability	9	1,143	-
Pre-paid advance	10	700	-
Bridge loans liabilities	9	1,750	-
Convertible promissory note	8	1,013	-
Borrowings from related parties	13	-	710
Lease liabilities	11	41	30
Total current liabilities		18,022	4,925
Non-current liabilities
Lease liabilities	11	411	440
Bridge loans liabilities	9	483	3,682
Long term payables		-	85
Total non-current liabilities		894	4,207

Total liabilities		18,916	9,132
Equity
Issued capital and additional paid-in capital	14	62,901	32,713
Foreign currency translation reserve		(491)	(537)
Accumulated losses		(50,934)	(30,020)
Total equity attributable to owners of the parent		11,476	2,156
Non- controlling interest		20,768	-
Total equity		32,244	2,156
		51,160	11,288

/s/ Ofira Bar	/s/ Haggai Alon	/s/ Pauline Khoo	April 19, 2024
Ofira Bar Chief Financial Officer	Haggai Alon Chief Executive Officer	Pauline Khoo Audit Committee Chairperson	Date of approval of financial statements

The accompanying notes are an integral part of the financial statements.

F-3

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Year ended
		December 31, 2023	December 31, 2022	December 31, 2021
	Note	US$ in thousands
Research and development expenses	15	2,711	1,898	2,039
Selling and marketing expenses		661	569	453
General and administrative expenses	16	16,567	2,723	2,482
Listing expenses		16,802	-	-
Operating loss		(36,741)	(5,190)	(4,974)
Finance expenses		7,891	1,128	101
Finance income		1,580	28	237
Gain from remeasurement of investment in associated company		22,164	-	-
Share of net profit (loss) of associated companies	6	(101)	106	(101)
Loss before income tax		(20,989)	(6,184)	(4,939)
Income tax	17	-	-	-
Net loss		(20,989)	(6,184)	(4,939)

Other comprehensive loss:
Items that will not be reclassified to profit or loss:
Adjustments arising from translating financial statements from functional currency to presentation currency		(224)	(522)	(7)

Items that will or may be reclassified to profit or loss:
Exchange losses arising on translation of foreign operations		(59)	(238)	(375)
Total other comprehensive loss		(283)	(760)	(382)

Total comprehensive loss		(21,272)	(6,944)	(5,321)

Net loss attributable to:
Equity holders of the Company		(20,914)	-	-
Non- controlling interest		(75)	-	-

Basic and diluted loss per share attributable to shareholders	18	*(586)	*(635)	*(556)

*	Restated as a result of the SPAC transaction and after giving effect to the reverse stock splits (see also Notes 14B4 and 24.12)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital and Additional paid-in capital	Foreign currency translation reserve	Accumulated loss	Total equity attributable to owners of the parent	Non- controlling interests	Total equity

Balance as of January 1, 2023	32,713	(537)	(30,020)	2,156	-	2,156
Comprehensive loss
Net loss	-	-	(20,914)	(20,914)	(75)	(20,989)
Other comprehensive income	-	46	-	46	17	63
Total comprehensive loss	-	46	(20,914)	(20,868)	(58)	(20,926)

Issuance of shares, net	4,896	-	-	4,896	-	4,896
Recapitalization due to issuance of shares following the SPAC transaction, net	11,460	-	-	11,460	-	11,460
Share-based compensation	3,269	-	-	3,269	-	3,269
Conversion of financial liabilities to shares	5,955	-	-	5,955	-	5,955
Exercise of options into shares	10	-	-	10	-	10
Issuance of shares and warrants B, net (See note 14.B.3)	1,837	-	-	1,837	-	1,837
Conversion of warrants A to ordinary shares (See note 14.B.3)	1,008	-	-	1,008	-	1,008
Exercise of warrants B, net (See note 14 B.3)	888	-	-	888	-	888
Issuance of warrants B after reset (See note 14 B.3)	865	-	-	865	-	865
Non-controlling interests arising from initially consolidated companies	-	-	-	-	20,826	20,826
Balance as of December 31, 2023	62,901	(491)	(50,934)	11,476	20,768	32,244

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital and Additional paid-in capital	Foreign currency translation reserve	Accumulated loss	Total equity

Balance as of January 1, 2022	31,504	223	(23,836)	7,891
Comprehensive loss
Loss after income tax for the year	-	-	(6,184)	(6,184)
Other comprehensive loss for the year	-	(760)	-	(760)
Total comprehensive loss for the year	-	(760)	(6,184)	(6,944)

Issuance of shares, net	182	-	-	182
Share-based compensation	306	-	-	306
Issuance of options to acquire intangible asset	721	-	-	721

Balance as of December 31, 2022	32,713	(537)	(30,020)	2,156

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital and Additional paid-in capital	Foreign currency translation reserve	Accumulated loss	Total equity

Balance as of January 1, 2021	24,733	605	(18,897)	6,441
Comprehensive loss
Loss after income tax for the year	-	-	(4,939)	(4,939)
Other comprehensive loss for the year	-	(382)	-	(382)
Total comprehensive loss for the year	-	(382)	(4,939)	(5,321)

Issuance of shares, net	5,892	-	-	5,892
Exercise of warrants	395	-	-	395
Share-based compensation	484	-	-	484

Balance as of December 31, 2021	31,504	223	(23,836)	7,891

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2023	Year ended December 31, 2022	Year ended December 31, 2021
	US$ in thousands
Cash flows from operating activities:
Loss before tax for the year	(20,914)	(6,184)	(4,939)
Share based compensation	3,269	306	484
Depreciation and amortization	225	290	315
Decrease (increase) in other current receivables	2,938	(2,936)	(463)
Increase in trade payables	2,074	2,217	401
Increase (decrease) in other payables	(235)	114	60
Increase (decrease) in other liabilities	19	17	(3)
Revaluation of financial liabilities at fair value	1,496	387	-
Interest expenses	4,281	51	47
Revaluation of convertible notes	(382)	-	-
Remeasurement of investment in associated company	(22,164)	-	-
Provision of borrowing to related parties	-	621	89
Share in (earnings) losses of associated companies, net	101	(106)	101
Issuance of options to underwriters	11	-	-
SPAC transaction - listing costs	16,802	-	-
Net cash flow used in operating activities	(12,479)	(5,223)	(3,908)

Cash flows from investing activities:
Purchase of property, plant and equipment	(60)	(152)	(297)
Capitalized development cost	(976)	(975)	(1,468)
Net cash flow used in investing activities	(1,036)	(1,127)	(1,765)

Cash flows from financing activities:
Payments of borrowings to related parties	-	(172)	(103)
Payment of lease liabilities	(42)	(55)	(98)
Proceeds from issuance of shares, warrants A and B, net (see note 14 B.3)	2,630	-	-
Exercise of warrants B (see note 14 B.3)	642	-	395
Proceeds from issuance of convertible notes (see note 8.A)	250	581	-
Advance payment for equity, net (see note 10)	2,679	-	-
Repayment of bridge loans (see note 9)	(30)	-	-
Proceeds from issuance of shares, net	-	182	5,892
Proceeds from issuance of bridge loans and warrants (see note 9)	550	3,310	32
Proceeds from issuance of promissory note (see note 8.C)	2,356	-	-
Issuance of shares in the SPAC transaction, net	2,919	-	-
Net cash flow from financing activities	11,954	3,846	6,118

Increase (decrease) in cash and cash equivalents	(1,561)	(2,504)	445
Cash and cash equivalents at beginning of year	1,398	4,171	4,341
Exchange rate differences on cash and cash equivalent	331	(269)	(615)
Cash and cash equivalents at end of year	168	1,398	4,171

F-8

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2023	Year ended December 31, 2022	Year ended December 31, 2021
	US$ in thousands
Appendix A – Non-cash transactions during the year:		-	-
Conversion of liability to ordinary shares (see note 10)	2,300	-	-
Conversion of warrants A to ordinary shares (see note 14.B.3)	1,008	-	-
Conversion of bridge loans and derivative financial liability to ordinary shares	5,192	-	-
Exercise of options and warrants into ordinary shares	2,925	-	-
Conversion of convertible notes to ordinary shares	175	-	-
Conversion of liability to ordinary shares (see note 14)	3,030	-	-
Remeasurement of investment in associated company (see note 3)	(22,164)	-	-

The accompanying notes are an integral part of the consolidated financial statements.

F-9

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 1 - GENERAL:

A.	SMX (Security Matters) Public Limited Company (“Security Matters” or the “Company” and together with its subsidiaries, the “Group”) was incorporated in July 1, 2022 under the laws of Ireland with registered number 722009 and its registered office at Mespil Business Center, Mespil House, Sessex Road, Dublin 4, Ireland, D04 T4A6. The Company was incorporated in 2022 as part of the Business Combination (see Note 1.B).

The Company integrates chemistry, physics, and computer science to give materials memory and create a culture of transparency and trust across multiple industries. The Company’s nearly 100 patents support unique marking, measuring, and tracking technologies allowing clients to seamlessly deploy transparency at all levels of development and provide stakeholders with a complete provenance of material composition and history, from virgin material to recycled, to address manufacturing challenges and ESG goals while maintaining sustainable growth. As a result, SMX’s technologies are designed and developed to help companies address ESG commitments and transition more successfully to a low-carbon economy.

The Company’s technology seeks to enable global companies across various industries to transition more successfully to a sustainable circular economy. By adopting our technology, they would be able to tangibly measure and track the raw material from origination, through the supply chain and at the end of life-where the amount of material recycled/reused from that product item can be measured and as well as the number of times that specific material/item has been recycled/reused.

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. One reader can detect embedded data in various materials, from metals to fabrics to food and plastics, with all data logged onto the same digital platform.

Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

B.	The SPAC transaction:

On March 7, 2023 (the “Closing Date”) the Company completed its SPAC transaction (the “Business Combination”) with Lionheart III Corp (“Lionheart”), following that Lionheart and Security Matters PTY Ltd. (formerly named Security Matters Limited, which was incorporated in May 2018 under Australian law) became the Company’s wholly-owned subsidiaries and the Company listed its ordinary shares and public warrants on the NASDAQ stock market under the tickers SMX and SMXWW, respectively. On July 26, 2022, Security Matters PTY Ltd. and Lionheart, a publicly traded special purpose acquisition company (SPAC), entered into a business combination agreement (the “BCA”) and accompanying scheme implementation deed (“SID”). Under the BCA, the existing Lionheart stockholders received the Company’s shares and warrants in exchange for their existing Lionheart shares and warrants and all shares existed in Security Matters PTY Ltd. were cancelled in return for the Company’s shares and resulting in Security Matters PTY Ltd. becoming a wholly owned subsidiary of the Company. Security Matters PTY Ltd. shareholders received consideration of 1 ordinary share per 10.3624 Security Matters PTY Ltd. shares, having an implied value of $10.00 per ordinary share and the Company became the holder of all of the issued shares in Security Matters PTY Ltd. and Lionheart, with Security Matters PTY Ltd. being delisted from the Australian Stock Exchange. The Business Combination resulted in 97.58% redemption by Lionheart’s public shareholders which resulted in leaving $3,061 of funds remaining in the trust account.

C.	On October 3, 2023, the Company has signed an agreement with True Gold Consortium Pty Ltd.’s (“TrueGold”) shareholders to acquire an additional 7.5% which will increase the Company’s holdings to 51.9% in TrueGold and result in the Company’s gain control over TrueGold, See also Note 3.

D.	During the 12 months ended December 31, 2023, the Company incurred operating losses and negative cash flows from operating activities. The Company has not yet generated revenues. As discussed in Note 10, the Company executed an equity line agreement to raise up to $25,000 in consideration of the issuance of common stock over the course of 36 months with YA II PN, LTD (“Yorkville”). Furthermore, and as described in note 10 and note 24(10), in April 2024, the Company terminated the equity line agreement with Yorkville and entered into a similar agreement for $30,000 with an institutional investor. The Company is continuing with additional capital raising and as described in note 24(3), post balance sheet date it received an additional $3 million in funding. The Company also plans to secure a convertible note between $500 and $1,000 in addition to second round funding to raise approximately $5,800 after balance sheet date. The Company has also the ability to decrease its expenses and capitalize debt in order to meet its existing cash flow streams. Furthermore, the Company expect that the $5,000 NATO government agreement describe in note 24 (2), shall continue in the second half of 2024. Management believes that the proceeds from the recent funding agreements, combined with its cash on hand, equity line and the Company’s plans, are sufficient to meet the Company’s obligations as they come due in the foreseeable future. There are no assurances, however, that the Company will be able to obtain an adequate level of financial resources that are required for its long-term business plan.

F-10

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 1 - GENERAL (CONT.):

E.	The Company operates primarily through 9 wholly owned subsidiaries and one majority owned all of which have been consolidated in these consolidated financial statements.

Controlled entity	Country of Incorporation	Percentage Owned December 31, 2023		Percentage Owned December 31, 2022
Security Matters (SMX) PLC	Ireland	100%		-
Security Matters PTY Ltd. (Formerly - Security Matters Limited)	Australia	100%		-
Lionheart III Corp	USA	100%		**
SMX Circular Economy Platform PTE, Ltd.	Singapore	100%		*
SMX (Security Matters) Ireland Limited	Ireland	100%		*
SMX Fashion and Luxury	France	100%		-
TrueSilver SMX Platform Ltd.	Canada	100%		-
SMX (Security Matters) Israel Ltd. (Formerly - Security Matters Ltd.)	Israel	100%		100	%***
Security Matters Canada Ltd.	Canada	100%		100	%***
SMX Beverages Pty Ltd.	Australia	100%		100	%***
True Gold Consortium Pty Ltd.	Australia	51.9	%***	See note 6

In addition, the Company’s has the following investments in associated companies:

Entity	Country of Incorporation	Percentage Owned December 31, 2023	Percentage Owned December 31, 2022
Yahaloma Technologies Inc.	Canada	50%	50	%***

The proportion of ownership interest is equal to the proportion of voting power held.

*	Incorporated in 2023.
**	Merger occurred in March 2023 as part of the Business Combination.
***	Owned by Security Matters PTY Ltd. (formerly - Security Matters Limited) as of December 31, 2023.

F-11

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS:

G.	The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (“IASB”). The financial statements have been prepared under the historical cost convention except for certain financial liabilities which are measured at fair value.

Principles of consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of SMX (Security Matters) Public Limited Company as of December 31, 2023 and 2022 and the results of all subsidiaries for the three years in the period then ended. SMX (Security Matters) Public Limited Company, a public limited company and its subsidiaries together are referred to in these financial statements as the Group or the “consolidated entity”.

Subsidiaries are all those entities over which the Company has control. The Company controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is obtained by the Company and until the date that control is lost.

Intercompany transactions between entities in the consolidated entity are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred.

Investments in associated companies

Investments in associated companies are accounted under the equity method and are initially recognized at cost. The investment’s cost includes transaction costs. The consolidated financial statements include the Group’s share in net income or loss, in other comprehensive income or loss, and in the net assets of associated companies accounted by the equity method from the date when significant influence or joint control materialized, until the date on which the conditions for significant influence or joint control are no longer met.

Losses of an associate in amounts which exceed its equity are recognized by the Company to the extent of its investment in the associate plus any losses that the Company may incur as a result of a guarantee or other financial support provided in respect of the associate.

Reverse acquisition transaction

The result of the merger between the Company and Security Matters PTY Ltd. as described in Note 1.B is that legally the Company owns the entire share capital of Security Matters PTY Ltd.

Accordingly, for financial reporting purposes, Security Matters PTY Ltd. (the legal subsidiary) is the accounting acquirer, and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuance of the financial statements of Security Matters PTY Ltd. and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY Ltd. at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the business combination transaction ($11,599), and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference, in the amount of $16,802, between the fair value of the shares deemed to have been issued by Security Matters PTY Ltd. and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at the closing date.

F-12

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

The Company is initially consolidated in the financial statements from the closing date of the Business Combination. Substantially all of the assets and liabilities of the Company were comprised of marketable securities held in a trust account ($4,921) and trade and other payables and warrants ($10,127) respectively, with fair values that were equivalent to their carrying amounts. Below are the implications of the accounting treatment on the financial statements:

1.	The assets and liabilities of Security Matters PTY Ltd. have been recognized and measured in these consolidated financial statements at their pre-combination carrying amounts.
2.	The retained earnings and other equity balances recognized in those consolidated financial statements are the retained earnings and other equity balances of Security Matters PTY Ltd. immediately before the Business Combination.
3.	The amount recognized as issued equity instruments in these consolidated financial statements has been determined by adding to the issued equity of Security Matters PTY Ltd. immediately before the Business Combination the fair value of the deemed issuance of shares, as described above. However, the equity structure (the number and type of shares issued) reflects the equity structure of the Company, including the shares issued by the Company through recapitalization. Accordingly, the equity structure of Security Matters PTY Ltd. (issued capital and addition paid in capital) in comparative periods is restated using the exchange ratio established in the Business Combination to reflect the number and par value of shares of the Company issued in the reverse acquisition transaction.
4.	The statement of comprehensive loss reflects that of Security Matters PTY Ltd. for the full period together with the post-acquisition results of the Company from the Closing Date. Loss per share of Security Matters PTY Ltd. for periods prior to the acquisition date is restated such the denominator of the historical loss per share calculation is adjusted by multiplying the weighted-average shares used in each historically reported loss per share calculation by the exchange ratio established in the Business Combination.

Foreign currency

The consolidated financial statements are prepared in US Dollars which is the functional and presentation currency of the Company. Security Matters (SMX) PLC functional currency is US Dollar. The functional currency of Lionheart III Corp is US Dollar. The functional currency of SMX Fashion and Luxury is EURO. The functional currency of True Silver SMX Platform is Canadian Dollars. The functional currency of SMX (Security Matters) Ireland Limited is US Dollar. The functional currency of SMX Circular Economy Platform PTE, Ltd. is Singapore Dollar. Security Matters Pty Ltd.’s functional currency is Australian Dollars. The functional currency of Security Matters Ltd. (Israel) is New Israeli Shekels. The functional currency of Security Matters Canada Ltd. is Canadian Dollars. The functional currency of SMX Beverages Pty Ltd. is Australian Dollar. The functional currency of True Gold consortium PYT LTD. is Australian Dollar.

Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 (“The Effects of Changes in Foreign Exchange Rates”). Accordingly, transactions and balances have been converted as follows:

●	Assets and liabilities – at the rate of exchange applicable at the reporting date;
●	Expense items – at annual average rate at the statements of financial position date.
●	Share capital, capital reserve and other capital movement items were at rate of exchange as of the date of recognition of those items.
●	Accumulated deficit was based on the opening balance for the beginning of the reporting period in addition to the movements mentioned above.
●	Exchange gains and losses from the aforementioned conversion are recognized in the statement of other comprehensive lose in Foreign Currency Translation Reserve.

F-13

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Issue of a unit of financial instruments

The issue of a unit of financial instruments such as a financial liability (e.g., a loan) and free-standing derivative (e.g. warrants) involves the allocation of the proceeds received (before issuance costs) to financial derivatives and other financial instruments measured at fair value in each period and to financial liabilities that are measured at amortized cost, with residual allocated to equity instruments. Issuance costs are allocated to each component pro rata to the amounts determined for each component in the unit.

Governmental grants

Government grants received for the use of research and development activities, for which the Group undertook to pay royalties to the state, contingent on future sales arising from this financing, were treated as forgivable loans. The grant was recognized as a liability in the financial statements, except when there is reasonable assurance that the Group will comply with the conditions for the forgiveness of the loan, then it would be recognized as a government grant. When the loan bears a below-market rate of interest, the liability is recognized at its fair value in accordance with the market interest rate prevailing at the time of receiving the grant. The difference between the consideration received and the liability recognized at inception was treated as a government grant and recognized as a reimbursement of research expenses. The repayment of the liability to the state is reviewed every reporting period, with changes in the liability resulting from a change in the expected royalties recognized in profit or loss.

Fair value measurement

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

A.	In the principal market for the asset or liability; or
B.	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Classification of financial instruments by fair value hierarchy

The financial instruments presented in the statements of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1	-	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	Inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	-	Inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Financial assets

The Group classifies its financial assets into one of the following categories, depending on the purpose for which the asset was acquired. The Group’s accounting policy for each category is as follows:

Other receivables: These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services, but also incorporate other types of contractual monetary asset. These assets are carried at amortized cost less any provision for impairment.

The Group has no financial assets classified at fair value through profit or loss.

F-14

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Financial liabilities

financial liabilities measured at amortized cost:

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of financial liability.

After initial recognition, the Group measures all financial liabilities at amortized cost using the effective interest rate method, which ensures that any interest expense over the period is at a constant interest rate on the balance of the liability carried in the statement of financial position, except for financial liabilities which are measured at fair value through profit or loss.

measured at fair value through profit or loss:

These financial liabilities comprise of derivatives that are options which are to be settled in equity instruments but nevertheless do not meet the definitions of equity instruments. The Group measures those financial liabilities at fair value. Transaction costs are recognized in profit or loss. After initial recognition, changes in fair value are recognized in profit or loss.

Impairment of non-financial assets

Intangible assets and goodwill that have an indefinite useful life are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. Recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit.

Property, plant and equipment

Items of property, plant and equipment are initially recognized at cost. Cost includes directly attributable costs and the estimated present value of any future costs of dismantling and removing items. Depreciation is computed by the straight-line method, based on the estimated useful lives of the assets, as follows:

%
Computers	33
Machines and equipment	20
Furniture and office equipment	10
Leasehold improvements	8

Leasehold improvements are depreciated over the term of the expected lease including optional extension, or the estimated useful lives of the improvements, whichever is shorter.

Reimbursement of research and development expenses

Reimbursements in proof of concept (POC) agreements of expenditures on research and development in order to achieve commercial agreement once this activity will be successful, are offset in profit or loss against the related expenses (research and development expenses). Any intellectual property generated from this activity remains at the ownership of the Group.

Right-of-use assets

All leases are accounted for by recognizing a right-of-use asset and a lease liability, excluding leases where the lease term is 12 months or less, or where the underlying asset is of low-value. These leases expenditures are recognized on a straight-line basis over the lease term. A right-of-use asset is recognized at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Group expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

F-15

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Lease liabilities

All leases are accounted for by recognizing a right-of-use asset and a lease liability. Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate implicit in the lease unless (as is typically the case) this is not readily determinable, in which case the Group’s incremental borrowing rate on commencement of the lease is used. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

●	amounts expected to be payable under any residual value guarantee;
●	the exercise price of any purchase option granted in favor of the Group if it is reasonably certain to exercise that option; and
●	any penalties payable for terminating the lease, if the term of the lease has been estimated on the basis of termination option being exercised.

Subsequent to initial measurement lease liabilities increase as a result of interest charged at a constant rate on the balance outstanding and are reduced for lease payments made. Lease liabilities are remeasured when there is a change in future lease payments arising from a change in an index or rate or when there is a change in the assessment of the term of any lease the remeasurement being recognized in front of the right of use assets.

Capitalized technology development costs

Expenditures on research activities are recognized in profit or loss as incurred. Expenditures on internally developed products are mainly employee salaries and legal fees for filing of patents and are capitalized when the Group demonstrates all the following criteria:

a.	The technical feasibility of completing the intangible asset so that it will be available for use or sale.
b.	The intention to complete the intangible asset and use or sell it.
c.	The ability to use or sell the intangible asset.
d.	The probability of the intangible asset to generate future economic benefits. Among other things, the Group considers the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset.
e.	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.
f.	The ability to measure reliably the expenditures attributable to the intangible asset during its development.

The recognition criteria above are considered by the Group at each stage of development to determine when the criteria have been initially met in full.

The technical feasibility criteria is determined to be met when a milestone of initial marking and reading capabilities is satisfied. The milestone’s identification occurs only following a detailed broad mapping of the raw material characteristics and establishing the formula for the chemical marker architecture to be embedded into the raw material based on industry standards and regulations. The result is the initial evidence that the x-ray algorithm of the designated reader is in a stage that can identify the marker and convey information. At this stage, the Group believes that the technical feasibility of completing the development for use is probable.

The Group notes that technical feasibility has been established and the achieved technology is ready for the next stage which consists of performing a proof-of-concept pilot with an industry partner, in order to adapt the technology for the relevant industry and adjust the development to meet the industry’s needs.

F-16

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Capitalized technology development costs (Cont.)

Currently, the Group’s capitalized development activities focus on:

1.	Development of marker architecture to be embedded topically or in-situ (application) for each material/product within the optimal industrial manufacturing phase, based on industry standards and regulations.
2.	Semi Industrial scale – technology implementation in semi-industrial production.
3.	Development of a digital platform to support the end-to-end traceability from raw material to final product to recycling.

The Group’s management has the full intention to complete the development of the technology and ultimately to sell it. This intention is demonstrated by initiating partnerships with industry market leaders and continuing the development into the next phase. The Group’s intention is also reflected in the Group’s approved budget.

The Group’s management intends to concentrate its future sales and marketing efforts in the U.S. market, including recruitment of sales and marketing personnel. It plans to advance successful proof-of-concept pilots performed with industry leading partners, and further advance its innovative technology and commercialization efforts and collaborations in the segments relevant to its technology.

The Group’s business model targets leading brands and manufacturers in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Group’s technology is applicable for multiple industries such as gold, fashion, electronics and circular economy – plastic and rubber. The Group is able to provide an adaptive solution for multiple market segments, based on a unified technology solution, through collaborative relationships with leading market companies which provide it with access to various potential entities to sell its solution. This is part of the Group’s strategy to create strategic partnerships with market leaders across its main segments of activity. The Group believes that this close collaboration with market leaders, and developing a product that meets their requests, suggest that there is a strong potential market for its development.

Adequate technical and financial resources are available to complete the development; the development will be completed by the Group’s technology team which consists of professional experienced scientists and engineers, with a track record in the industrial sector and with financial resources successfully raised through the issuance of ordinary shares and loans. The Group has already accomplished its core technology development and is currently focused on development of specific adjustments for different market segments. This stage is focused and short-termed, therefore, management believes that limited financial resources are required for completing the development and that there is high probability for commencing commercial agreements following the successful proof-of-concept pilots.

The Group has financial systems in place that allow it to maintain records in sufficient detail that enable it to measure reliably the expenditures attributable to the intangible asset during its development.

Development expenditures not satisfying all the above criteria are recognized in the consolidated statement of comprehensive income as incurred.

Subsequent measurement

In subsequent periods, capitalized development expenditures are measured at cost less accumulated amortization and accumulated impairment losses.

An asset is ready for its intended use, when the developed technology becomes operational and the Group completes an initial customization for a client’s specific needs, which means that the technology is fully implemented in the customer’s manufacturing processes and ready for its intended use. The management estimates that in approximately two years such customization will be completed, and amortization will commence.

F-17

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Capitalized technology development costs (Cont.)

Intangible assets with a finite useful life are amortized over their estimated useful lives and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for intangible assets are reviewed at least at each year-end.

The carrying amount of these assets is reviewed whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. An expenditure incurred in development activities, including the Group’s software development is capitalized only where it clearly increases the economic benefits to be derived from the asset to which it relates, the expenditure will lead to new or substantially improved products, the products are technically and commercially feasible and the Group has sufficient resources to complete the development and reach the stage for which the product is ready for use.

All other expenditure, including those incurred in order to maintain an intangible assets current level of performance, is expensed as incurred.

Share-based compensation

The Group measures the share-based expense and the cost of equity-settled transactions with employees and service providers by reference to the fair value of the equity instruments at the date at which they are granted. The Group selected the Black-Scholes model as the Group’s option pricing model to estimate the fair value of the Group’s options awards. The model is based on share price, grant date and on assumptions regarding expected volatility, expected life of the options, expected dividend, and a no risk interest rate. As for granted options which are settled in equity instruments, the fair value of the options at the grant date is charged to the statement of comprehensive loss over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest.

New standards, interpretations and amendments adopted from January 1, 2023

The following amendments are effective for the period beginning January 1, 2023:

Disclosure of Accounting Policies (Amendments to IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2 Making Materiality Judgements);

In February 2021, the IASB issued amendments to IAS 1 and IFRS Practice Statement 2. The amendments aim to make accounting policy disclosures more informative by replacing the requirement to disclose ‘significant accounting policies’ with ‘material accounting policy information’. The amendments also provide guidance under what circumstance, the accounting policy information is likely to be considered material and therefore requiring disclosure.

These amendments have no effect on the measurement or presentation of any items in the consolidated financial statements of the Group but affect the disclosure of accounting policies of the Group.

Definition of Accounting Estimates (Amendments to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors);

The amendments to IAS 8, which added the definition of accounting estimates, clarify that the effects of a change in an input or measurement technique are changes in accounting estimates, unless resulting from the correction of prior period errors. These amendments clarify how entities make the distinction between changes in accounting estimate, changes in accounting policy and prior period errors. These amendments had no effect on the consolidated financial statements of the Group.

F-18

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

New standards, interpretations and amendments not yet effective

The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early.

The following amendments are effective for the period beginning January 1, 2024:

●	IFRS 16 Leases (Amendment – Liability in a Sale and Leaseback)
●	IAS 1 Presentation of Financial Statements (Amendment – Classification of Liabilities as Current or Non-current)
●	Non-current Liabilities with Covenants (Amendments to IAS 1 Presentation of Financial Statements); and
●	Supplier Finance Arrangements (Amendments to IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments: Disclosures).

The following amendments are effective for the period beginning January 1, 2025:

●	Lack of Exchangeability (Amendments to IAS 21 The Effects of Changes in Foreign Exchange Rates).

The Group is currently assessing the impact of these new accounting standards and amendments. The Group does not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the Group.

F-19

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

H.	The significant accounting judgments, estimates and assumptions followed in the preparation of the financial statements, on a consistent basis, are:

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements.

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate. The key assumptions made in the financial statements are discussed below.

Share based compensation

The Group has a share-based remuneration scheme for employees. The fair value of share options is estimated by using the Black-Scholes model, which was derived to model the value of the firm’s equity over time. The simulation model was designed to take into account the unique terms and conditions of the performance shares and share options, as well as the capital structure of the firm and the volatility of its assets, on the date of grant based on certain assumptions. Those conditions are described in the share-based compensation note and include, among others, the dividend growth rate, expected share price volatility and expected life of the options. The fair value of the equity settled options granted is charged to statement of profit or loss over the vesting period of each tranche and the credit is taken to equity, based on the consolidated entity’s estimate of shares that will eventually vest.

Intangible assets

The Group capitalizes costs for its developed projects when specific criteria are met. Initial capitalization of costs is based on management’s judgement that technological and economic feasibility is achievable, usually when a product development project has reached a defined milestone according to an established project management model. The management makes assumptions regarding the expected future economic benefit to be derived from the intangible asset and therefore whether the capitalized costs are expected to be recovered.

This amount of capitalized costs includes significant investment in the development of marking and reading capabilities in the subject material. Prior to being marketed, the Group will obtain a proof-of-concept pilot with an industry leading partner. The innovative nature of the product gives rise to some judgement as to whether the proof-of-concept will be successful such that it will lead to obtaining commercial contracts with customers. See also Note 7.

The management bases its estimates on historical experience, assumptions, and information currently available and deemed to be reasonable at the time the financial statements are prepared. However, actual amounts may differ from the estimated amounts as more detailed information becomes available. Estimates and assumptions are reviewed on an ongoing basis and, if necessary, changes are recognized in the period in which the estimate is revised.

F-20

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Financial liability at fair value

The fair value of financial liabilities at fair value was estimated by using a Black Scholes model and Monte-Carlo simulation approach, which was aimed to model the value of the Company’s assets over time. The simulation approach was designed to take into account the terms and conditions of the financial liability, which are described in Note 22 and Note 23, as well as the capital structure of the Company and the volatility of its assets. The valuation was performed based on management’s assumptions and projections.

NOTE 3 – TRUE GOLD BUSINESS COMBINATION

On October 3, 2023 (acquisition date), the Company signed an agreement with True Gold Consortium Pty Ltd. (“TrueGold”) shareholders to acquire an additional 7.5% which will increase the Company’s holdings to 51.9% in TrueGold and result in the Company’s gain control over TrueGold. TrueGold uses the Company’s advanced next-generation technology to invisibly mark and store multiple data types at a molecular level as well as its blockchain digital platform. This strategic transaction through gaining control of TrueGold diversifies the Company’s operations into TrueGold’s pioneering ventures in research and development and revenue commercialization.

The Company previously held 44.4% of the shares of TrueGold which, up to the acquisition date and the beginning of consolidation, were treated as an investment in a joint venture which accounted for under the equity method. At the time the transaction was completed and control was obtained, the balance of the investment was remeasured at fair value of $22,164 and a gain was recognized in the amount of $22,164, which was recorded in the statement of comprehensive loss (the carrying amount of the previous investment in TrueGold was approximately nil). This fair value amount was added to the consideration transferred for the calculation of goodwill, as described below.

The Company has elected to measure the non-controlling interests in TrueGold at full fair value which includes also the non-controlling interests’ share in the entire goodwill of TrueGold. The fair value of the non-controlling interests in TrueGold was based on the fair value of TrueGold as a whole, as described above, and was estimated using the discounted cash flow method of the income approach, as TrueGold is a private company and therefore quoted market prices of its share were unavailable. The fair value has been determined by management with the assistance of a valuation performed by an external and independent valuation specialist using valuation techniques and assumptions as to estimates of projected net future cash flows of TrueGold and estimate of the suitable discount rate for these cash flows. The significant assumptions used in estimating the fair value of TrueGold are:

1.	After-tax net cash flow discount rate (weighted average cost of capital) of 24.8%.
2.	Terminal value cash flow multiple of 4.59 and terminal growth rate of 3%.
3.	Discount for lack of marketability of 25.2% (or $11.17), resulting in a fair value of $33.12 per ordinary share of TrueGold).

The total cost of the business combination comprised a full forgiveness of the outstanding payables from TrueGold to the Company which amounted to AUD 475 (approximately $307) at acquisition date. The calculating of any goodwill upon acquisition included also the fair value of the previous investment in TrueGold.

F-21

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 3 – TRUE GOLD BUSINESS COMBINATION (CONT.):

The fair value of the identifiable assets and liabilities of TrueGold on the acquisition date:

	US$ in thousands
Cash and cash equivalents		13
Other current receivables		155
Intangible asset (core technology license)		10,449
Trade payables		277

Net identifiable assets		10,340
Non-controlling interests		(20,826)
Goodwill		32,957

Loan to TrueGold	307

Fair value of previous investment	22,164
		22,471

The only intangible asset identified in the purchase price allocation, and recognized as shown in the table above, represents a core technology license that reflects the existence of underlying technology that has value through its continued use or re-use in many products or many generations of a singular product (that is, a product family). As mentioned above, this licensee represents the current right of TrueGold to use the Company’s intellectual property of technology under a license agreement signed in 2020. For the purpose of the purchase price allocation, this right was treated as a reacquired right and accordingly was recognized separately from goodwill and valued on the basis of the remaining contractual term of the related contract, regardless of whether market participants would consider potential contractual renewals. After acquisition, this intangible asset should be amortized in according to its economic useful life. The Company has not yet began amortizing the asset and is assessing the economic useful life of it. See also Note 7.

The goodwill arising from acquisition is attributed to the expected benefits from the synergies of the combination of the activities of the Company and TrueGold. The goodwill recognized is not expected to be deductible for income tax purposes.

From the acquisition date, TrueGold has contributed $155 to the consolidated net loss. If the business combination had taken place at the beginning of the year 2023, the consolidated net loss would have been increased by $692 after elimination the Company’s’ share of TrueGold’s net loss until acquisition date.

NOTE 4 - OTHER CURRENT ASSETS:

	December 31, 2023	December 31, 2022
Prepaid expenses	142	*3,157
Tax authorities	257	358
Proof of concept receivables	148	86
Other	87	72
Total	634	3,673

*	Includes $3,123 for December 31, 2022, which related to the anticipated SPAC transaction costs (refer to Note 1.B).

F-22

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET:

	Leasehold improvements	Machines and Equipment	Furniture and Office Equipment	Computers	Total

Cost
At January 1, 2023	63	1,147	65	102	1,377
Additions	15	5	7	4	31
Deductions	-	-	-	-	-
Currency translation adjustments	(3)	(6)	(3)	(4)	(16)
At December 31, 2023	75	1,146	69	102	1,392

Accumulated depreciation
At January 1, 2023	18	699	31	74	822
Depreciation	6	151	7	16	180
Currency translation adjustments	-	(18)	(1)	(2)	(21)
At December 31, 2023	24	832	37	88	981
Net book value at December 31, 2023	51	314	32	14	411

	Leasehold improvements	Machines and Equipment	Furniture and Office Equipment	Computers	Total

Cost
At January 1, 2022	81	1,233	83	99	1,496
Additions	-	135	-	17	152
Deductions	-	-	-	-	-
Currency translation adjustments	(18)	(221)	(18)	(14)	(271)
At December 31, 2022	63	1,147	65	102	1,377

Accumulated depreciation
At January 1, 2022	20	645	33	72	770
Depreciation	4	202	7	19	232
Currency translation adjustments	(6)	(148)	(9)	(17)	(180)
At December 31, 2022	18	699	31	74	822
Net book value at December 31, 2022	45	448	34	28	555

F-23

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 6 - INVESTMENTS IN ASSOCIATED COMPANIES:

Entity	Country of Incorporation	Percentage Owned December 31, 2023	Percentage Owned December 31, 2022
Yahaloma Technologies Inc.	Canada	50%	50%
True Gold Consortium Pty Ltd.	Australia	51.9%	44.4%

The proportion of ownership interest is equal to the proportion of voting power held.

Yahaloma Technologies Inc.

On April 30, 2019, Security Matters Ltd. signed an agreement with Trifecta Industries Inc. (“Trifecta”) for the commercialization of Security Matters Ltd.’s trace technology in the diamonds and precious stone industry.

Under the terms of the agreement, Security Matters Ltd. and Trifecta established a new entity – Yahaloma Technologies Inc. (“Yahaloma”), which is equally held by Security Matters Limited and Trifecta.

Yahaloma will have the exclusive rights and responsibility to commercialize the Group’s intellectual property in the area of diamonds or precious stone. Management has assessed the transaction and reached the conclusion that the new entity is jointly controlled by Security Matters Limited and Trifecta. Management has further determined that the contractual arrangement provides the parties to the joint arrangement with rights to the net assets of the arrangement. The contractual arrangement establishes each party’s share in the profit or loss relating to the activities of the arrangement. The arrangement is a joint venture and the Company’s interests in this joint venture is accounted for using the equity method of accounting.

True Gold Consortium Pty Ltd

On July 29, 2020, the Company signed a shareholders’ agreement with W.A. Mint Pty Ltd. and TrueGold. The purpose of the agreement is to set the framework for TrueGold’s activity. TrueGold’s goal is to establish an industry standard with the development of an innovative system that can mark (at a molecular level), track and trace gold bars and gold through every stage of the supply chain with blockchain technology. Under the terms of the agreement, TrueGold will be equally held by the above two-mentioned entities, with the goal of adding other shareholders.

The Company’s management has assessed the transaction and reached the conclusion that the new entity is jointly controlled by Security Matters Limited, and W.A. Mint Pty Ltd. The Company’s management has further determined that the contractual arrangement provides the parties to the joint arrangement with rights to the net assets of the arrangement.

The contractual arrangement establishes each party’s share in the profit or loss relating to the activities of the arrangement. The arrangement is a joint venture and the Company’s interests in this joint venture is accounted for using the equity method of accounting. During 2023 the Company acquired an additional 7.5% and gained control in TrueGold. See also note 3.

SMX Beverages Pty Ltd

On February 10, 2020, the Company signed an agreement with Global BevCo Pty Ltd. (“Global BevCo”), an Australian company for the commercialization of Group’s trace technology in the alcoholic beverages industry. Under the terms of the agreement, the Company and Global BevCo established a new private entity, SMX Beverages Pty Ltd (“SMX-B”), which is equally held by the above two-mentioned entities. The Company has the exclusive rights and responsibility to commercialize the Group’s intellectual property in the area of alcoholic beverages.

The joint arrangement is a joint venture and the Company’s interests in its associate is accounted for using the equity method of accounting.

On December 24, 2021, the Company signed an agreement with Global BevCo to acquire the remaining 50% shares in SMX-B in exchange for 8,000,001 options of the Company at exercise price of AUD 0.4, with an expiration date of March 25, 2027. Total fair value is AUD 960,000 (USD 721,424), and the acquisition was settled on March 25, 2022. The Company assigned the consideration to technology license intellectual property. The total fair value of the options was determined according to Black-Scholes model, free rate interest of 2.5%, expected life 5 years. The acquisition agreement also provides a five-year consulting agreement to Global BevCo including AUD 13,500 per month and a 5% revenue share for referred clients.

F-24

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 7 - INTANGIBLE ASSETS, NET:

	Capitalization of development cost	Purchased license	Core Technology License	Total
	US$ in thousands	US$ in thousands	US$ in thousands	US$ in thousands
COST
As of January 1, 2023	4,372	655	-	5,027
Capitalized development cost	977	157	10,449	11,583
Currency translation adjustments	(7)	7	-	-
As of December 31, 2023	5,342	819	10,449	16,610

Accumulated amortization
As of January 1, 2023	127	-	-	127
Amortization	-	-	-	-
Currency translation adjustments	(3)	-	-	(3)
As of December 31, 2023	124	-	-	124

Net book value as of December 31, 2023	5,218	819	10,449	16,486

F-25

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 7 - Intangible assets, NET (CONT.):

	Capitalization of development cost	Purchased license	Total
	US$ in thousands	US$ in thousands	US$ in thousands
COST
As of January 1, 2022	4,024	-	4,024
Capitalized development cost	975	721	1,696
Currency translation adjustments	(500)	(66)	(566)
As of December 31, 2022	4,499	655	5,154

Accumulated amortization
As of January 1, 2022	116	-	116
Amortization	14	-	14
Currency translation adjustments	(3)	-	(3)
As of December 31, 2022	127	-	127

Net book value as of December 31, 2022	4,372	655	5,027

An intangible asset at the amount of 145 is being amortized. The rest of the intangible assets have not yet commenced amortization.

Intangible assets as of December 31, 2023, consist of capitalized development costs of the Group’s technology as well as the cost of the exclusive license intellectual property (662) which includes the addition amount as a result of the acquisition of additional 50% interest in SMX Beverages Pty Ltd. The acquired rights have not yet commenced amortization as the license was not yet commenced usage.

In addition, intangible asset as of December 31, 2023, consist also of core technology license raised from the TrueGold business combination that reflects the existence of underlying technology that has value through its continued use or re-use in many products or many generations of a singular product (that is, a product family). See also Note 3.

NOTE 8 - CONVERTIBLE NOTES:

A.	On January 25, 2023, the Company received an amount of $250 in consideration for issuance of convertible notes (the “Convertible Notes”) and two types of warrants. The Convertible Notes principal amount is $250 and maturity date is the earlier between December 31, 2024, and the date of any change in control (excluding the Business Combination). The Convertible Notes have an interest rate of 15% per annum and shall be converted into ordinary shares: (1) at the note holder’s discretion, at a fixed conversion price of USD 10 per ordinary share, or (2) through issuance of the Company’s ordinary shares at a 20% discount.

As part of the Convertible Note agreements, the investor was granted two types of warrants:

(i) Bonus Warrants - 12,500 warrants to purchase ordinary shares of the Company at an exercise price of USD 11.50 per share. The Bonus Warrants have a term of five years commencing upon the closing of the Business Combination.

(ii) Redeemable Warrants – 12,500 warrants to purchase ordinary shares of the Company at a purchase price of USD 11.50 per share. The Redeemable Warrants have a term of five years commencing upon the closing of the Business Combination. The Redeemable Warrants shall be redeemable on a non-cumulative basis at the option of the holder, according to a schedule for USD 5.00 per warrant. The investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20-trading day VWAP preceding each such anniversary.

F-26

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 8 - CONVERTIBLE NOTES (CONT.):

The Convertible Notes are recorded in accordance with their fair value. The Redeemable Warrants are accounted for as a derivative financial liability. Management utilized a third-party appraiser to assist them in valuing the Convertible Notes and Redeemable Warrants.

In order to calculate the fair value of the Convertible Notes, the Company discounted the payment schedule by a discount rate of 32.2%.

The fair value of the Redeemable Warrants was calculated using Monte-Carlo simulation model with expected volatility of 73.74% and the risk-free interest rate used is 3.91%. As of December 31, 2023, the fair value of the Convertible Notes was $304 and the fair value of the Redeemable Warrants was $73.

B.	In May 2022, Security Matters PTY Ltd. issued 828,240 convertible notes (the “2022 Convertible Notes”), with a face value of AUD 1 (USD 0.7) per each 2022 Convertible Note, for an aggregate amount of AUD 828 thousand (USD 569). The 2022 Convertible Notes have a maturity date of six months from issuance date. The conversion price is as follows: (i) if Security Matters PTY Ltd. executes a binding agreement for an M&A transaction or receives USD 20 million or more in return for the issuance of shares on or before December 31, 2022, the principal amount of each 2022 Convertible Note will automatically be converted into shares in Security Matters PTY Ltd. The issuance price per share will be calculated at a 20% discount to the higher of the offer price or price paid by the investors participating in the qualified transaction, as such term is defined in the 2022 Convertible Notes agreement, subject to a floor cap of no lower than AUD 0.15 (USD 0.11) per share. In July 2022, Security Matters PTY Ltd. entered into the Business Combination Agreement that will be subject to de-listing of the Company’s ordinary share capital from the Australian Stock Exchange following receiving an Australian court approval of the future merger (ii) if Security Matters PTY Ltd. has not executed a binding agreement for a qualified transaction until December 31, 2022, the 2022 Convertible Notes balance will automatically convert into ordinary shares at that date. The issuance price per share will be calculated at a 20% discount to the 5-21 day volume weighted average price to December 31, 2022, as such term is defined in the Convertible Notes agreement, subject to a cap of no lower than AUD 0.15 (USD 0.11) per share, and on December 31, 2022 the investors will also be issued unlisted two year options on a 1:2 basis with an exercise price of AUD 0.45 (USD 0.32) per share. As of December 31, 2022, the 2022 Convertible Note amounted to 563. In July 2022, an amendment to the 2022 Convertible Notes agreements was signed between Security Matters PTY Ltd. and the investors which prescribes a cancellation of the 2022 Convertible Notes and replacing them with the issuance of 1,000,000 ordinary shares of Security Matters PTY Ltd. (with the occurrence of the Business Combination as described in Note 1.B). On March 7, 2023, the 2022 Convertible Notes were converted to 1,000,000 ordinary shares of Security Matters PTY Ltd.

C.	On September 6, 2023, the Company consummated the transactions pursuant to a Securities Purchase Agreement dated as of September 5, 2023 and issued and sold to an institutional investor a convertible promissory note with a fixed conversion price of $1.6378, 3,929,051 warrants As and 2,619,367 warrants Bs, for gross proceeds to SMX of approximately $2,358, before deducting fees and other offering expenses payable by the Company to their service providers. The warrant As are exercisable into 3,929,051 ordinary shares at an exercise price of $0.0022 per, share subject to customary adjustments and may be exercised at any time until the five-year anniversary of the Warrant As. The warrant Bs are exercisable into 2,619,367 ordinary shares at an exercise price of $1.6378 per share, subject to customary adjustments and may be exercised at any time until the five year anniversary of the warrant Bs. The warrant As and Bs, meet the fixed-for-fixed criterion of IAS 32, resulting in being classified as equity. The note is in the principal amount of $4,290. The actual amount loaned by the investor pursuant to the Note is $2,574 after a 40% original issue discount. The maturity date of the note is the 12-month anniversary of the Effective Date, and is the date upon which the principal amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise. The investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any costs, fees and charges) into the Company’s ordinary shares, at a fixed conversion price of $1.6378 per share. Any such conversion is subject to customary conversion limitations set forth in the Purchase Agreement so the investor beneficially owns less than 4.99% of the Company’s ordinary shares. Additionally, the Company has the right to convert in whole or in part the note into ordinary shares; provided that in no case shall the Company so convert the note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the investor of ordinary shares in excess of 4.99%.

F-27

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 8 - CONVERTIBLE NOTES (CONT.):

The promissory note was recognized base on the amortized cost method.

As of December 31, 2023, the note principle amounted to $1 million and during the period $2.1 million of promissory note was converted to shares. As of the date of publication of these financial statements, the Company’s institutional investor has converted all of the principle of the convertible promissory note into an aggregate of 2,619,377 Ordinary Shares and exercised the Warrant A and B for 3,789,264 and 2,619,367 Ordinary Shares, respectively. (See note 24(11)).

NOTE 9 - BRIDGE LOANS LIABILITIES:

Between August 2022 to January 2023, Security Matters PTY Ltd. entered into bridge loan agreements (the “Bridge Loans”) with eleven lenders, which lent Security Matters PTY Ltd. an aggregate amount of $3,860. The Bridge Loans have a maturity date of up to two years and bear an interest rate of 10% per annum. The Bridge Loans were accounted for in accordance with the amortized cost method.

As of December 31, 2023, the principal and the accumulated interest of the bridge loans were $1,739.

As part of the Bridge Loans agreements, some of the lenders were granted two types of warrants:

(i)	Bonus Warrants - 11,045 (after reverse stock split) warrants to purchase ordinary shares of the Company at an exercise price of USD 253 per share and a first priority security interest in the shares of Security Matters PTY’s interest in trueGold Consortium Pty Ltd.

The Bonus Warrants term is five years commencing upon the closing of the Business Combination.

Management utilized a third-party appraiser to assist them in valuing the Bonus Warrants The fair value of the Bonus Warrants was calculated using the Black and Scholes model.

As of December 31, 2023, and as of December 31, 2022, the fair value of the Bonus Warrants was nil and $24 respectively.

(i)	Redeemable Warrants Type 1 - 15,545 (after reverse stock split) warrants to purchase ordinary shares of SMX at a purchase price of USD 253 per share. The Redeemable Warrants Type 1 term is five years commencing upon the BCA (see to Note 1B).

●	50.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the Business Combination for USD 110 per warrant.

●	25.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder for the 30 days following the third anniversary of the Business Combination for

●	25.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder for the 30 days following the fourth anniversary of the Business Combination for USD 110 per warrant.

Management utilized a third-party appraiser to assist them in valuing the Redeemable Warrants Type 1. The fair value of the Redeemable Warrants Type 1 was calculated using Monte-Carlo simulation model.

As of December 31, 2023, and as of December 31, 2022, the fair value of the Redeemable Warrants Type 1 was $72 and $1,973 respectively.

F-28

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 9 - BRIDGE LOANS LIABILITIES (CONT.):

(ii)	Redeemable Warrants Type 2 – 10,454 (after reverse stock split) warrants to purchase ordinary shares of SMX PLC at a purchase price of USD 253 per share. The Redeemable Warrants Type 2 term is five years commencing upon the SPAC transaction (see also Note 1B).

●	50.00% of the Redeemable Warrants Type 2 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the first anniversary of the Business Combination for USD 110 per warrant.
●	50.00% of the Redeemable Warrants Type 2 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the second anniversary of the Business Combination for USD 110 per warrant.

Management utilized a third-party appraiser to assist them in valuing the Redeemable Warrants Type 2. The fair value of the Redeemable Warrants Type 2 was calculated using Monte-Carlo simulation model.

As of December 31, 2023, and as of December 31, 2022, the fair value of the Redeemable Warrants Type 2 was $421 and $696 respectively.

Each investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20-trading day VWAP preceding each such anniversary.

The main assumptions used in the three valuation models as of December 31, 2023 described above were: (1) risk free rate 3.91%; (2) volatility of assets 73.74%; and (3) excepted terms of the warrants 4.18 years. All warrants were classified as a derivative financial liability and are re-measured each reporting date, with changes in fair value recognized in finance expense (income), net.

The main assumptions used in the three valuation models as of December 31, 2022 described above were: (1) risk free rate 3.99%; (2) volatility of assets 81.03%; and (3) excepted terms of the warrants -5.18 years. All warrants were classified as a derivative financial liability and are re-measured each reporting date, with changes in fair value recognized in finance expense (income), net.

On March 2023, the Company signed an addendum to the Bridge Loans agreements which convert principal amount of $1,350 and redeemable warrants at the amount of $1,000 into 872,418 ordinary shares.

On December 31, 2023, the Company signed an addendum to the Bridge Loans agreements which convert principal amount of $750 and redeemable warrants at the amount of $1,450 into 4,032,256 ordinary shares. According to the addendum the company has issued to the lenders an aggregate of fully paid 4,032,256 warrants to purchase up to an aggregate of 4,032,256 ordinary shares at an exercise price of $1.17 per share. The Warrants were exercisable immediately upon issuance and will expire three years following their issuance.

The warrants include a cashless exercise mechanism, according to the terms specified in the addendum and according to the lender election. (the “Cashless Warrants”).

Therefore, the Company accounts for the Cashless Warrants as financial liability instruments that measured at fair value and recognized financial expenses or income through profit and loss.

The Company valued each Cashless Warrants at $0.25 per warrant by using the Black-Scholes option-pricing model The key inputs that were used in the Cashless Warrants fair value as of December 31, 2023 were:

●	risk-free interest rate 4.13%
●	expected volatility 70.39%
●	expected dividend yield of 0%
●	expected term of warrants – 3 years

As of December 31, 2023 the Cashless Warrants fair value was $1,023

F-29

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 10 - PRE-PAID ADVANCE:

In February 2023, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) to raise up to $25,000 in consideration of the issuance of ordinary shares over the course of 36 months with Yorkville. According to the SEPA, the Company may issue Yorkville ordinary shares at a purchase price as one of two options (i) equal to 96% of the weighted average price (“VWAP”) of the common stock during the applicable pricing period or (ii) equal to 97% of the lowest VWAP of the common stock during a pricing period of 3 consecutive trading days commencing on the relevant period. Yorkville advanced to the Company an aggregate principal amount of $3,500 (the “Pre-Paid Advance”). The Pre-Paid Advance was disbursed in two separate installments evidenced as convertible loans, the first for $1,500 at the closing of the Business Combination, and the second, as subsequently amended, for $2,000 upon the effectiveness of a registration statement. The purchase price for the Pre-Paid Advance is 92.0% of the Pre-Paid Advance. Such Pre-Paid Advances will be offset upon the issuance of ordinary shares to Yorkville at a price per share equal to the lower of (a) 100% of the daily VWAP of the ordinary shares on The Nasdaq Stock Market as of the trading day immediately prior to the date of the disbursement of the Pre-Paid Advance (the “Fixed Price”) (in the case of the first Pre-Paid Advance, $3.65), or (b) 93.0% of the lowest daily VWAP of the Ordinary Shares on Nasdaq during the seven trading days immediately prior to each purchase (the “Variable Price” and the lower of the Fixed Price and the Variable Price shall be referred to as the “Purchase Price”); however, in no event shall the Purchase Price be less than $1.10 (the “Floor Price”). On July 27, 2023, the Company amended the promissory note evidencing the remaining Pre-Paid Advance to decrease the Floor Price to $1.10 (as adjusted for reverse stock split which occurred on August 21, 2023, see also Note 14.4), after the Company was required to repay in cash $500 of principal amount as a result of the Company’s share price being below the original Floor Price. The Company made additional change to the Yorkville agreement which effectively eliminates the floor price - see also note 24(4). The maturity date will be 12-months after the initial closing of each Pre-Paid Advance. In July 2023, the Company repaid in full the first Pre-Paid Advance in the amount of $1,500 and as of December 31, 2023 the Company repaid the second Pre-Paid Advance in the amount of $1,300. In the period, the Company issued ordinary shares in net consideration of $1,979 in accordance with the terms of the SEPA and subsequent to the period, the Company repaid approximately $377 as of the date of the authorization of these financial statements. On April 13, 2024, the Company exercised its right of termination under the SEPA and sent Yorkville a written termination letter, which is effective upon five trading days thereafter. On April 19, 2024, the Company entered into a similar agreement with an institutional investor, which will enable the Company to raise up to $30,000. See also note 24(10).

NOTE 11 – LEASES:

The Group has lease contracts for office facilities (including a lab) and motor vehicles used in its operations. Leases of office and lab facilities generally have lease term of 12 years, motor vehicles generally have lease terms of 3 years.

Set out below are the carrying amounts of right-of-use assets recognized and the movements during the period:

	Office and lab facilities	Motor vehicles	Total
At January 1, 2022	446	20	466
Additions	49	-	49
Foreign currency translation	(35)	(6)	(41)
Deductions	(7)	(14)	(21)
Depreciation expense	(39)	-	(39)
As at December 31, 2022	414	-	414
Additions	-	26	26
Foreign currency translation	(6)	-	(6)
Deductions	-	-	-
Depreciation expense	(42)	(3)	(45)
As at December 31, 2023	366	23	389

F-30

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 11 - LEASES (CONT.):

Information on leases:

	Year ended December 31,
	2023	2022

Interest expense on lease liabilities	32	51
Total cash outflow for leases	45	39

For an analysis of maturity dates of lease liabilities, see Note 22 on liquidity risk.

NOTE 12 - OTHER PAYABLES:

	December 31, 2023	December 31, 2022

Employees, salaries and related liabilities	726	392
Related party	4	56
Liabilities for grants received (see also note 20)	153	50
Excise Tax	1,569	-
Other	31	152
Total	2,483	650

NOTE 13 - BORROWINGS FROM RELATED PARTIES:

In 2015, the Group signed an agreement to receive a loan of ILS 2 million (approximately 513) from its shareholders. These loan bears interest at an annual rate of 4%.

	December 31, 2023	December 31, 2022
Balance at January 1,	710	270
Payment of borrowings	(657)	(172)
Provision for bonus (include interest)	-	621
Exchange rate differences	(53)	(9)
Balance at December 31,	-	710

In consideration of providing funding as a seed capitalist, the Company agreed to provide, as additional consideration, a bonus payments (the “Bonus Payments”) on the occurrence of an exit or major liquidity event. In any way, the Bonus Payments are capped at ILS 3 million (approximately 965) per each of the two lenders.

The Bonus Payments are intended to operate in one of the two trigger events:

(i)	dividend distributions paid by the Company; or
(ii)	the sale of shares by a lender in Security Matters Ltd. (either in the event of a takeover or otherwise)

Only if the aggregate amounts of one of the two trigger events exceeds the investment of the lenders in the Company (in a way of loan or shares), then the lender would be entitled the Bonus Payments based on a formula set forth in the agreement.

The amount of the Bonus Payments is the amount that exceeds the aggregate sum invested in the Company (in a way of loan or shares) by the lender divided by several factors according to the formula as set forth in the agreement.

F-31

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 13 - BORROWINGS FROM RELATED PARTIES (CONT.):

There is no time limit to pay the Bonus Payments. Once the Company has paid each Bonus Payment in its entirety (i.e., the cap of ILS 3 million has been paid to each Lender), then the Company has fulfilled its obligations. When the Bonus Payments are not expected to be made, the resulting cash flows will not affect profit and loss until the point in which the Company estimates that the liquidity events will take place. As of December 31, 2021, the Company estimated that is more likely than not that the shareholders will sell their shares in 2022 which will entitle them to the Bonus Payments. The amount of the Bonus Payment is subject to assumptions that were made with the assistance of external appraisal. As a result, the increase in the carrying amount of the liability was charged as expense of 87 to profit and loss in 2021.

In August 2022 the loan from related party has been fully repaid and the Company signed an addendum to the loan agreement that reduces the total amount of the Bonus Payments to ILS 2.5 million (approximately 710), to be paid upon the completion of the business combination. As of December 31, 2022, the liability was 710.

On September 19, 2023, the Company amended its loan agreements dated September 7, 2015, by and between the Company, its shareholders and Kamea Fund (the “Loan Agreements”). Pursuant to the amendment to the Loan Agreements, Kamea agreed to convert $657 of indebtedness under the Loan Agreements (the “Indebtedness Amount”) into 487,281 ordinary shares (post Reverse Stock Split) of the Company, as payment in full for the Indebtedness Amount; provided however, that in the event the proceeds received from Kamea with respect to any sales of such shares are not at least equal to the Indebtedness Amount, the Company will remain liable to Kamea for the balance of the Indebtedness Amount. In accordance with management estimation the FV of this Indebtedness is immaterial.

NOTE 14 - SHAREHOLDERS’ EQUITY

A.	Share capital:

	Number of shares
	December 31, 2023		December 31, 2022
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
Ordinary shares USD 0.0022 par value	36,363,636,364	10,185,909	22,727,272	-
Preferred shares USD 0.0001 par value	200,000,000,000	-	-	-
Deferred shares Euro 1 par value	25,000	25,000	25,000	25,000

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have a par value per share of $0.0022 and the Company does not have a limited amount of authorised capital.

Preferred shares

Preferred shares with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors.

Deferred shares

Deferred Ordinary Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting. The Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares.

F-32

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 14 - SHAREHOLDERS’ EQUITY (CONT.):

B.	Changes in Share capital

1.	On March 7, 2023 (the “Closing Date”), the Company consummated the Business Combination as described in Note 1B. Beginning on the day immediately prior to the Closing Date and ending on the day immediately after the Closing Date, the following transactions occurred:

a)	The AUD 828,240 of the 2022 Convertible Notes have been cancelled in consideration for the issuance of 1,000,000 ordinary shares in Security Matters PTY Ltd.
b)	Security Matters PTY Ltd. performed acceleration of vesting for all unvested warrants and options, the expense for the acceleration amounted to $186.
c)	32,211,716 warrants and options have been exercised on cashless basis to 24,568,773 shares in Security Matters PTY Ltd.
d)	848,784 (post reverse stock split) ordinary shares of the Company have been issued to Security Matters PTY Ltd.’s shareholders in return for their 193,500,379 ordinary shares in Security Matters PTY Ltd. that were cancelled. Security Matters PTY Ltd.’s shareholders received as consideration 1 ordinary share of the Company per 10.3624 Security Matters PTY Ltd.’s ordinary shares.
e)	The Company issued 160,227 ordinary shares, 2,200,000 private warrants and 6,250,000 public warrants to Lionheart’s stockholders, in exchange for their existing Lionheart shares and warrants. The warrants exercise price is $11.5 per share, expiring in March 2028. The warrants are considered to be a derivative financial liability and measured at fair value, which is the market price as of the end of the period, amounted to $0.0204 per warrant.
f)	The Company issued 303,053 ordinary shares for an aggregate of $3,110 net proceeds.
g)	The Company issued 872,418 ordinary shares for the conversion of bridge loan at principal amount of $1,350 and 200,000 redeemable warrants ($5 per warrant, 5 years, exercise price of $11.5 per share).

2.	During 2023, the Company issued 1,237,751 ordinary shares (4,196 shares as commitment fees) to Yorkville post reverse stock split, for an aggregate of $1,979 net proceeds (see also Note 10).

3.	On June 22, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, LLC (the “Underwriter”) relating to the public offering of (i) 606,061 ordinary shares of the Company, at a subscription price per share of $0.24 (the “Firm Shares”), (ii) 606,061 warrants in the form of Warrant A to subscribe for 606,061 ordinary shares, at an exercise price of $0.24 per share (“Warrant A”), and (iii) 606,061 warrants in the form of Warrant B to subscribe for 606,061 ordinary shares, at an exercise price of $0.24 per share (“Warrant B” and together with Warrant A, the “Firm Warrants” and, collectively with the Firm Shares, the “Firm Securities”).

The Company also granted the Underwriter a 45-day option to subscribe for, in the aggregate, (a) up to 90,909 additional ordinary shares (15% of the Firm Shares) at a subscription price per share of $0.24 (100% of the public offering price allocated to each Firm Share) (the “Option Shares” and together with the Firm Shares, the “Shares”) or Pre-Funded Warrants to subscribe for up to 90,909 ordinary shares at a price per share of $0.2399 (100% of the public offering price allocated to each Firm Share less $0.0001) and the remaining non pre-funded exercise price of each pre-funded warrant will be $0.0 001 per share, and/or (b) 90,909 warrants in the form of Warrant A to subscribe for an aggregate of 90,909 ordinary shares (15% of the Firm Warrants) at an exercise price of $0.24 per warrant (100% of the public offering price allocated to each set of warrants in the form of Warrant A), and/or (c) 90,909 warrants in the form of Warrant B to purchase an aggregate of 90,909 ordinary shares (15% of the Firm Warrants) at a purchase price of $0.24 per warrant (100% of the public offering price allocated to each set of warrants in the form of Warrant B) (the “Option Warrants” and together with the Firm Warrants and Pre-Funded Warrants, if any, the “Warrants”), which may be subscribed for in any combination of Option Shares and/or the Option Warrants. The Option Shares and the Option Warrants are referred to as the “Option Securities”.

The offering closed on June 27, 2023. The Company delivered the Firm Shares (or Firm Share equivalents in the form of Pre-Funded Warrants), the Firm Warrants and the Option Warrants to the Underwriter on the same day.

The Warrant A terms specify that the warrants may be exercised at any time on or before June 27, 2028. On or after the earlier of (i) the thirty day anniversary of the date of the Underwriting Agreement and (ii) the date on which the aggregate composite trading volume of the Company’s ordinary shares as reported by Bloomberg LP beginning on the date of the Underwriting Agreement exceeds 681,818 ordinary shares, a holder of Warrant A warrants may also provide notice and elect a “cashless exercise” pursuant to which the holder would receive an aggregate number of ordinary shares equal to the product of (x) the aggregate number of ordinary shares that would be issuable upon a cash exercise and (y) $0.50. As of the date of the authorization of these financial statements, an aggregate of 690,096 Warrant A warrants were cashless exercised into an aggregate of 345,349 ordinary shares. The Warrant B terms specify that the warrants may be exercised at any time on or before June 27, 2028.

F-33

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 14 - SHAREHOLDERS’ EQUITY (CONT.):

On December 8, 2023, the Company consummated an inducement offer letter agreement with certain holders of the Company’s outstanding Warrant Bs to purchase Ordinary Shares of the Company. The Warrant Bs were issued on June 27, 2022 and had an exercise price of $5.28 per share (after taking into account the Company’s 1:22 reverse share split).

Pursuant to the inducement letter, the holders agreed to exercise for cash their Warrant Bs to purchase an aggregate of 606,060 shares of the Company’s Ordinary Shares at a reduced exercise price of $1.15 per share in consideration for the Company’s agreement to issue new warrants to purchase, in the aggregate, up to 909,090 of the Company’s Ordinary Shares at an exercise price of either (i) $0.0022 per share in an amount not to exceed 75% of the New Warrant Shares, or (ii) $1.15 per share, in the discretion of the warrant holders. The Company received aggregate gross proceeds, before payment of transaction fees and expenses, of $697 from the exercise of the Warrant Bs by the holders, and the carrying amount of those warrants, was classified to ordinary shares and premium together with the proceeds the Company received from the exercise price. See also note 24(3).

In accordance with IAS 32, the Company measured the difference between the fair value of the consideration the holder receives on conversion of the instrument under the revised terms and the fair value of the consideration the holder would have received under the original terms, was recognized as a loss in profit or loss.

The Company utilized Black-Scholes valuation model to calculate the fair values of the repriced warrants both before and after the repricing and recognized the incremental fair value of $209 as finance expense in the statement of comprehensive income against an increase in the carrying amount of the warrants (presented within issued capital and additional paid-in capital). In addition, fair value was also calculated for the new 909,090 issued warrants at the amount of $865, which was recognized as finance expense against an increase in equity. Warrant Bs are classified as equity instruments according to IAS 32.

Warrant A was valued at $0.067 which is half of the share market price at the end of the period, assuming cashless exercise. Warrants A were considered to be a derivative financial liability. The terms of the warrant Bs specify that each warrant has a cash exercise price of $0.24. The warrant Bs were valued at $0.0602 by using the Black-Scholes option-pricing model, with expected volatility of 70.39% and the risk-free interest rate used is 4.13%. Warrant As and Bs expire in June 2028. The net proceeds to the Company upon the closing of this offering were approximately $2,580. The capital raise fee amounted to $660. The Company also granted to the Underwriter, 666,667 warrants at an exercise price of $0.264 per share, which expires after 5 years. The Underwriter’s warrants were valued at $0.0575 per option by using the Black & Scholes option-pricing, with expected volatility of 70.39% and the risk-free interest rate used is 4.13%.

4.	On August 8, 2023, at the Extraordinary General Meeting of Shareholders of the Company, the Company’s shareholders voted in favor of consolidating every twenty-two ordinary shares in the authorized but unissued and in the authorized and issued share capital of the Company into one ordinary share (the “Reverse Stock Split”).

On August 21, 2023, the Company’s ordinary shares began trading on the Nasdaq Global Market on a post-Reverse Stock Split basis under the current symbol “SMX”.

5.	On September 19, 2023, the Company amended its loan agreements dated September 7, 2015, by and between the Company, its shareholders and Kamea Fund (the “Loan Agreements”). Pursuant to the amendment to the Loan Agreements, Kamea agreed to convert $657 of indebtedness under the Loan Agreements (the “Indebtedness Amount”) into 487,281 ordinary shares of the Company, as payment in full for the Indebtedness Amount; provided however, that in the event the proceeds received from Kamea with respect to any sales of such shares are not at least equal to the Indebtedness Amount, the Company will remain liable to Kamea for the balance of the Indebtedness Amount (see also note 13).

F-34

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 14 - SHAREHOLDERS’ EQUITY (CONT.):

6.	On December 31,2023 The Company also issued 457,682 Ordinary Shares to a service provider as payment in full for $260 worth of legal services which previously provided to the Company.

C.	Options granted to employees and service providers:

1.	In June 2018, Security Matters PTY Ltd. has adopted a Share Option Plan (the “Plan”) to provide an incentive to retain, in the employment or service or directorship of the Group and provide the ability to attract new employees, directors or consultants whose services are considered valuable. The persons eligible to participate in the Plan include employees, directors and consultants of Security Matters PTY Ltd. or any subsidiary. On March 7, 2023 as part of the SPAC transaction. These options were exercised on a cashless basis and then after replaced to the Company’s shares. See also note 14B1(c-d).

2.	In March 7, 2023 Security Matters PTY Ltd. performed acceleration of vesting for all unvested warrants and options, the expense for the acceleration amounted to $186.

3.	In April 25, 2023, the Company’s board of directors and its shareholders approved and adopted the SMX Public Limited Company 2022 Incentive Equity Plan, which was subsequently amended the Company’s board of directors, subject to applicable Nasdaq requirements, which reserved for grant a number of ordinary shares equal to 15% of the number of issued and outstanding ordinary shares on a fully diluted basis immediately after the closing of the Business Combination, or 5,082,417 authorized ordinary shares.

4.	During the period ended December 31, 2023, the Company granted 197,000 RSUs to employees, directors and service providers. The fair value at grant date of RSUs granted in the period were $1-$1.09. Related share-based expenses recognized for the period totaled $2,820.

RSUs granted to employees, directors and service providers:

	Year ended December 31, 2023 (in thousands)	Year ended December 31, 2022 (in thousands)
Outstanding at beginning of period	-	-
Granted	197	-
Vested	(57)	-
Forfeited	(4)	-

Outstanding at December 31, 2023	136	-

F-35

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 14 - SHAREHOLDERS’ EQUITY (CONT.):

5.

During the year ended December 31, 2023, the Company granted 38,656 options to employees and service providers. These grants carry an exercise price of between $22.71 - $88, vesting period up to 4 years from the grant date, contractual life of the options under the plan is 5 years. The fair value of the grant at grant date is $219. The related share-based expenses that were recognized in the year ended December 31, 2023, amounted to $184.

A summary of the status of the Company’s Share Option Plan granted to employees and service providers (including performance-based awards) and changes during the relevant period ended on that date is presented below:

	Year ended December 31, 2023		Year ended December 31, 2022
	Number of options (in thousands)	Weighted average Exercise price (USD)	Number of options (in thousands)	Weighted average Exercise price (USD)
Outstanding at beginning of year	57	44.22	73	41.85
Issue of options	38	82.04	17	41.85
Expired	(30)	31.02	(33)	34.10

Outstanding at end of year	65	69.92	57	54.25
Exercisable options	58	68.67	38	43.40

The options to employees and service providers outstanding as of December 31, 2023, are comprised, as follows:

Exercise price (USD)	Outstanding as of December 31, 2023	Weighted average remaining contractual term	Exercisable as of December 31, 2023	Weighted average remaining contractual term
		(years)		(years)
18.70-23.32	5	2.46	5	2.46
29.48-31.02	3	3.21	3	3.21
40.48-48.18	6	1.41	6	1.41
52.80-56.10	9	2.26	9	2.26
78.54-88.00	35	4.40	28	4.38
93.28-108.90	7	3.03	7	3.03
	65		58

1.	The options issued in 2023, were valued using the Black-Scholes pricing model. The main parameters which were used are: (1) risk-free rate: 3.58-3.42%; (2) expected volatility: 78.35-73.01%: (3) expected term: up to 5 years; and (4) expected dividend yield: 0%.

2.	The options issued in 2022, were valued using the Black-Scholes pricing model. The main parameters which were used are: (1) risk-free rate: 3.09-4.68%; (2) expected volatility: 62.06-85.03%: (3) expected term: up to 5 years; and (4) expected dividend yield: 0%.

F-36

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 15 - RESEARCH AND DEVELOPMENT EXPENSES, NET:

	December 31, 2023	December 31, 2022	December 31, 2021
Salaries and related expenses	2,228	2,166	1,795
Subcontractors and consultants	344	374	631
Materials and laboratory expenses	223	316	252
Depreciation and amortization	197	255	287
Share based compensation	447	127	100
Travel expenses	87	50	42
Freight	33	30	23
Other	10	6	-
Reimbursement from paid pilots and proof of concept projects	(858)	(1,426)	(1,091)
Total	2,711	1,898	2,039

NOTE 16 - GENERAL AND ADMINISTRATIVE EXPENSES:

	December 31, 2023	December 31, 2022	December 31, 2021
BCA transaction cost	7,278	-	-
Professional services	667	1,105	1,089
Public company expenses	5,128	-	-
Wages and salaries related	1,348	935	752
Travel expenses	611	223	-
Office and maintenance	170	145	116
Share based compensation	1,222	137	331
Insurance	50	60	102
Depreciation and amortization	30	35	28
Other	63	83	64
Total	16,567	2,723	2,482

NOTE 17 - TAXES ON INCOME:

1.	The Company is incorporated and domiciled in Ireland where the applicable tax rate is 12.5%.
2.	Theoretical tax:

	December 31, 2023	December 31, 2022	December 31, 2021
Reconciliation of income tax at the statutory rate
Loss before income tax	(20,989)	(6,184)	(4,939)

Theoretical tax rate of 12.5%	(2,624)	(1,701)	(1,358)

Tax effect amounts which are not deductible/(taxable) in calculating taxable income:
Non-deductible expenditure and others	3254	335	118
Unrecognized temporary differences and tax losses for which deferred tax weren’t recognized	(630)	1,366	1,240
Income tax / (benefit)	—	—	—

3.	As of December 31, 2023, the Group has estimated carry forward tax losses of approximately $45,095 (2022: $24,106 2021:$17,659) which may be carried forward and offset against taxable income for an indefinite period in the future. The Group did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

F-37

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 18 - LOSS PER SHARE

	December 31, 2023	December 31, 2022	December 31, 2021

Net loss attributable to the owners of the company	(20,914)	(6,184)	(4,939)

Basic and diluted loss per share	*(586)	*(635)	*(556)
Weighted average number of ordinary shares used in calculating basic and diluted loss per share	36	10	9

*	Restated as a result of the SPAC transaction and after giving effect to the reverse share splits described in Notes 14B(4) and 24.12, the calculation of the basic and diluted loss per share for all past periods presented have been adjusted retrospectively based on the new number of shares as derived from the conversion ratio.

NOTE 19 - RELATED PARTIES:

Key Management Personnel Compensation and other related party transactions and balances:

The key management personnel, among others includes board members, CEO and CFO.

The totals of remuneration paid to Key Management Personnel and related parties during the years are as follows:

1. Transactions with related parties:	December 31, 2023	December 31, 2022
Issuance of options to related party	-	721
Short-term salary and fees	803	508
Short-term salary until deletion	22	-
Loan repayment	-	172
Conversion of loan to ordinary shares	657	-
Share based payments	2,084	98
Post-employment retirement benefits	98	94
Payment for Administrative services	34	36
Non-monetary benefits	49	29
Payments for legal services	287	-
Revaluation of financial liabilities at fair value	1,204	-
Proof of Concept projects paid by affiliated companies	-	(1,064)
	5,238	594

2. Balance with related parties:		December 31, 2023	December 31, 2022
Key management	Salary and related	(219)	(99)
Directors	Salary and related	-	(82)
Shareholders	Borrowings from related parties	-	(710)
Shareholders	Other accounts payable	(3)	(56)
Shareholders	Trade payables	(58)	-
Shareholders	Derivatives	(476)	-
Joint Ventures	Other receivables	15	59
Joint Ventures	Investment in subsidiary	115	221
		(626)	(667)

F-38

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 20 - GOVERNMENT GRANTS

The Government of Israel encourages research and development projects oriented towards products for export or projects which will otherwise benefit the Israeli economy. This is conducted via the Israel Innovation Authority (IIA), which replaced the former Office of the Chief Scientist (OCS). The Group has an approved project with the IIA under which it received a total of $162 in prior years. The Group is subject to paying 3% of its relevant revenues until repayment of the entire grant. As of December 31, 2023, the Group paid an amount of 0. The difference between the consideration received and the liability recognized at inception (present value) was treated as a government grant according to IAS 20 and recognized as a reimbursement of research expenses.

Until October 25, 2023, the interest was calculated at a rate based on 12-month London Interbank Offered Rate, or LIBOR applicable to US Dollar deposits. However, on October 25, 2023, the IIA published a directive concerning changes in royalties to address the expiration of the LIBOR. Under such directive, regarding IIA grants approved by the IIA prior to January 1, 2024 but which are outstanding thereafter, as of January 1, 2024 the annual interest will be calculated at a rate based on 12-month Secured Overnight Financing Rate, the SOFR, or at an alternative rate published by the Bank of Israel plus 0.71513%; and, for grants approved on or following January 1, 2024 the annual interest will be the higher of (i) the 12 months SOFR interest rate, plus 1%, or (ii) a fixed annual interest rate of 4%.

	December 31, 2023	December 31, 2022
Short term liability at year end	153	50
Long term liability at year end	-	85
Total	153	135

NOTE 21 - COMMITMENTS AND CONTINGENT LIABILITIES:

As part of the Board’s ongoing regulatory compliance process, the Board continues to monitor legal and regulatory developments and their potential impact on the Company. Management is not aware of any contingencies that may have a significant impact on the financial position of the Company.

1.	In January 2015, the Company entered an agreement with Isorad Ltd. (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Research Center technology for civilian uses), according to which the Company was granted technological license in return for future royalties based on 2.2% of Gross sales by the Company and its affiliates and after 25 years the license becomes royalty-free. Upon the occurrence of an M&A event (as such event is defined in the agreement to include mergers, sale of all or substantially all the assets of ours and similar event), in the first M&A event, the Company is to pay a consideration equal to 1% of the amount received or transferred and in the second M&A event, a consideration equal to 2% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

On January 2023, the Company signed an amendment to the agreement that determine the following:

(1) for the BCA with Lionheart, Isorad was issued (a) 864,000 options to purchase shares of the Company, the options were issued in January 2023 and valued using the Black-Scholes pricing model. The main assumptions which were used are: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%: (3) expected term: up to 3 years; and (4) expected dividend yield: 0%;

The fair value of these options was $33 and recognized as a technology license intellectual property.

F-39

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 21 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.):

(2) Additionally, Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter (to be paid after reaching an aggregated received amount of 27 million, or at the end of such 13 months, the earlier thereof).

As of December 31, 2023, based on the funds the Company actually received, the Company recognized a technology license intellectual property at the amount of $123 against a liability that reflects the due amount.

(3) Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

NOTE 22 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

Composition of the Group’s financial assets and financial liabilities:

	December 31,
	2023	2022
Financial assets at amortized cost:
Cash and cash equivalents	168	1,398
Other current receivables	424	3,673
Total financial assets	592	5,071

	December 31,
	2023	2022
Financial liabilities at fair value through profit or loss:
Convertible notes	377	563
Trade and other payables	12,487	3,622
Bridge loans	2,233	3,682
Pre-paid advance	700	-
Derivatives	1,143	-
Total financial liabilities at fair value through profit or loss	16,940	7,867

Financial liabilities at amortized cost:
Convertible promissory note	1,013	-
Lease liabilities	649	-
Government grants	153	-
Borrowing from related parties	-	-
Total financial liabilities at amortized cost	1,815	-
Total financial liabilities	18,755	7,867

F-40

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 22 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Financial risk management objectives

The Group’s activities expose it to a variety of financial risks such as market risks (foreign currency risk), credit risk and liquidity risk. The Company’s management oversees the management of these risks, focusing on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group. The Group uses different methods to monitor different types of risk to which it is exposed. These methods include sensitivity analysis in the case of foreign exchange, ageing analysis for credit risk and maturity analysis in respect of liquidity risk.

Market risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices, which in the group’s case refers only to foreign currency risk. Financial instruments affected by this risk include, loans and borrowings and short-term payables and receivables.

Foreign currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the functional currency. The Group is exposed to foreign exchange risk arising from currency exposure primarily with respect to the NIS and Euro.

As of December 31, 2023, the Group has excess financial liabilities over financial assets in foreign currencies in relation to the NIS, AUD, SGD and EUR totaling approximately $1,651, $185 $142 and $101, respectively (December 31, 2022: approximately $729, $1265 $0 and $34, respectively).

Foreign currency sensitivity analysis

The following table demonstrates the sensitivity test to a reasonably possible change of 10% in EUR and NIS exchange rates against the USD, with all other variables held constant. The impact on the Group’s net loss (tax effect is not relevant) and equity is due to changes in the fair value of monetary assets and liabilities including non-designated foreign currency derivatives and embedded derivatives. The Company’s exposure to foreign currency changes for all other currencies is immaterial.

	Change in NIS rate	Effect on net loss
December 31, 2023	10%	165
December 31, 2022	10%	73

	Change in AUD rate	Effect on net loss
December 31, 2023	10%	19
December 31, 2022	10%	127

	Change in SGD rate	Effect on net loss
December 31, 2023	10%	14
December 31, 2022	10%	-

	Change in EUR rate	Effect on net loss
December 31, 2023	10%	10
December 31, 2022	10%	3

F-41

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 22 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations as a customer or under a financial instrument leading to a loss to the Group. The Group is exposed to credit risk from its operating activity (other receivables and cash balances). The Group’s main financial assets are cash and cash equivalents as well as other receivables and their carrying amounts represent the Group’s maximum exposure to credit risk. Credit risk from balances with banks and financial institutions is managed by the Group’s management in accordance with the Group’s policy. Wherever possible and commercially practical, the Group holds cash with major financial institutions in Israel and Australia which the Company’s management regards as financially solid.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The Group has procedures to minimize such loss by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. As of the balance sheet date, the Group has a positive working capital.

The following tables detail the Group’s remaining contractual maturity for its financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay.

As of December 31, 2023

	Less than one year	1 to 2 years		2 to 3 years	3 to 4 years	4 to 5 years	>5 years	Total

Trade and other payables	12,487	-		-	-	-	-	12,487
Bridge loans	1,750	453		15	15	-	-	2,233
Government grants	153					-	-	153
Lease liability	81	81		74	74	74	265	649
Convertible promissory note	1,013	-		-	-	-	-	1,013
Pre-paid advance	700		-	-	-	-	-	700
Convertible note	377	-		-	-	-	-	377
Financial derivatives	1,143	-		-	-	-	-	1,143
	17,704	534		89	89	74	265	18,755

As of December 31, 2022

	Less than one year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	>5 years	Total

Trade and other payables	3,622	-	-	-	-	-	3,622
Bridge loans	-	1,031	-	-	-	-	1,031
Government grants	75	84	-	-	-	-	159
Lease liability	72	72	72	72	72	353	713
Borrowings from related parties	710	-	-	-	-	-	710
	4,479	1,187	72	72	72	353	6,235

F-42

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 23 - FAIR VALUE MEASUREMENT:

Fair value hierarchy

The following tables detail the consolidated entity’s assets and liabilities, measured or disclosed at fair value, using a three-level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3: Unobservable inputs for the asset or liability.

As of December 31, 2023	Level 1	Level 2	Level 3	Total
	US$ in thousands
Liabilities
Derivative financial liabilities	-	-	1,707	1,707
Tradable warrants	2	-	-	2
Total	2	-	1,707	1,709

As of December 31, 2022	Level 1	Level 2	Level 3	Total
	US$ in thousands
Liabilities
Derivative financial liabilities	-	-	1,031	1,031
Total	-	-	1,031	1,031

NOTE 24 - SUBSEQUENT EVENTS:

Since the reporting date the following significant events have occurred:

1.	The financial statements were authorized for issuance on April 19, 2024, except for Note 24.12 which was authorized on August 12, 2024.

2.	On January 12, 2024 the Company announced that it entered into a $5 million contract with R&I Trading of New York. This project, spearheaded by the SMX team, will deploy SMX’s technology to enhance supply chain transparency with respect to a NATO government member state and with the expectation of expanding to further NATO government member states.

3.	In January 2024, pursuant to the inducement letter described in note 14(3), the holders of the new 909,090 warrants exercised 454,544 warrants for an aggregate of 454,544 Ordinary Shares.

4.	In February 2024, the Company entered into a Letter Agreement with Yorkville dated February 1, 2024 (the “Letter Agreement”), which amends the SEPA. Pursuant to the Letter Agreement, the Company agreed to make payments to Yorkville, which may include proceeds of Advances under the SEPA, to repay the amounts outstanding under the Pre-Paid Advance plus payment premium. The Company agreed to pay a fee to Yorkville equal to $200.

The Company further agreed to issue to Yorkville a 5-year warrant to purchase 250,000 ordinary shares of the Company at an exercise price of $0.0022 per share.

5.	On February 20, 2024, the Company closed an underwritten public offering of 12,124,666 Ordinary Shares at a subscription price per share of $0.24 and Pre-Funded Warrants convertible on a 1-for-1 basis into Ordinary Shares, at a price per Pre-Funded Warrant of $0.2378. The gross proceeds was approximately $2.9 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company. The net proceeds to the Company upon the closing of the offering, after deducting the underwriting commissions and estimated offering expenses payable by the Company, were approximately $2.66 million.

6.	On February 28, 2024, in connection with a private placement binding term sheet, the Company issued (i) a convertible security to an investor relating to a loan in the principal amount of $407 and (ii) 100,000 warrants to the investor. The warrants have an exercise price of $0.5 per share. The net proceeds to the Company upon the closing of the private placement was $350.

7.	On February 29, 2024, the Company’s Board of Directors approved a grant of 1,500,000 RSUs to an officer, directors and service providers under the 2022 Incentive Equity Plan. As of the date of these Financial Statements 166,667 of the RSUs are vested.

8.	On March 4, 2024, the Company’s Board of Directors approved the issuance of 100,000 ordinary shares to a service provider in connection with certain investor relations services.

9.	On April 11, 2024 the Company entered into a Securities Purchase Agreement and issued and sold to an institutional investor a promissory note and warrants, for gross proceeds of approximately US$2.0 million, before deducting fees and other offering expenses payable by the Company. The Note is in the principal amount of $2,250. The actual amount loaned by the Investor pursuant to the Note is approximately $2.0 million after a 10% original issue discount. The maturity date of the Note is the 12-month anniversary of the Effective Date, and is the date upon which the Principal Amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year. In addition, the Warrant, for 5 years period and for 11,825,508 Ordinary Shares, has an exercise price of $0.157 per share, subject to customary adjustments and limitation as described in the agreement. Furthermore, as a further inducement of the Company for the Investor to enter into the transaction, the Company entered into a Warrant Amendment and Inducement Letter with the Investor, with respect to its outstanding “B” warrants of the Company (the “Existing Warrant”) to purchase 2,619,367 Ordinary Shares. The Existing Warrant was issued to the Investor as of September 6, 2023 and had a fixed exercise price of $1.6378 per share. Pursuant to the Inducement Letter, the Investor agreed to exercise for cash the Existing Warrant in full at a reduced exercise price of $0.0022 per share, or approximately $6, see also note 8(c).

10.

On April 19, 2024, the Company entered into a Stock Purchase Agreement (the “SPA”) with an institutional investor, pursuant to which the investor has committed to purchase from time to time from the Company, up to $30,000 of the Company’s ordinary shares, subject to the terms and conditions specified in the SPA. Subject to the terms and conditions of the SPA, the Company has the right from time to time at its discretion, any time after the three month anniversary of the shares underlying the SPA being registered for resale pursuant to the Registration Rights Agreement referred to below, to direct Alpha to purchase a specified amount of the Company’s ordinary shares (each such sale, a “Put”) by delivering written notice to Alpha (each, a “Put Notice”). There is a $20 mandatory minimum amount for any Put and it may not exceed $500 in any consecutive 30-day period, subject to a volume threshold equal to the quotient of (a) the number of ordinary shares requested by the Company in a Put Notice divided by (b) 0.30. The ordinary shares will be purchased at a price equal to: (a) 95% of the lowest daily traded price of the Company’s ordinary shares during the five trading day valuation period (provided that it shall not be less than a Company-specified minimum acceptable price) (“Market Price”), if the market price of the ordinary shares is over $1.00; (b) 90% of the Market Price, if the market price of the ordinary shares is between $0.80 and $1.00: (c) 85% of the Market Price, if the market price of the ordinary shares is between $0.60 and $0.80; (d) 80% of the Market Price, if the market price of the ordinary shares is between $0.40 and $0.60; (e) 75% of the Market Price, if the market price of the ordinary shares is between $0.20 and $0.40; and (f) 50% of the Market Price, if the market price of the ordinary shares is below $0.20. The SPA contains restrictions on the Company’s ability to enter into any Variable Rate Transaction (as defined in the SPA), as described in the SPA.

The obligations of the investor to accept any Put pursuant to a Put Notice is subject to customary conditions, including that it is not required to purchase any ordinary shares pursuant to a Put if it would result in it beneficially owning in excess of 4.99% of the Company’s ordinary shares, and that the ordinary shares subject to the Put be registered for resale. The Company agreed to pay a commitment fee to the investor equal to 1.5% of the commitment amount, payable in shares, or 2,725,621 ordinary shares (the “Commitment Shares”) and which are subject to a three month lock-up.

The SPA will automatically terminate on the earliest to occur of (a) the first day of the month next following the 36-month anniversary of the date of the SPA or (ii) the date on which the investor shall have made payment of Puts pursuant to the SPA for ordinary shares equal to $30,000. The Company has the right to terminate the SPA at no cost or penalty upon five (5) trading days’ prior written notice to the investor, provided that there are no outstanding Put Notices for which ordinary shares need to be issued and the Company has paid all amounts owed to the investor pursuant to the SPA and any indebtedness the Company otherwise owes to the investor or its affiliates. The Company and the investor may also agree to terminate the SPA by mutual written consent.

11.	As of the date of publication of these financial statements, the Company’s institutional investor has converted all of the principal of the convertible promissory note into an aggregate of 2,619,377 Ordinary Shares and exercised the Warrant A and Warrant B for 3,789,264 and 2,619,367 Ordinary Shares, respectively, see also note 8(c).

12.	On July 11, the Company gave public notice of a reverse stock split (the “Post-reverse stock split”) which was approved by the Company’s shareholders and the Board of Directors’ on June 11, 2024. According to the Post-reverse stock split all shares (issued and unissued) be consolidated on the basis that every 75 shares of par value US$0.0022 each will be consolidated into 1 share of par value US$0.165. The Post-reverse stock split and the amendments to the Company’s authorized share capital entered into effect on July 15, 2024. The number of shares used to calculate basic and diluted per- share amounts have been retroactively adjusted to reflect the Post-reverse stock split (see also Note 18)

F-43

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Company will be subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company on closing entered into indemnification agreements with each of the directors of the Company to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Merger Effective Time to the maximum extent permitted by applicable law.

The Company is also anticipated to maintain standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

Item 7. Recent Sales of Unregistered Securities

The following list sets forth information as to all of the Company’s securities sold in the last three years which were not registered under the Securities Act. The descriptions of these issuances are historical and have not been adjusted to give effect to the Business Combination.

All of the below issuances reflect the number of Ordinary Shares issued at the time of issuance and do not reflect the an adjustment pursuant to the Reverse Stock Split.

In connection with the Company’s initial formation, the Company issued one ordinary share at a price of US$0.0001 each to Doron Afik, and subsequently issued 25,000 deferred ordinary shares at a price of €1.00 per share, to Doron Afik. Immediately prior to consummation of the Transactions, the Company had paid up capital of €25,000 and US$0.0001.

II-1

In March 2023, in connection with the Standby Equity Purchase Agreement, by and between YA II PN, LTD (“Yorkville”) and the Company, dated February 23, 2023 (the “SEPA”), the Company issued 92,315 Ordinary Shares to Yorkville as a 1.5% commitment fee.

In April 2023, the Company granted, pursuant to its 2022 Incentive Equity Plan, (a) an aggregate of 4,361,920 (pre-75:1 reverse stock split) restricted stock units that settle into ordinary shares of the Company and (b) options to purchase an aggregate of 597,030 ordinary shares (pre-75:1 reverse stock split), in each case to certain of the Company’s executives, directors, employees, consultants and agents.

On May 4, 2023, the Company issued (a) an aggregate of 872,418 ordinary shares (pre-75:1 reverse stock split), (b) redeemable warrants to purchase an aggregate of 384,500 ordinary shares (pre-75:1 reverse stock split) and (c) warrants to purchase an aggregate of 255,500 ordinary shares (pre-75:1 reverse stock split), in each case to certain holders of outstanding convertible bridge promissory notes of the Company, upon the conversions thereof in accordance with their terms.

In May 2023, in connection with the SEPA, the Company issued 109,397 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $100,000 in principal amount of its convertible promissory note.

In June 2023, in connection with the SEPA, the Company issued 214,523 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $200,000 in principal amount of its convertible promissory note.

On June 16, 2023, in connection with the SEPA, the Company issued 258,933 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $150,000 in principal amount of its convertible promissory note.

On June 27, 2023, the Company issued to EF Hutton, a division of Benchmark Investments, LLC warrants to subscribe for 766,667 number of Ordinary Shares (pre-75:1 reverse stock split) as set forth in the Registration Statement on Form F-1 as filed with the SEC on June 28, 2023.

On July 19, 2023, in connection with the SEPA, the Company issued 2,682,141 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $550,000 in principle amount of its convertible promissory note.

On August 7, 2023, in connection with the SEPA, the Company issued 1,159,155 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $132,723.25 in principle amount of its convertible promissory note.

On September 6, 2023, in connection with a Securities Purchase Agreement dated September 5, 2023 (“Securities Purchase Agreement”), the Company issued (i) a convertible promissory note to an institutional investor in the principal amount of $4,290,000, and (ii) two (2) warrants to the institutional investor, an “A” warrant and a “B” warrant. The A Warrant for 3,929,051 Ordinary Shares (pre-75:1 reverse stock split) has a conversion price of $0.0022 (pre-75:1 reverse stock split) per shares and the B Warrant for 2,619,367 Ordinary Shares (pre-75:1 reverse stock split) has an exercise price of $1.6378 per share (pre-75:1 reverse stock split).

On September 20, 2023, in connection with the SEPA, the Company issued 129,421 Ordinary Shares to Yorkville upon the conversion of $167,246.75 in principal amount of its convertible promissory note.

On September 28, 2023, in connection with amendments to loan agreements dated September 19, 2023, the Company issued 487,281 Ordinary Shares (pre-75:1 reverse stock split) to Kamea-the United Kibbutz Movement Ltd.

On September 29, 2023, in connection with the SEPA, the Company issued 86,497 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $100,000 in principal amount of its convertible promissory note.

On November 9, 2023, in connection with the Independent Contractor Engagement, dated August 11, 2023, by and between Holger and SMX Circular Economy Platform Pte. Ltd., the Company issued 38,640 Ordinary Shares (pre-75:1 reverse stock split) to Holger.

II-2

On November 9, 2023, in connection with the Independent Contractor Engagement, dated August 23, 2023, by and between Mauro and SMX Circular Economy Platform Pte. Ltd., the Company issued 22,325 Ordinary Shares (pre-75:1 reverse stock split) to Mauro.

On November 15, 2023, in connection with the Securities Purchase Agreement, the Company issued 146,223 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $239,484.02 in principal amount of its convertible promissory note.

On November 20, 2023, in connection with the SEPA, the Company issued 89,269 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $100,000 in principal amount of its convertible promissory note.

On November 28, 2023, in connection with the SEPA, the Company issued 727,270 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville upon the conversion of $800,000 in principal amount of its convertible promissory note.

On November 28, 2023, in connection with the Securities Purchase Agreement, the Company issued 161,046 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $263,761.14 in principal amount of its convertible promissory note.

On December 8, 2023, in connection with the Securities Purchase Agreement, the Company issued of 205,462 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $336,505.66 in principal amount of its convertible promissory note.

On December 8, 2023, in connection with an inducement offer letter agreement with certain holders of existing warrants, dated December 7, 2023, the Company issued an aggregate of 909,090 new warrants to purchase, in the aggregate, up to 909,090 Ordinary Shares (pre-75:1 reverse stock split) at an exercise price of either (pre-75:1 reverse stock split) (i) $0.0022 per share in an amount not to exceed 75% of the New Warrant Shares, or (ii) $1.15 per share, in the discretion of the warrantholders.

On December 8, 2023, in connection with an inducement offer letter agreement, dated December 7, 2023, the Company issued an aggregate of 606,060 ordinary shares (pre-75:1 reverse stock split) to certain holders of existing warrants.

On December 11, 2023, in connection with the Securities Purchase Agreement, the Company issued 247,568 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $405,466.87 in principal amount of its convertible promissory note.

On December 13, 2023, in connection with the Securities Purchase Agreement, the Company issued 258,417 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $423,235.36 in principal amount of its convertible promissory note.

On December 18, 2023, in connection with the Securities Purchase Agreement, the Company issued 271,337 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $444,393.7 in principal amount of its convertible promissory note.

On January 12, 2024, in connection with the Securities Purchase Agreement, the Company issued 301,267 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $493,415.09 in principal amount of its convertible promissory note.

On January 12, 2024, the Company issued an aggregate of 4,032,256 Ordinary Shares and warrants to purchase an aggregate of 4,032,256 ordinary shares (pre-75:1 reverse stock split), to holders (the “Note Holders”) of existing convertible notes (the “Existing Notes”) and Redeemable Warrants (the “Redeemable Warrants”), in exchange for the cancellation of an aggregate of (a) approximately $750,000 owed to the Note Holders under the Notes and (b) $1,450,000 cash value of Redeemable Warrants.

On January 12, 2024, the Company issued 457,682 Ordinary Shares (pre-75:1 reverse stock split) to a service provider (the “Service Provider”) as payment in full for $260,000 worth of services previously provided to the Company by the Service Provider.

II-3

On January 19, 2024, in connection with the Securities Purchase Agreement, the Company issued 552,181 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $904,362.04 in principal amount of its convertible promissory note.

On January 25, 2024, in connection with the SEPA, the Company issued 500,000 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville as advances under the SEPA.

On February 2, 2024, the Company issued 500,000 Ordinary Shares (pre-75:1 reverse stock split) to EF Hutton, LLC in lieu of paying a cash fee of $155,000 to EF Hutton, LLC for underwriting services.

On February 7, 2024, in connection with the SEPA, the Company issued 500,000 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville as advances under the SEPA.

On February 7, 2024, in connection with the Securities Purchase Agreement, the Company issued 475,866 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $779,374.08 in principal amount of its convertible promissory note.

On February 16, 2024, in connection with the SEPA, the Company issued 500,000 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville as advances under the SEPA.

On February 21, 2024, a warrant holder exercised 653,595 Ordinary Shares (pre-75:1 reverse stock split) underlying a Warrant A at an exercise price per share of $0.0022.

On February 27, 2024, a warrant holder exercised 736,274 Ordinary Shares (pre-75:1 reverse stock split) underlying a Warrant A at an exercise price per share of $0.0022.

On February 28, 2024, in connection with a private placement binding term sheet, the Company issued (i) a convertible security to an investor relating to a loan in the principal amount of $407,000, and (ii) 100,000 warrants to the investor. The warrants have an exercise price of $0.05 per share (pre-75:1 reverse stock split).

On March 4, 2024, a warrant holder exercised 773,088 Ordinary Shares (pre-75:1 reverse stock split) underlying a Warrant A at an exercise price of $0.0022 (pre-75:1 reverse stock split).

On March 11, 2024, a warrant holder exercised 1,309,975 Ordinary Shares (pre-75:1 reverse stock split) underlying a Warrant A at an exercise price of $0.0022 (pre-75:1 reverse stock split).

On March 13, 2024, in connection with the SEPA, the Company issued 274,396 Ordinary Shares (pre-75:1 reverse stock split) to Yorkville as advances under the SEPA.

On March 22, 2024, a warrant holder exercised 316,332 Ordinary Shares (pre-75:1 reverse stock split) underlying a Warrant A at an exercise price of $0.0022 (pre-75:1 reverse stock split).

On March 27, 2024, in connection with the SEPA, the Company issued 900,000 Ordinary Shares to Yorkville as advances under the SEPA.

On April 11, 2024, in connection with a Securities Purchase Agreement, the Company issued a convertible promissory note to an institutional investor in the principal amount of $2,250,000, and a 5.5 year warrant for 11,825,508 Ordinary Shares (pre-75:1 reverse stock split) at an exercise price of $0.157 per share (pre-75:1 reverse stock split).

Also on April 11, 2024, the Company issued 2,619,367 Ordinary Shares (pre-75:1 reverse stock split) upon the exercise of outstanding warrants, at an amended exercise price per share of $0.0022 (pre-75:1 reverse stock split).

On April and May 2024, the Company issued an aggregate of 1,812,486 Ordinary Shares (pre-75:1 reverse stock split) to certain former debtholders of the Company upon the conversion of outstanding warrants held by them and as additional consideration for the prior cancellation of such debt.

On May 28, 2024, the Company issued 103,373 Ordinary Shares (pre-75:1 reverse stock split) to an institutional investor upon the conversion of $169,305 in accrued interest under a convertible promissory note.

On or about June 21, 2024, the Company issued 1,903,732 Ordinary Shares (pre-75:1 reverse stock split) upon the cashless exercise of outstanding warrants.

In July 2024, pursuant to Conversion and Exchange Rights Agreements, the Company issued an aggregate of 4,070,403 Ordinary Shares (pre-75:1 reverse stock split) to certain former debtholders of the Company upon conversion and settlement of an aggregate of $110,000 and AUD859,500 of liabilities owed to the debtholders. Furthermore, the Company issued 67,500 5-year warrants to one of the debtholders at an exercise price per share of $0.0022.

On July 12, 2024, the Company issued 3,885,715 Ordinary Shares (pre-75:1 reverse stock split) to an existing debtholder as partial consideration for restructuring such indebtedness.

On August 16, 2024, the Company issued 33,893 Ordinary Shares upon the cashless exercise of outstanding warrants.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes these transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

II-4

Item 8. Exhibits.

Item 8. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of July 26, 2022, by and among Empatan Public Limited Company, Lionheart III Corp., Security Matters PTY and Aryeh Merger Sub, Inc. (incorporated by reference to Annex A to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

2.2	Scheme Implementation Deed, dated July 26, 2022, by and among Lionheart III Corp., Empatan Public Limited Company and Security Matters PTY (incorporated by reference to Annex B-1 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

3.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

3.2	Form of Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Annex C to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

3.3	Deed of Variation-Scheme Implementation Deed, dated January 8, 2023, by and among Lionheart III Corp., Empatan Public Limited Company and Security Matters PTY (incorporated by reference to Annex B-2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on January 12, 2023).

3.4	Constitution True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

3.5	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form F-1 (Reg. No. 333-270674), as amended, initially filed with the SEC on March 17, 2023).

3.6	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC on August 18, 2023).

3.7	Further Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form F-1 (Reg. No. 333-274774), as amended, initially filed with the SEC on September 29, 2023).

3.8	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on July 11, 2024).

4.1	Promissory Note between the Company and EF Hutton, dated March 7, 2023 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (Reg. No. 333-270674), as amended, initially filed with the SEC on March 17, 2023).

4.2	Warrant Agreement, dated November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Lionheart III Corp with the SEC on November 9, 2021)

4.3	Form of Warrant A (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

4.4	Form of Warrant B (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

II-5

4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

4.6	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

4.7	Form of Warrant Agent Agreement with Respect to Warrant A, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

4.8	Form of Warrant Agent Agreement with Respect to Warrant B, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

4.9	Form of A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 6, 2023)

4.10	Form of B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 6-K filed with the SEC on September 6, 2023)

4.11	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).

4.12	Warrant to YAII PN, Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on February 2, 2024).

4.13	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).

4.14	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form F-1 (Reg. No. 333-276760), as amended, initially filed with the SEC on February 8, 2024).

4.15	Form of Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on April 12, 2024).

4.16	Form of Warrant (incorporated by reference to Exhibit 2.17 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on April 30, 2024).

4.17	Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).

4.18	5-Year Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).

4.19	Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on July 26, 2024).

5.1+	Opinion of Arthur Cox

10.1	Registration Rights Agreement, dated November 3, 2021, by and between Lionheart III Corp, Lionheart Equities, LLC and certain securityholders (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

10.2	Private Placement Securities Subscription Agreement, dated November 3, 2021, by and between Lionheart III Corp and Lionheart Equities, LLC (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

10.3	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

10.4	Amended and Restated Sponsor Agreement, dated July 26, 2022, by and among Lionheart III Corp, Lionheart Equities, LLC, and certain insiders (incorporated by reference herein to Exhibit 10.9 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).

10.5

Amended and Restated Registration Rights Agreement, by and between the Company, Lionheart Equities, LLC and Holders, dated February 23, 2023 (incorporated by reference to Exhibit 4.10 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

II-6

10.6	Employment Agreement, dated June 1, 2021, by and between Security Matters Ltd. and Haggai Alon (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.7	Employment Agreement, dated April 25, 2021, by and between Security Matters Ltd. and Limor Moshe Lotker (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.8	Amendment I, dated June 9, 2022, to Employment Agreement dated June 1, 2021, by and between Security Matters Ltd. and Haggai Alon (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.9	Amendment I, dated June 9, 2022, to Employment Agreement dated April 25, 2021, by and between Security Matters Ltd. and Limor Moshe Lotker (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.10	License Agreement, dated January 1, 2015, by and between Isorad Ltd. and Security Matters Ltd. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.11	Amendment to License Agreement, dated July 10, 2018, by and between Isorad Ltd. and Security Matters Ltd. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.12	Addendum to License Agreement, dated April 30, 2019, by and between Isorad Ltd. and Security Matters Ltd. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.13	TrueGold Licensing Agreement dated July 26, 2020, by and between Security Matters Ltd. and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.14	Shareholders Agreement dated July 27, 2020 by and among Security Matters PTY, W.A. Mint Pty Ltd. and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.15	True Gold R&D Services Agreement dated November 16, 2022, by and between Security Matters Ltd. and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.16	Services Agreement dated June 16, 2021, by and between Security Matters PTY and True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

II-7

10.17	Amendment, dated May 26, 2022, to True Gold R&D Services Agreement, by and between Security Matters, Ltd. and True Gold Consortium Pty. Ltd. (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.18	Shareholders Agreement dated April 30, 2019, by and among Security Matters Ltd., Trifecta Industries Ltd. and Newco (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.19	Chairman Agreement dated July 26, 2022, by and among Ophir Sternberg and the Company (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.20	Independent Contractor Agreement dated July 26, 2022, by and among Faquiry Diaz and the Company (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.21	Form of Assignment, Assumption and Amendment Agreement with respect to the Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).

10.22	Reciprocal Standby Equity Purchase Agreement with YA II PN, LTD., dated February 23, 2023 (incorporated by reference to Exhibit 4.27 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).

10.23	Convertible Promissory Note with YA II PN, LTD., dated March 9, 2023 (incorporated by reference to Exhibit 4.28 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).

10.24	Form of Senior Secured Promissory Note (incorporated by reference to Exhibit 4.29 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).

10.25	Form of Specific Security Deed (incorporated by reference to Exhibit 4.30 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).

10.26	Form of 15% Senior Convertible Note due 2024 Growth Financing Termsheet (incorporated by reference to Exhibit 4.31 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).

10.27	Amended and Restated Promissory Note with Lionheart Management, LLC and Lionheart Equities, LLC, dated March 7, 2023 (incorporated by reference to Exhibit 4.32 to the Shell Company Report on Form 20-F (File No. 001-41639), as amended, filed with the SEC on March 7, 2023).

10.28	2022 Incentive Equity Plan (incorporated by reference to Exhibit 4.33 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.29	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Ophir Sternberg (incorporated by reference to Exhibit 4.34 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.30	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Thomas Hawkins (incorporated by reference to Exhibit 4.35 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.31	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Faquiry Diaz Cala (incorporated by reference to Exhibit 4.36 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

II-8

10.32	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Haggai Alon (incorporated by reference to Exhibit 4.37 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.33	Lock-Up Agreement, dated February 23, 2023, by and between the Company and James Anderson (incorporated by reference to Exhibit 4.38 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.34	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Lionheart Equities, LLC (incorporated by reference to Exhibit 4.39 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.35	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Roger Meltzer (incorporated by reference to Exhibit 4.40 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.36	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Thomas Byrne (incorporated by reference to Exhibit 4.41 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.37	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Benguy Escrow Co. Ltd. A/C. (incorporated by reference to Exhibit 4.42 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.38	Lock-Up Agreement, dated February 23, 2023, by and between the Company and Paul Rapisarda (incorporated by reference to Exhibit 4.43 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.39	Form of 2022 Incentive Equity Plan, Option Award Agreement (incorporated by reference to Exhibit 4.44 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.40	Form of 2022 Incentive Equity Plan, RSU Award Agreement (incorporated by reference to Exhibit 4.45 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.41	Amendment to Binding Terms of Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.46 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.42	Amendment to 10% Secured Notes, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.47 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.43	Amendment to Binding Terms of Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.48 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.44	Amendment to Senior Secured Promissory Note Due August 24, 2024, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.49 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.45	Amendment to Senior Secured Promissory Note, dated March 2, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.50 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023).

II-9

10.46	Amendment to 10% Secured Notes Due July 1st, 2023, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.51 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.47	Amendment to 10% Secured Notes, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.52 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.48	Amendment to 10% Secured Bridge Notes, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.53 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.49	Amendment to Binding Terms of Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.54 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.50	Amendment to Loan Agreement, dated March 2, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.55 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.51	Amendment to Senior Secured Promissory Note Due July 31, 2023, dated March 5, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.56 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.52	Amendment to Senior Secured Promissory Note Due December 19, 2023, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.57 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.53	Conversion and Exchange Rights Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.58 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.54	Conversion and Exchange Rights Agreement, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.59 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.55	Amendment to Senior Secured Promissory Note Due December 19, 2023, dated March 1, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.60 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.56	Amendment to Senior Secured Promissory Note Due July 31, 2023, dated March 5, 2023, by and between the Company and Subscriber (incorporated by reference to Exhibit 4.61 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.57	Amended and Restated Promissory Note dated as of March 7, 2023, in favor of Lionheart Management, LLC and Lionheart Equities, LLC (incorporated by reference to Exhibit 4.62 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023).

10.58	Amendment dated April 27, 2023 to Amended and Restated Promissory Note dated as of March 7, 2023 (incorporated by reference to Exhibit 4.63 to the Company’s Annual Report on Form 20-F filed with the SEC on April 28, 2023),

10.59	Convertible Promissory Note with YA II PN, LTD., dated May 22, 2023 (incorporated by reference to Exhibit 10.59 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023).

10.60	Letter Agreement by and between the Company and YA II PN, Ltd., dated July 27, 2023 (incorporated by reference to Exhibit 10.60 to the Company’s Registration Statement on Form F-1 (Reg. No. 333-274378), as amended, initially filed with the SEC on September 6, 2023).

10.61	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on September 6, 2023).

10.62	Form of Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on September 6, 2023).

10.63	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 6-K filed with the SEC on September 6, 2023).

10.64	Employment Agreement by and between Security Matters Pty and Zeren Browne, dated July 21, 2022 (incorporated by reference to Exhibit 10.64 to the Company’s Registration Statement on Form F-1 (Reg No. 333-276258), as amended, initially filed with the SEC on December 22, 2023).

10.65	Form of Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on January 25, 2024).

II-10

10.66	Form of Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on January 25, 2024).

10.67	Letter Agreement with YAII PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on February 2, 2024).

10.68	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).

10.69	Investment Agreement dated as of October 3, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on October 10, 2023).

10.70	Employment Agreement by and between Security Matters Ltd. and Ofira Bar dated December 23, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on March 1, 2024).

10.71	Private Placement Binding Term Sheet by and between the Company and Steve Wallitt, dated February 25, 2024 (incorporated by reference to Exhibit 10.71 the Company’s Registration Statement on Form F-1 (Reg. No. 333-277482), as amended, filed with the SEC on March 7, 2024).

10.72	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on April 12, 2024).

10.73	Form of Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K filed with the SEC on April 12, 2024).

10.74	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 6-K filed with the SEC on April 12, 2024).

10.75	Form of Warrant Amendment and Inducement Letter (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 6-K filed with the SEC on April 12, 2024).

10.76	Stock Purchase Agreement, by and between Generating Alpha Ltd. and the Company, dated April 19, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K/A filed with the SEC on June 18, 2024).

10.77	Form of Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 4.77 to the Company’s Annual Report of Form 20-F, filed with the SEC on April 30, 2024).

10.78	Amendment to Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on June 7, 2024).

10.79	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).

10.80	Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).

10.81	Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).

10.82	Conversion and Exchange Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).

10.83	Letter of Intent, dated July 10, 2024, with PMB Partners, LP (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on July 22, 2024).

10.84	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the SEC on July 26, 2024).

10.85	Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K filed with the SEC on July 26, 2024).

10.86	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 6-K filed with the SEC on July 26, 2024).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 (Reg. No. 333-276760), as amended, initially filed with the SEC on January 30, 2024).

23.1+	Consent of Arthur Cox (included as part of Exhibit 5.1)

23.2*	Consent of BDO Ziv Haft

24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement)

99.1	Relevant Territories for withholding Tax on Dividends (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form F-1 (Reg. No. 333-270674), as amended, initially filed with the SEC on March 17, 2023).

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

107**	Filing Fee Table

* Filed herewith

** Previously filed

+ To be filed by amendment

II-11

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

(d) Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

Item 9. Undertakings.

(a) The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

II-12

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby undertakes:

(1) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-13

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused and authorized this registration statement to be signed on its behalf by the undersigned.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

August 22, 2024	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	CEO

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haggai Alon	Chief Executive Officer and Director	August 22, 2024
Haggai Alon	(Principal Executive Officer)

*	Chairman of the Board of Directors	August 22, 2024
Ophir Sternberg

Executive Vice President, Chief Strategy Officer
Zeren Browne	and Director

*	Director, and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2024
Amir Bader

Director
Roger Meltzer

*	Director	August 22, 2024
Thomas Hawkins

Director
Pebble Sia Huei-Chieh

*	Haggai Alon, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

August 22, 2024	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	Attorney-in-Fact

II-14

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement on Form F-1 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on August 22, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title	Managing Director

II-15